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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235991

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 21, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 21, 2020)

Elanco Animal Health Incorporated

11,000,000           % Tangible Equity Units

              Elanco Animal Health Incorporated ("Elanco") is offering 11,000,000           % tangible equity units ("Units"). Each Unit has a stated amount of $50.00. Each Unit is composed of (i) a prepaid stock purchase contract ("purchase contract") issued by us and (ii) a senior amortizing note due February 1, 2023 ("amortizing note") issued by us. Each amortizing note will have an initial principal amount of $             and a final installment payment date of February 1, 2023.

              Unless settled earlier at your option or at our option as described herein, on February 1, 2023 (subject to postponement in certain limited circumstances), each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, no par value per share ("Common Stock"), per purchase contract based on the applicable market value (as defined herein) of our Common Stock as set forth below:

  •
  if the applicable market value is greater than the threshold appreciation price, which is approximately $             , you will receive                           shares per purchase contract;

  •
  if the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price, which is approximately $             , you will receive a number of shares per purchase contract having a value, based on the applicable market value, equal to $50.00, divided by the applicable market value; and

  •
  if the applicable market value is less than the reference price, you will receive                          shares per purchase contract.

              At any time prior to the second scheduled trading day immediately preceding February 1, 2023, you may settle your purchase contracts early, and we will deliver              shares of our Common Stock per purchase contract (subject to adjustment). In addition, if a "fundamental change" (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our Common Stock per purchase contract equal to the fundamental change early settlement rate, as described herein. We may elect to settle all, but not less than all, outstanding purchase contracts on or after November 1, 2020 and prior to February 1, 2023 at the "early mandatory settlement rate" (as defined herein).

              The amortizing notes will pay you equal quarterly cash installments of $             per amortizing note (except for the May 1, 2020 installment payment, which will be $             per amortizing note), which cash payment in the aggregate will be equivalent to         % per year with respect to each $50.00 stated amount of Units. The amortizing notes will be our general unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness from time to time outstanding. If we elect to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes. Other than cash payments in lieu of fractional shares, holders of purchase contracts will not receive any cash distributions.

              On August 20, 2019, we entered into a Share and Asset Purchase Agreement (the "Purchase Agreement") with Bayer Aktiengesellschaft (together with its subsidiaries, "Bayer") pursuant to which we agreed to purchase (the "Acquisition") Bayer's animal health business (the "Bayer Animal Health Business"). We intend to use the net proceeds from this offering to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions described herein; however, this offering is not contingent upon the consummation of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds."

              Concurrently with this offering, we are also making an offering of 19,159,866 shares of our Common Stock (the "Concurrent Offering"). The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. In the Concurrent Offering, we have granted the underwriters of that offering an option to purchase up to an additional 1,915,987 shares of our Common Stock at the public offering price less underwriting discounts and commissions, within 30 days from the date of the separate prospectus supplement. We cannot assure you that the Concurrent Offering will be completed or, if completed, on what terms it will be completed. The closing of this offering of the Units is not conditioned upon the closing of the Concurrent Offering.

              Our Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ELAN." On January 17, 2020, the last reported sale price of our Common Stock on the NYSE was $30.00 per share. We have applied to have the Units listed on the NYSE under the symbol "ELAT," subject to satisfaction of minimum listing standards. The shares of our Common Stock deliverable upon settlement of all purchase contracts are also expected to be listed on the NYSE. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. Prior to this offering, there has been no public market for the Units.

              See "Risk Factors" beginning on page S-31 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying Units.

              Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Elanco Animal Health Incorporated (before expenses)	$	$

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. We refer you to "Underwriting" for additional information regarding total underwriter compensation.

              The underwriters expect to deliver the Units against payment in New York, New York on                          , 2020.

Goldman Sachs & Co. LLC		Citigroup	J.P. Morgan
BofA Securities
Barclays	BNP PARIBAS	Mizuho Securities	MUFG
Evercore ISI		Stifel

Prospectus Supplement dated                          , 2020.

Prospectus Supplement

S-i

          We have not, and the underwriters have not, authorized anyone to provide you with any information that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus that is required to be filed with the Securities and Exchange Commission (the "SEC"). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making an offer to sell these securities in any state or other jurisdiction where the offer and sale is not permitted.

          The Units are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Units in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting."

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

          To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

          Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes the completion of the concurrent Common Stock offering described herein and that the underwriters of the concurrent Common Stock offering do not exercise their option to purchase additional shares of Common Stock. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the Transactions (as defined below).

USE OF NON-GAAP FINANCIAL INFORMATION

          This prospectus supplement and the documents incorporated by reference herein include certain non-GAAP financial measures, including adjusted EBITDA, pro forma condensed combined adjusted EBITDA, adjusted net income and adjusted EPS. For a discussion of the limitations of these measures, the rationales for using these measures and a reconciliation of these measures to the most directly comparable measures used in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), see "Summary — Summary Historical and Unaudited Pro Forma Financial Information of Elanco."

S-ii

 MARKET AND INDUSTRY INFORMATION

          Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from third-party sources and management estimates. Certain statements, where indicated, are based on information published by Vetnosis Limited ("Vetnosis"), a research and consulting firm specializing in global animal health and veterinary medicine, and management estimates. Our management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source. In addition, assumptions and estimates of our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause future performance to differ materially from our assumptions and estimates. See "Forward-Looking Statements."

TRADEMARKS AND TRADE NAMES

          The name and mark, Elanco, and other trademarks, trade names and service marks of Elanco appearing in this prospectus supplement are the property of Elanco or, as applicable, licensed to Elanco. The name and mark, Eli Lilly and Company, and other trademarks, trade names and service marks of Eli Lilly and Company ("Lilly") appearing in this prospectus supplement are the property of Lilly. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND MORE INFORMATION

          As required by the Securities Act of 1933, as amended (the "Securities Act"), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.

          We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC's website at www.sec.gov. Our filings may also be found on our website at www.elanco.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

          As permitted by SEC rules, this prospectus supplement and accompanying prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INCORPORATION BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all

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cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed on February 20, 2019), including portions of our Proxy Statement for the 2019 annual meeting of shareholders (filed on April 3, 2019) to the extent specifically incorporated by reference therein;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (filed on May 14, 2019), June 30, 2019 (filed on August 13, 2019) and September 30, 2019 (filed on November 8, 2019);

  •
  our Current Reports on Form 8-K filed on March 13, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), April 26, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), May 9, 2019 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), July 18, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), August 9, 2019, August 20, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 30, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), October 17, 2019, December 9, 2019, December 20, 2019, January 17, 2020 and January 21, 2020 (Item 8.01 and Exhibits 99.1 and 99.2 thereto); and

  •
  the description of Elanco's capital stock set forth in Elanco's Registration Statement on Form 8-A filed on September 18, 2018, and any amendment or report filed with the SEC for the purpose of updating that description.

          All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

          You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Elanco Animal Health Incorporated
Attention: Michael-Bryant Hicks
2500 Innovation Way
Greenfield, IN 46140
Telephone: (877) 352-6261

S-iv

 FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" includes forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:

  •
  heightened competition, including from innovation or generics;

  •
  the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

  •
  changes in regulatory restrictions on the use of antibiotics in food animals;

  •
  our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

  •
  consolidation of our customers and distributors;

  •
  an outbreak of infectious disease carried by food animals;

  •
  the success of our research and development ("R&D") and licensing efforts;

  •
  our ability to complete acquisitions and successfully integrate the businesses we acquire, including obtaining the necessary antitrust approvals for, and successfully integrating, the Bayer Animal Health Business;

  •
  our ability to obtain financing for the Acquisition on favorable terms;

  •
  misuse, off-label or counterfeiting use of our products;

  •
  unanticipated safety, quality or efficacy concerns associated with our products;

  •
  the impact of weather conditions and the availability of natural resources;

  •
  disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

  •
  the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

  •
  risks related to our presence in emerging markets;

  •
  changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

  •
  the impact of global macroeconomic conditions; and

  •
  the effect on our business resulting from our separation (the "Separation") from Lilly, including the various costs associated with transition to a stand-alone entity.

S-v

          There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the "Risk Factors" section herein, in the accompanying prospectus and in the documents incorporated herein by reference.

          All forward-looking statements speak only as of the date of this prospectus supplement, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

          In this prospectus supplement, the terms "Elanco," "we," "us" and "our" refer to Elanco Animal Health Incorporated, unless the context requires otherwise.

S-vi

SUMMARY

          This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section, the "Description of Capital Stock" section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.

Our Company

          Founded in 1954 as part of Eli Lilly and Company, Elanco is a premier animal health company that innovates, develops, manufactures and markets products for companion and food animals. Headquartered in Greenfield, Indiana, we are the fourth largest animal health company in the world, with over $3 billion in revenue for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis.

          We offer a diverse portfolio of more than 125 brands that make us a trusted partner to veterinarians and food animal producers in more than 90 countries.

          We operate our business in a single segment directed at fulfilling our vision of enriching the lives of people through food, making protein more accessible and affordable, and through pet companionship, helping pets live longer, healthier lives. We advance our vision by offering products in four primary categories:

  •
  Companion Animal Disease Prevention ("CA Disease Prevention") (26% of 2018 revenue). We have one of the broadest portfolios of pet parasiticides in the companion animal sector based on indications, species and formulations, with products that protect pets from worms, fleas and ticks. Combining our parasiticide portfolio with our vaccines presence, we are a leader in the U.S. in the disease prevention category based on share of revenue.

  •
  Companion Animal Therapeutics ("CA Therapeutics") (9% of 2018 revenue). We have a broad pain and osteoarthritis portfolio across species, modes of action, indications and disease stages. Pet owners are increasingly treating osteoarthritis in their pets, and our Galliprant product is one of the fastest growing osteoarthritis treatments in the U.S. We also have treatments for otitis (ear infections), as well as cardiovascular and dermatology indications.

  •
  Food Animal Future Protein & Health ("FA Future Protein & Health") (23% of 2018 revenue). Our portfolio in this category, which includes vaccines, nutritional enzymes and animal-only antibiotics, serves the growing demand for protein and includes innovative products in poultry and aquaculture production, where demand for animal health products is outpacing overall industry growth. We are focused on developing functional nutritional health products that promote food animal health, including enzymes, probiotics and prebiotics. We are a leader in providing vaccines as alternatives to antibiotics to promote animal health based on share of revenue.

  •
  Food Animal Ruminants & Swine ("FA Ruminants & Swine") (38% of 2018 revenue). We have developed a range of food animal products used extensively in ruminant (e.g., cattle, sheep and goats) and swine production.

          In 2018, we had revenue of $3,066.8 million, net income of $86.5 million and adjusted EBITDA of $647.5 million. For the nine months ended September 30, 2019, we had revenue of $2,284.0 million, net income of $77.4 million and adjusted EBITDA of $516.5 million.

See "— Summary Historical and Unaudited Pro Forma Financial Information of Elanco" for the definition of adjusted EBITDA and a reconciliation of net income (loss) to adjusted EBITDA.

          On August 20, 2019, we entered into a Share and Asset Purchase Agreement (the "Purchase Agreement") with Bayer Aktiengesellschaft (together with its subsidiaries, "Bayer") pursuant to which we agreed to purchase Bayer's animal health business (the "Bayer Animal Health Business") following the satisfaction or waiver of certain conditions (the "Acquisition").

Bayer Animal Health Business

          The Bayer Animal Health Business is a global animal health pioneer with 2018 net sales of €1,510 million. It develops and markets innovative products and knowledge services to prevent and treat diseases in companion and food animals. Headquartered in Monheim, Germany, the Bayer Animal Health Business is the fifth largest animal health company globally on a standalone basis, measured by 2018 revenue. As of December 31, 2018, the Bayer Animal Health Business included four R&D locations, nine manufacturing locations and approximately 4,250 employees.

          The Bayer Animal Health Business offers a diverse portfolio of more than 100 brands in more than 60 countries. Its key products include the Advantage family of flea, tick and worm control products, the Seresto collar, providing up to 8-months of reliable and easy-to-use prevention and treatment of fleas and ticks in cats and dogs, Claro/Neptra, used for the treatment of otitis externa in dogs, as well as an established portfolio of recognized food animal parasiticide, anti-infective, pharmacological and nutritional brands, including Baytril, Baycox, Cydectin and Catosal.

          The Acquisition is expected to create the second largest animal health company based on 2018 revenue (excluding the impact of potential divestitures expected to be completed in connection with the Acquisition), approximately double Elanco's companion animal business based on 2018 revenue with the addition of a number of well-known and high-growth brands, strengthen Elanco's cattle and other food animal businesses (especially in high-growth emerging economies), and balance Elanco's food animal/companion animal mix. Following the Acquisition, we expect to gain access to new segments of the parasiticide market with topical treatments and collars, and expand into the pet e-commerce and retail spaces.

          The Acquisition is expected to strengthen and accelerate our innovation, portfolio and productivity ("IPP") strategy in the following ways:

  •
  Portfolio:

  •
  Enable full channel coverage by combining our veterinary focus with the e-commerce and retail leadership of the Bayer Animal Health Business and, as a result, provide access to approximately one-third of U.S. pet owners who do not visit the veterinarian.

  •
  Approximately double the size of our companion animal business based on 2018 revenue, increase our international companion animal presence and increase our footprint in China.

  •
  Further diversify our geographic mix, in particular enhancing our food animal presence in high-growth emerging economies.

  •
  Productivity:

  •
  Advance our productivity agenda by adding a higher gross margin portfolio and providing the potential to capture cost synergies of between $275 million and $300 million by the end of 2025, of which two-thirds are expected to be realized within two years following the closing of the Acquisition. The majority of cost synergies are expected to come from the elimination of headcount related expenses. Synergies are expected to be available across selling and marketing, R&D, manufacturing, procurement and supply chain. Additionally, the costs to achieve the savings are forecasted to be similar to the total annual savings generated.

  •
  Innovation:

  •
  Augment our R&D pipeline with eight significant new development projects and over 30 lifecycle projects as of the end of 2018.

  •
  Provide certain access rights to Bayer's CropScience R&D pipeline and de-prioritized clinical pharma assets.

Industry

Animal Health Industry Overview

          Global animal health industry revenue is projected to grow nominally at a compound annual growth rate ("CAGR") of 4% from 2018 to 2024, according to Vetnosis. Importantly, this growing industry, which includes both food and companion animals, benefits billions of people worldwide and is supported by a growing middle class. The food animal sector focuses on species raised to provide animal protein, such as cattle, other ruminants (e.g., sheep and goats), swine, poultry and aqua. The companion animal — or pet — sector focuses primarily on dogs and cats.

          Animal health medicines and vaccines represent an estimated global market of $33.5 billion, based on 2018 revenue, and grew at a CAGR of 4% from 2008 to 2018, according to Vetnosis. In addition, functional nutritionals (specifically enzymes, probiotics and prebiotics) used in food animal production represent a global market of $2.3 billion, according to industry sources as of 2018. Based on industry projections, management expects functional nutritionals to grow faster than the medicines and vaccines market.

          Food Animal.    Food animal medicines and vaccines, including aquaculture, represented $21.6 billion of revenue in 2018 and grew at a CAGR of 3% from 2008 to 2018, according to Vetnosis.

          Factors influencing growth in demand for food animal medicines and vaccines include:

  •
  one in three people needs improved nutrition;

  •
  increased global demand for protein, particularly poultry and aquaculture;

  •
  natural resource constraints, such as scarcity of arable land, fresh water and increased competition for cultivated land, driving the need for more efficient food production;

  •
  loss of productivity due to food animal disease and death;

  •
  increased focus on food safety and food security; and

  •
  human population growth, increased standards of living, particularly in many emerging markets, and increased urbanization.

          Functional nutritionals used in food animal production represent an additional market estimated at $2.3 billion. Growth in functional nutritionals is influenced, among other factors, by demand for antibiotic alternatives that can promote animal health and increase productivity.

          Companion Animal.    Companion animal medicines and vaccines represented $11.9 billion of revenue in 2018 and grew at a CAGR of 5% from 2008 to 2018, according to Vetnosis.

          Factors influencing growth in demand for companion animal medicines and vaccines include:

  •
  increased pet ownership globally;

  •
  pets living longer;

  •
  increased pet spending as pets are viewed as members of the family by owners; and

  •
  over 35% of U.S. pet medicines purchased outside the clinic.

Key Structural Characteristics of the Animal Health Industry

  •
  Brands often have long, sustainable value.  Branded animal health products often retain significant, and occasionally increased, market share after many years on the market, even after the loss of patent protection. As an example, five of our top 10 products, based on 2018 revenue, have been on the market for over 25 years. In the food animal sector, the level of competition is influenced by macro-economic factors, brand loyalty, distribution models and the absence of governmental or third-party payer systems. In the companion animal sector, competition is influenced by brand loyalty, new innovation, relationships with veterinarians, channel expansion and the overall growth in pet ownership.

  •
  Diversified product portfolios.  Animal health companies often derive their revenue from dozens, if not hundreds, of products and are frequently not dependent on a select few flagship products. For example, our top 10 products accounted for only 42% of revenue in 2018. We believe companies with diversified global companion and food animal product portfolios can be more resilient to changing market dynamics and are structured to better balance potential geographic, product and species volatility.

  •
  Deep customer relationships.  Direct customer models allow animal health sales representatives and veterinary consultants to develop a deep understanding of customer needs, which often facilitate strong and impactful relationships. Representatives and consultants frequently partner with customers through product support and analytics, driving additional value for the customer.

  •
  Fast and efficient R&D model.  Product approvals typically require a limited number of targeted studies in animals, which moderates research expenses. The approval process is generally predictable given the number of studies required, leading to average timelines from initiation of development to approval of three to seven years at a cost of $50 to $100 million.

  •
  Self-pay market.  Food animal producers, pet owners and veterinarians typically pay for products out of pocket, making them the primary decision makers. This results in manufacturers being able to price products based primarily on the end customer's realized value.

  •
  Strong online and retail channels.  In the companion animal market, the pet owner's growing autonomy and decision-making power and increased focus on convenience are driving the development of alternative channels for companion animal medicines, such as online and retail channels. Between 2015 and 2018, e-commerce and digital sales of companion animal medication have grown over 13% per year in the U.S. as pet owners have shifted where they learn about and purchase pet products.

          We expect that the addition of the Bayer Animal Health Business will position us to better capitalize on these structural characteristics shaping the industry, adding a leading position in alternative channels for companion animal medicines, with over-the-counter brands in pet specialty, mass retail and e-commerce. The Bayer Animal Health Business is a leader in this space, having launched their efforts nearly a decade ago.

Our Competitive Strengths

          We believe the following strengths create sustainable competitive advantages that will enable us to continue to grow as a leader in the animal health industry.

  •
  Established leader with a global presence, diversified product portfolio and full channel coverage. We are the fourth largest animal health company in the world, with over $3 billion in revenue for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis. We also have one of the broadest portfolios of pet parasiticides in the companion animal sector, based on indications, species and formulations. We have a comprehensive and diversified product portfolio, with more than 125 brands sold in more than 90 countries. In 2018, our top 10 products accounted for 42% of our revenue, with our top selling product accounting for approximately 11% of our revenue. Our global footprint includes a local sales force presence in 43 countries and third-party distribution relationships serving other relevant markets. Of our approximately 1,400 sales representatives as of September 30, 2019, approximately two-thirds were based outside of North America.

    The acquisition of the Bayer Animal Health Business is expected to create the second largest animal health company based on 2018 revenue (excluding the impact of potential divestitures expected to be completed in connection with the Acquisition), add a diversified portfolio of over 100 brands and enhance our emerging market position with presence in approximately 60 countries. Elanco, including the Bayer Animal Health Business (excluding the impact of potential divestitures expected to be completed in connection with the Acquisition), would have a top four presence in all four key geographic regions (North America ("NA"), Europe, the Middle East and Africa ("EMEA"), Latin America ("LATAM") and Asia-Pacific ("APAC")), as measured by 2018 revenue, according to Vetnosis, including a strong presence in the emerging markets of Brazil, Thailand, China and Mexico. The Acquisition is expected to enable full channel coverage by combining our veterinary focus with the e-commerce and retail leadership of the Bayer Animal Health Business and, as a result, is expected to allow us to gain access to approximately one-third of U.S. pet owners who do not visit the veterinarian. The Bayer Animal Health Business is expected to contribute first mover capabilities in alternative channels due to both its portfolio of key brands with leading e-commerce presences and other retail channels across geographies and an employee base with direct to consumer and digital expertise.

Note: Figures above represent 2018 revenue in billions of U.S. dollars. Elanco and Bayer Animal Health Business combined revenue gives effect to the announced divestitures of Osurnia and Capstar. Bayer Animal Health Business revenue has been converted to U.S. dollars using an average exchange rate of $1.18. International revenue includes other revenue of $27 million for the Bayer Animal Health Business and aquaculture revenue for Elanco. International revenue includes EMEA, LATAM, APAC and other global regions. Total sum may not add due to rounding.

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  Strategically positioned to drive innovation and growth in our three targeted growth categories. Over the past 10 years, we have intentionally transformed Elanco from a food animal focused company into a diversified global company. In addition to our FA Ruminants & Swine category, we now have established positions in our three targeted growth categories: CA Disease Prevention, CA Therapeutics and FA Future Protein & Health. To achieve this, among other steps, we have made strategic acquisitions to expand our product portfolio, increase our sales presence globally and obtain R&D and manufacturing capabilities in these categories. Recent acquisitions include the animal health business of Janssen Pharmaceutica NV, a subsidiary of Johnson and Johnson Company, ChemGen Corp., Lohmann SE, the animal health business of Novartis AG and the U.S. feline and canine vaccines portfolio of Boehringer Ingelheim Vetmedica, Inc. As a result of these past acquisitions as well as organic growth, we have grown our companion animal categories, from a minimal presence in 2007 to $1,087.7 million in revenue in 2018.

    The acquisition of the Bayer Animal Health Business is expected to approximately double our companion animal business based on 2018 revenue with the addition of well-known brands, balance our food animal/companion animal mix, create a bio-protection portfolio and further expand our aquaculture presence into warm water fish. We believe that as a result of establishing a strong presence in our targeted growth categories, which feature favorable industry dynamics, we are strategically positioned to grow our revenue and increase profitability.

Note: (1) Represents revenue converted to U.S. dollars using an average exchange rate of $1.18. Revenue included for Entyce, Nocita, Seresto and Claro (US) is on a pro forma basis. (2) 17 products when including Osurnia, which Elanco announced will be divested in connection with the Acquisition. (3) As of the end of 2018.

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  Strength of brands and relationships in our FA Ruminants & Swine category.  We provide a range of products for use in ruminant and swine production that we believe have created strong, long-standing customer relationships and provide an important revenue source for our business and for investment capital to support future growth. We have well-established Elanco brands in this category such as Rumensin, a leading cattle feed additive that has been used for more than 40 years to improve feed efficiency and control coccidiosis. In addition, our technical expertise and analytics help us deliver value to our customers beyond our products. Our analytics help producers analyze large amounts of health and production data, turning that data into actionable information that helps them improve the health of their animals and, as a result, their productivity and profitability. We believe our brands and additional customer support have helped us create broad name recognition and a high level of trust among target customers, which is important to the success of our food animal products. The acquisition of the Bayer Animal Health Business is expected to strengthen our cattle portfolio with the addition of a number of anchor brands such as Baytril and Baycox. We expect to continue to be a leader in the FA Ruminants & Swine category.

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  Proven track record of innovation and product launches.  We have developed in-house R&D capabilities in chemical sciences and life sciences to enable us to discover and develop vaccines and small and large molecules in our targeted areas. We also have an R&D platform to enable us to discover, develop and evaluate future nutritional health opportunities in enzymes, probiotics and prebiotics. Beyond our strong in-house R&D, we also access ideas and innovation from a broad array of sources. This inclusive approach to innovation allows us to identify, attract, fund and develop new ideas in a manner that enhances our pipeline while, we believe, reducing the risk associated with an in-house only innovation model. As a result, we launched eleven products from 2015 to 2018 that delivered revenue of $24.7 million in 2015, $97.9 million in 2016, $143.8 million in 2017 and $274.2 million in 2018.

    Three of these products were developed following the traditional in-house model, while the other products were obtained through an acquisition or venture capital investment. These launches are evidence of our ability to identify innovation from diverse sources and develop them into distinctive products in our targeted categories.

    The acquisition of the Bayer Animal Health Business is expected to augment our R&D pipeline with eight significant new development projects and over 30 lifecycle products as of the end of 2018, while providing certain access rights to Bayer's CropScience R&D pipeline and deprioritized clinical pharma assets. We believe the Acquisition will add superior capabilities for R&D platforms in key areas along with innovative dosing and delivery technology platforms. The combined business will have R&D projects expected to generate approximately 25 new product launches through 2024. We believe our approach to innovation will enable us to create and maintain an attractive pipeline of novel products.

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  Expertise in driving cost efficiencies and productivity.  In the last 10 years, we have successfully integrated 11 businesses, including businesses acquired within the last four years with an aggregate of approximately 4,600 full-time employees, 12 manufacturing sites and 8 R&D sites. These past acquisitions had a negative impact on operating margins and over the last several years, we have identified and executed a number of initiatives that improved our operational efficiency and positively impacted our operating margins. Through the reduction of manufacturing and R&D sites, headcount rationalization, focused procurement initiatives, sales force organizational design and the establishment of an integration center of excellence, we estimate that we delivered approximately $600 million in annualized cost savings from the beginning of 2015 through the end of 2018. Since 2015, in manufacturing we have closed six sites, reduced headcount from approximately 3,500 to approximately 2,200 employees and eliminated over 2,900 SKUs (we currently supply approximately 4,400 SKUs). Drawing on these experiences, we are currently executing additional productivity initiatives throughout the organization that we believe will materially strengthen the margin profile of our business over time.

    The acquisition of the Bayer Animal Health Business is expected to advance our productivity agenda by adding a higher gross margin portfolio and providing the potential to capture identified cost synergies of between $275 million and $300 million by the end of 2025 through expected synergies across selling and marketing, R&D, manufacturing, procurement and supply chain.

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  Experienced management team and dedicated employees.  Our executive management team is comprised of a group of leaders with diverse backgrounds and extensive experience across global animal health and related industries. We believe their experience has provided organizational capabilities to support our targeted growth strategies and helped us create a legacy of growth and transformation in a dynamic industry. Our executives have taken an active role in important initiatives shaping the animal health industry. We also believe we have a loyal, highly engaged, customer-focused and cause-oriented professional workforce. We have also strengthened our management team by adding executive officers with extensive public company experience and expect to benefit from the Bayer Animal Health Business leadership team's strong capabilities.

Our Targeted Value-Generating Strategies

          We intend to continue to grow our business and create value for our shareholders through a targeted value-generating strategy with three key pillars: a Portfolio Strategy for our marketed products, an Innovation Strategy for our R&D pipeline and a Productivity Strategy for our margin expansion initiatives. The acquisition of the Bayer Animal Health Business is expected to further strengthen and accelerate our value-generating strategy.

Portfolio Strategy

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  Invest in categories with the greatest potential for growth.  We are focusing the majority of our resources, including more than 75% of our R&D funding, on our three targeted growth categories: CA Disease Prevention, CA Therapeutics and FA Future Protein & Health, where we believe we are well positioned to grow faster than the market. These categories represented 59% of our revenue in 2018.

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  CA Disease Prevention — Parasiticides and vaccines are fundamental to preventing disease in companion animals. We have a strong vaccines portfolio as well as products that protect pets from a broad spectrum of parasites, such as fleas, ticks, heartworms, roundworms, hookworms, whipworms and tapeworms. We believe we are well positioned to drive additional growth through continued product innovation and sales channel expansion.

    •
    CA Therapeutics — Pets are living longer and owners increasingly seek treatments for chronic diseases in their pets. To capitalize on these trends, we are focused on driving growth in our CA Therapeutics category by building on our broad base of pain and osteoarthritis products.

    •
    FA Future Protein & Health — We expect to drive revenue growth through our poultry and aquaculture portfolios. Poultry and aquaculture are expected to be among the fastest growing animal health protein sources over the next 10 years. We also are focused on nutritional health products and antibiotic stewardship that address market trends in this category.

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  Reinforce our strong presence in our FA Ruminants & Swine category.  We plan to continue fortifying our longstanding FA Ruminants & Swine category to meet our customers' needs through targeted product investment and by continuing to strengthen our deep business-to-business relationships through sales force excellence and leadership in industry coalitions. We also plan to continue to utilize analytics, social media and other support to provide value to our customers beyond our products.

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  Accelerate our portfolio transformation.  Our acquisition of the Bayer Animal Health Business is expected to accelerate the transformation of our portfolio by elevating companion animal to nearly half of the overall combined business based on 2018 pro forma revenue. The Acquisition is expected to create access to new segments of the parasiticides market with topical treatments and collars, and propel us into expanding pet e-commerce and retail spaces. We expect this to complement our already strong veterinary presence, enabling us to reach more pet owners. In the food animal business, the acquisition is expected to add a number of anchor cattle brands, create a bio-protection portfolio and expand our aquaculture presence into warm water fish. The enhanced global presence has the potential to enable us to better serve veterinarians, farmers and pet owners.

Innovation Strategy

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  Maximize opportunities to innovate within targeted platforms.  Our R&D efforts focus on six areas across our companion and food animal categories where science and our capabilities best match market opportunities and meet customer needs as described below.

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  Companion Animal — We are targeting therapeutics, vaccines and parasiticides.

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  Therapeutics — We are focused on continuing to discover and develop products in areas where we currently compete such as dermatology, otitis and pain management. We are also pursuing new targets to address unmet needs for chronic conditions in dogs and cats.

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  Vaccines — We have a competitive line of core canine, feline and rabies vaccines that we are developing for expansion into geographies outside the U.S. We are also developing novel delivery technologies for companion animal vaccines, building on the success of the formulation innovation of our current product line.

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  Parasiticides — We leverage proprietary active ingredients to develop and commercialize new products with endoparasite and ectoparasite efficacy through combinations and unique formulations. We are also actively pursuing products with novel mechanisms of action to introduce innovation in this category.

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  Food Animal — We are targeting pharmaceuticals, vaccines and the emerging nutritional health space.

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  Pharmaceuticals — We focus efforts in discovery and development of new pharmaceutical and biopharmaceutical products that could be effective alternatives to antibiotics or address other health challenges encountered in livestock production.

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  Vaccines — We have active vaccine R&D programs to discover and develop products to address bacterial and viral threats in poultry, swine, cattle and fish.

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  Nutritional Health — Building on our enzyme product platform and the success of Hemicell, we are targeting R&D efforts in nutritional health to deliver new products that improve gut health and performance in livestock. We focus on the role and composition of the microbiome on the health and digestive performance of the animal and look to introduce new products that are enzymes, probiotics or prebiotics.

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  Inclusive approach to sourcing innovation.  We have a build, buy or ally strategy to identify, attract and develop new ideas in our six R&D focus areas in a manner intended to reduce risk and sustain our pipeline. In addition to traditional corporate R&D, we pursue in-licensing and partnering activities, actively and selectively engaging in funding models that include venture capital, project financing and crowdsourced innovation. This strategy gives us access to a wider range of novel ideas and increases our ability to bring innovative products to market compared to an in-house only model.

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  Augment our R&D pipeline.  The acquisition of the Bayer Animal Health Business, with eight significant new development projects and over 30 lifecycle products as of the end of 2018, is expected to augment our R&D pipeline, while providing certain access rights to Bayer's CropScience R&D pipeline and de-prioritized clinical pharmaceutical assets. The Acquisition is expected to add strong capabilities for R&D platforms, including strength and scale to our R&D team, in key areas along with innovative dosing and delivery technology platforms.

Productivity Strategy

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  Leverage our productivity capabilities to improve operating margins.  We estimate that from the beginning of 2015 through the end of 2018, we generated approximately $600 million in annualized cost savings through our productivity initiatives, including the integration of three major acquisitions. Leveraging this track record of productivity improvements and cost savings, we aim to significantly increase our operating margins over time through our initiatives in manufacturing and SG&A. Our productivity strategies include:

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  Manufacturing efficiency and cost savings. We plan to continue to execute on initiatives we have identified to improve manufacturing processes, reduce our manufacturing footprint, advance lean initiatives, consolidate our contract manufacturing organization ("CMO") network, strategically insource projects and pursue cost savings opportunities for raw materials through a new procurement process. We also plan to leverage our extensive integration experience to continue identifying cost-savings and delivering on our margin expansion objectives.

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  SG&A excellence. Our sales strategy is focused on achieving growth in our targeted product categories while increasing productivity within our sales force. We plan to utilize both our sales force's strong customer relationships and our strategic distributor partnerships to efficiently grow demand for our products. We also have a targeted procurement initiative and are in the process of implementing a G&A steady state organizational design to reduce overhead costs and simplify infrastructure following the termination of our transitional service agreement with Lilly.

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  Accelerate margin expansion opportunities through the Acquisition.  The acquisition of the Bayer Animal Health Business has the potential to accelerate our margin expansion opportunity, as it is expected to add a higher gross margin portfolio and provide access to identified cost synergies of between $275 million and $300 million by the end of 2025 through expected synergies across selling and marketing, R&D, manufacturing, procurement and supply chain. Once consummated, the Acquisition, which is expected to occur in mid-2020, will bring together two complementary dedicated animal health businesses to operate on one fit-for-purpose infrastructure.

Agreement to Acquire the Bayer Animal Health Business

          On August 20, 2019, we entered into the Purchase Agreement with Bayer pursuant to which we agreed to purchase the Bayer Animal Health Business in accordance with the terms and conditions thereof. The contractual consideration for the Acquisition is $5.32 billion in cash, subject to certain customary adjustments, and a number of shares of our Common Stock equal to $2.28 billion divided by the volume weighted average trading price of our Common Stock on the NYSE for the 20 consecutive trading days ending on the day before the closing of the Acquisition (the "Consideration Shares"). The number of Consideration Shares is subject to a minimum share number of 92.5% and a maximum share number of 107.5% of a baseline share number of $2.28 billion divided by a share price of $33.60, and is subject to adjustment for dividends declared on our Common Stock.

          Each of our and Bayer's obligation to complete the Acquisition is subject to certain customary closing conditions, including:

  •
  the receipt of antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Acquisition in specified jurisdictions;

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  the accuracy of the representations and warranties of the other party;

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  compliance of the other party with its covenants in all material respects;

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  execution of certain ancillary agreements in accordance with the Purchase Agreement; and

  •
  the approval to list the Consideration Shares on the NYSE.

          We have agreed to use our reasonable best efforts to take or cause to be taken actions necessary to obtain the antitrust approvals required to consummate the Acquisition. The Purchase Agreement provides that the parties are not required to close the Acquisition prior to July 1, 2020.

          The Purchase Agreement contains representations, warranties, covenants and agreements made by each of us and Bayer that are customary for transactions of this nature, including customary indemnification provisions for us and Bayer, and certain restrictions on Bayer and its subsidiaries from conducting certain business activities that compete with the Bayer Animal Health Business for five years following the closing of the Acquisition. Under the Purchase Agreement, we and Bayer have agreed to enter into certain other agreements in connection with the Acquisition, including with respect to intellectual property, R&D collaboration and supply of certain active ingredients.

          The Purchase Agreement may be terminated prior to the consummation of the Acquisition by the mutual written consent of us and Bayer and in certain other circumstances, including if closing has not occurred on or prior to August 20, 2020, subject to two automatic extensions of up to three months each if the required antitrust approvals have not yet been obtained.

          After the closing of the Acquisition, Bayer will be subject to certain lock-up restrictions relating to the Consideration Shares as follows (subject to certain exceptions):

  •
  in the three months following the closing of the Acquisition, Bayer may not transfer any portion of the Consideration Shares;

  •
  from the date that is three months following the closing until the date that is six months following the closing, Bayer may transfer no more than 50% of the Consideration Shares received at closing;

  •
  from the date that is six months following the closing until the date that is nine months following the closing, Bayer may transfer no more than 50% of the Consideration Shares received at closing, or in the event of the transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received at closing; and

  •
  from the date that is nine months following the closing date until the date that is 12 months following the closing, Bayer may transfer no more than 50% of the Consideration Shares received at closing, or in the event of the transfer of all of the Consideration Shares then held by Bayer and its subsidiaries, no more than 75% of the Consideration Shares received at closing.

          Under the Purchase Agreement, we have also agreed to provide Bayer with customary shelf registration rights. See "Description of Capital Stock" in the accompanying prospectus.

          For so long as Bayer beneficially owns four percent or more of our outstanding Common Stock, it will be subject to certain customary "standstill" restrictions that generally restrict Bayer from, among other things:

  •
  acquiring beneficial ownership of any additional shares of our Common Stock; or

  •
  offering or publicly announcing any tender offer, exchange offer or merger in respect of shares of our Common Stock.

          The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement. The Purchase Agreement is an exhibit to the registration statement to which this prospectus supplement relates.

          The closing of the Acquisition is subject to customary closing conditions, including antitrust approvals, and there can be no assurance that the Acquisition will occur on or before a certain time, on the terms described in this prospectus supplement, or at all. See "Risk Factors — Risks Related to the Acquisition of the Bayer Animal Health Business — The proposed acquisition of the Bayer Animal Health Business may not be completed on the anticipated terms and there are uncertainties and risks related to consummating the Acquisition."

Concurrent Offering of Common Stock

          Concurrently with this offering, we are also making a public offering of 19,159,866 shares of Common Stock (the "Concurrent Offering"), which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. In that offering, we have granted the underwriters of that offering an option to purchase, within 30 days of the date of the prospectus supplement for that offering, up to an additional 1,915,987 shares of Common Stock. We estimate that the net proceeds to us from the sale of the Common Stock in the Concurrent Offering, if completed, will be approximately $563.2 million after deducting underwriting discounts and commissions and estimated offfering expenses payable by us (or approximately $619.7 million if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares of our Common Stock), assuming a public offering price of $30.61, the last reported sale price of our Common Stock on the NYSE on January 16, 2020. We intend to use the net proceeds from the Concurrent Offering to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions; however, the Concurrent Offering is not contingent on the completion of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from the Concurrent Offering for general corporate purposes. There can be no assurance that the Concurrent Offering of the Common Stock will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the Concurrent Offering.

Debt Financings

          We anticipate that, subject to certain closing adjustments in accordance with the Purchase Agreement, approximately $5.0 billion will be required to pay the aggregate cash portion of the Acquisition consideration to Bayer. In addition to the proceeds from the concurrent offering of Common Stock and this offering of Tangible Equity Units, we intend to obtain or otherwise incur approximately $4.5 billion of indebtedness to finance the Acquisition, to refinance certain existing indebtedness and to pay fees and expenses related to the Transactions, which we refer to in this prospectus supplement as the "Debt Financings." We currently expect that the Debt Financings will include:

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  Notes Offering.  Subsequent to this offering, we expect to offer approximately $1.5 billion aggregate principal amount of senior secured notes (the "New Notes"). This prospectus supplement is not an offer with respect to the potential New Notes offering.

  •
  New Credit Facilities.  In connection with the Acquisition, we anticipate entering into new senior secured credit facilities consisting of a $3.0 billion term loan facility (the "New Term Facility") and a $750.0 million revolving credit facility (the "New Revolving Credit Facility" and, together with the New Term Facility, the "New Credit Facilities").

          In connection with entering into the Purchase Agreement, on August 19, 2019, we entered into a commitment letter with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, which was amended and restated on August 30, 2019 and September 30, 2019 to add Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Barclays Bank PLC, BNP Paribas, BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd., Stifel Bank and Trust and Stifel, Nicolaus & Company Incorporated (collectively, the "Commitment Parties"), pursuant to which the Commitment Parties committed to provide $3.0 billion of term loans, a $750 million revolving credit facility and $2.75 billion of bridge loans (the "Bridge Facility") in connection with the Acquisition, subject to the terms and conditions set forth in the second amended and restated commitment letter. Although we do not currently expect to incur any borrowings under the Bridge Facility, there can be no assurance that such borrowings will not be made. In that regard, we may be required to borrow under the Bridge Facility if we do not generate sufficient net proceeds from the concurrent offering of Common Stock and this offering of Tangible Equity Units, the New Credit Facilities and the New Notes offering to finance the Acquisition and pay fees and expenses related to the Transactions.

          There can be no assurance that the Debt Financings will be completed on the terms described in this prospectus supplement, or at all. The completion of this offering is not contingent on the completion of the Debt Financings or the Acquisition. Accordingly, even if the Acquisition or any or all of the Debt Financings do not occur, the Units sold in this offering will remain outstanding. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes.

          We do not expect any debt under the New Credit Facilities to be incurred if the Acquisition is not consummated. In addition, we expect that the New Notes will be funded initially into an escrow account and will contain a special provision requiring mandatory redemption if the Acquisition is not consummated by a specified date.

Divestitures

          In January 2020, we signed agreements to divest Osurnia, a treatment for otitis externa in dogs, and Capstar, an oral tablet that kills fleas in dogs and pets, for an aggregate of $232.2 million in all cash deals (collectively, the "Announced Divestitures"), with the intent to advance our efforts to secure the necessary regulatory clearances for the Acquisition.

The Transactions

          In this prospectus supplement, the "Transactions" refers, collectively, to: (i) the consummation of this offering of Units and the application of net proceeds as described under "Use of Proceeds;" (ii) the consummation of the concurrent offering of Common Stock and the application of net proceeds to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions; (iii) the consummation of the Debt Financings and the application of net proceeds to pay a portion of the consideration for the Acquisition, to refinance certain existing indebtedness and to pay fees and expenses related to the Transactions; (iv) the consummation of the Announced Divestitures and the application of net proceeds to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions; and (v) the consummation of the Acquisition.

Preliminary Financial Results for the Year Ended December 31, 2019

          Revenue, reported EPS and adjusted EPS for the year ended December 31, 2019 are anticipated to be toward the low end of the following ranges:

(dollars in millions, except share amounts)

Revenue	$3,070 to $3,085
Reported EPS	$0.10 to $0.18
Amortization of intangible assets	0.54
Expenses associated with establishing stand-alone capabilities, severance and acquisitions	0.66 to 0.62
Subtotal	$1.29 to $1.33
Tax impact of adjustments	(0.25)
Adjusted EPS	$1.04 to $1.08

          The preliminary financial results presented above are the responsibility of management and have been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the three months and year ended December 31, 2019 and our actual results could be materially different from these preliminary financial results. In addition, Ernst & Young LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to these preliminary financial results and does not express an opinion or any other form of assurance with respect to these preliminary financial results or their achievability. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2019, we may identify items that would require us to make material adjustments to the preliminary financial results presented above. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary financial results are not necessarily indicative of the results to be achieved in any future period. See "— Summary Historical and Unaudited Pro Forma Financial Information of Elanco" for a discussion of the limitations of non-GAAP financial measures and the rationales for using non-GAAP financial measures.

Corporate Information

          Our principal executive offices are located at 2500 Innovation Way, Greenfield, Indiana 46140, telephone (877) 352-6261. Our website is www.elanco.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

 The Offering

          The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the sections of this prospectus supplement entitled "Description of the Units," "Description of the Purchase Contracts" and "Description of the Amortizing Notes" for a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes.

The Units

Issuer	Elanco Animal Health Incorporated ("Elanco").
Securities offered	11,000,000 Units.
Stated amount of each Unit	$50.00 per each Unit.
Components of each Unit	Each Unit is composed of two parts:
• a prepaid stock purchase contract issued by us ("purchase contract"); and
• a senior amortizing note issued by us ("amortizing note").

Unless settled earlier at the holder's option or at our option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on February 1, 2023 (such date, as so postponed (if applicable), the "mandatory settlement date"). Upon any settlement on the mandatory settlement date, we will deliver not more than         shares and not less         than shares of our Common Stock per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our Common Stock, as described below under "Description of the Purchase Contracts — Delivery of Common Stock."

Each amortizing note will have an initial principal amount of $         , will bear interest at the rate of         % per annum and will have a final installment payment date of February 1, 2023. On each February 1, May 1, August 1 and November 1, commencing on May 1, 2020, each amortizing note will pay equal quarterly cash installments of $         per amortizing note (except for the May 1, 2020 installment payment, which will be $         per amortizing note), which cash payment in the aggregate per year will be equivalent to         % per year with respect to each $50.00 stated amount of Units.

Each installment payment will constitute a payment of interest and a partial repayment of principal, allocated as set forth under "Description of the Amortizing Notes — Amortization Schedule."

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of our Common Stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit may be separated into its components

Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding February 1, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date" and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See "Description of the Units — Separating and Recreating Units."

A Unit may be recreated from its components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See "Description of the Units — Separating and Recreating Units."
Listing

Our Common Stock is listed on the NYSE under the symbol "ELAN." We have applied to have the Units listed on the NYSE under the symbol "ELAT," subject to satisfaction of minimum listing standards. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. The shares of our Common Stock deliverable upon settlement of all purchase contracts are also expected to be listed on the NYSE. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under "Description of the Units — Listing of Securities." Prior to this offering, there has been no public market for the Units.

Use of proceeds

We expect to receive net proceeds from this offering of Units of approximately $528.1 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds."

Concurrent Common Stock offering

Concurrently with this offering of Units, we are offering, by means of a separate prospectus supplement, 19,159,866 shares of our Common Stock (or up to 21,075,853 shares if the underwriters for that offering exercise their option to purchase additional shares of our Common Stock). This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering. There can be no assurance that the Concurrent Offering will be completed. The Concurrent Offering is not conditioned upon the consummation of the Acquisition or completion of the Debt Financings.

Risk factors

Investing in the Units involves significant risks. See "Risk Factors" in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Units.

United States federal income tax consequences

There is no authority directly on point regarding the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We intend to take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (i) a purchase contract to acquire our Common Stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness of Elanco for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described herein.

Governing law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will all be governed by, and construed in accordance with, the laws of the State of New York.
The Purchase Contracts
Issuer	Elanco Animal Health Incorporated.
Mandatory settlement date	February 1, 2023, subject to postponement in limited circumstances.
Mandatory settlement

On the mandatory settlement date, unless such purchase contract has been earlier settled at the holder's option or at our option, each purchase contract will automatically settle, and we will deliver a number of shares of our Common Stock, based on the applicable settlement rate.

Settlement rate for the mandatory settlement date

The "settlement rate" for each purchase contract will be not more than         shares and not less than         shares of our Common Stock (each subject to adjustment as described herein) depending on the applicable market value of our Common Stock, calculated as follows:

•

if the applicable market value (as defined below) is greater than the threshold appreciation price (as defined below), you will receive         shares of our Common Stock per purchase contract (the "minimum settlement rate");

•

if the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price, you will receive a number of shares of our Common Stock per purchase contract equal to $50.00, divided by the applicable market value; and

• if the applicable market value is less than the reference price, you will receive shares of our Common Stock per purchase contract (the "maximum settlement rate").

Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under "Description of the Purchase Contracts — Adjustments to the Fixed Settlement Rates."

The "applicable market value" means the arithmetic average of the VWAP (as defined below under "Description of the Purchase Contracts — Delivery of Common Stock") per share of our Common Stock over the settlement period (as defined below).

The "settlement period" means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2023.

The "reference price" is calculated by dividing $50.00 by the then applicable maximum settlement rate and is initially approximately equal to $         , which is the per share public offering price of our Common Stock in the Concurrent Offering.

The "threshold appreciation price" is calculated by dividing $50.00 by the then applicable minimum settlement rate. The threshold appreciation price, which is initially approximately $         , represents a premium of approximately         % over the reference price.

No fractional shares of our Common Stock will be issued to holders upon settlement of purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares, holders of purchase contracts will not receive any cash distributions.

          The following table illustrates the settlement rate per purchase contract and the value of our Common Stock issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of Our Common Stock	Settlement Rate	Value of Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than the reference price	shares of our Common Stock	Less than $50.00
Less than or equal to the threshold appreciation price but greater than or equal to the reference price	A number of shares of our Common Stock equal to $50.00 divided by the applicable market value	$50.00
Greater than the threshold appreciation price	shares of our Common Stock	Greater than $50.00

Early settlement at your election	At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding February 1, 2023, you may settle any or all of your purchase contracts early, in which case we will deliver a number of shares of our Common Stock per purchase contract equal to the minimum settlement rate, which is subject to adjustment as described below under "Description of the Purchase Contracts — Adjustments to the Fixed Settlement Rates" (unless such early settlement occurs in connection with a fundamental change, in which case the provisions described under "— Early Settlement Upon a Fundamental Change" below will apply). That is, the market value of our Common Stock on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contracts prior to the second scheduled trading day immediately preceding February 1, 2023 is subject to the delivery of your purchase contracts.

Upon early settlement at the holder's election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early settlement upon a fundamental change

At any time prior to the second scheduled trading day immediately preceding February 1, 2023, if a "fundamental change" (as defined herein) occurs, you may settle any or all of your purchase contracts early. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our Common Stock (and any cash payable for fractional shares) per purchase contract equal to the "fundamental change early settlement rate" as described under "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change."

Upon early settlement at the holder's election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Early mandatory settlement at our election

On or after November 1, 2020, we may elect to settle all, but not less than all, outstanding purchase contracts early at the "early mandatory settlement rate" (as described under "Description of the Purchase Contracts — Early Mandatory Settlement at Our Election") on a date fixed by us upon not less than five business days' notice (the "early mandatory settlement date").

The "early mandatory settlement rate" will be the maximum settlement rate as of the "notice date" (as defined under "Description of the Purchase Contracts — Early Mandatory Settlement at Our Election").

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes on the repurchase date and at the repurchase price as described under "Description of the Amortizing Notes — Repurchase of Amortizing Notes at the Option of the Holder."

The Amortizing Notes
Issuer	Elanco Animal Health Incorporated.
Initial principal amount of each amortizing note	$
Installment payments

Each installment payment of $         per amortizing note (except for the May 1, 2020 installment payment, which will be $         per amortizing note) will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of         %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes — Amortization Schedule."

Installment payment dates	Each February 1, May 1, August 1 and November 1, commencing on May 1, 2020, with a final installment payment date of February 1, 2023.
Ranking

The amortizing notes will be our general unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness from time to time outstanding. The amortizing notes will be structurally subordinated to all our existing and future indebtedness and other liabilities. See "Description of the Amortizing Notes — Ranking" in this prospectus supplement.

At September 30, 2019, on a pro forma basis after giving effect to the Transactions, Elanco would have had approximately $6,570 million of indebtedness outstanding, of which approximately $4,500 million would have been secured indebtedness.

Repurchase of amortizing notes at the option of the holder

If we elect to settle the purchase contracts early, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under "Description of the Amortizing Notes — Repurchase of Amortizing Notes at the Option of the Holder."

Sinking fund	None.
Trustee	Deutsche Bank Trust Company Americas.

          Assuming a public offering of 19,159,866 shares of our Common Stock in the Concurrent Offering, immediately after the consummation of the Concurrent Offering we would have 392,171,379 shares of our Common Stock (or 394,087,366 shares if the underwriters for the Concurrent Offering exercise their option to purchase additional shares in full) issued and outstanding. The number of shares of Common Stock to be outstanding immediately after the Concurrent Offering is based on 373,011,513 shares outstanding as of December 31, 2019, and does not reflect:

  •
  3,344,171 shares of our Common Stock issuable upon exercise or vesting of equity awards outstanding as of December 31, 2019;

  •
  an additional 8,030,829 shares of our Common Stock that are available for issuance under the 2018 Elanco Stock Plan and Elanco Animal Health Incorporated Directors' Deferral Plan as of December 31, 2019; and

  •
                    shares of our Common Stock issuable upon settlement of the purchase contracts, assuming the maximum number of shares issuable upon automatic settlement of such purchase contracts that are components of the Units offered hereby.

          Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes the issuance of 19,159,866 shares of our Common Stock in the Concurrent Offering (without the underwriters in the Concurrent Offering exercising their option to purchase additional shares).

Summary Historical and Unaudited Pro Forma Financial Information of Elanco

          The following table presents summary historical condensed consolidated and combined financial information for Elanco and unaudited pro forma condensed combined financial data for Elanco and the Bayer Animal Health Business as of the dates and for the periods indicated.

          The summary historical condensed consolidated and combined statements of operations data for the nine months ended September 30, 2019 and 2018 and the summary historical condensed consolidated balance sheet data as of September 30, 2019 presented below have been derived from Elanco's unaudited condensed consolidated and combined financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated and combined statements of operations data for the years ended December 31, 2018, 2017 and 2016 and the consolidated and combined balance sheet data as of December 31, 2018 and 2017 presented below have been derived from Elanco's audited consolidated and combined financial statements incorporated by reference into this prospectus supplement. Elanco's results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.

          Elanco's combined financial statements for the periods prior to its initial public offering on September 24, 2018 (the "IPO") include the attribution of certain assets and liabilities that have historically been held at the Lilly corporate level but which are specifically identifiable or attributable to Elanco. Elanco's combined financial statements for the period prior to the IPO also include expense allocations related to certain Lilly corporate functions, including executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations. These expenses have been allocated to Elanco based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis of revenue, headcount or other measures. Elanco believes that this expense methodology, and the results thereof, is reasonable for all periods presented. However, the allocations may not be indicative of the actual expense that would have been incurred if Elanco had operated as an independent, publicly traded company for the periods presented prior to the IPO. It is impractical to estimate what Elanco's standalone costs would have been for the historical periods presented prior to the IPO.

          The unaudited pro forma condensed combined financial data are based upon the historical condensed consolidated and combined financial data of Elanco and the Bayer Animal Health Business, after giving effect to the Transactions. The historical combined financial information of the Bayer Animal Health Business was prepared in accordance with IFRS and reported in Euros. The historical combined financial statements of the Bayer Animal Health Business have been converted to U.S. GAAP and translated to U.S. dollars for the preparation of the pro forma financial data. The unaudited pro forma condensed combined financial data should be read in conjunction with the financial statements presented in "Unaudited Pro Forma Condensed Combined Financial Data" in this prospectus supplement and the related notes thereto.

          The information set forth below should be read together with the other information contained in Elanco's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Elanco's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019. See "Incorporation by Reference."

	Pro Forma Condensed Combined(1)		Historical Elanco Animal Health Incorporated

	As of and for the nine months ended September 30,	As of and for the year ended December 31,	As of and for the nine months ended September 30,		As of and for the year ended December 31,

(in millions, except per share data)	2019	2018	2019	2018	2018	2017	2016

Statement of Operations Data:
Revenue	$3,607.4	$4,788.9	$2,284.0	$2,267.5	$3,066.8	$2,889.0	$2,913.5
Costs, expenses and other:
Cost of sales	1,464.1	2,141.3	1,060.2	1,161.3	1,573.8	1,493.9	1,409.0
Research and development	317.0	418.4	202.8	185.5	246.6	251.7	265.8
Marketing, selling and administrative	1,078.2	1,406.6	574.3	550.1	735.2	779.8	784.8
Amortization of intangible assets	379.8	505.2	149.0	147.3	197.4	221.2	170.7
Asset impairment, restructuring and other special charges	112.3	150.8	133.9	82.8	128.8	375.1	308.4
Interest expense, net of capitalized interest	220.2	254.9	60.2	8.6	29.6	—	—
Other expense (income), net	41.2	39.8	21.1	15.6	41.3	(0.1)	(2.8)

	3,612.8	4,917.0	2,201.5	2,151.2	2,952.7	3,121.6	2,935.9

Income (loss) before income taxes	(5.4)	(128.1)	82.5	116.3	114.1	(232.6)	(22.4)
Income tax expense (benefit)	(29.4)	(52.0)	5.1	46.2	27.6	78.1	25.5

Net income (loss)	$24.0	$(76.1)	$77.4	$70.1	$86.5	$(310.7)	$(47.9)

Earnings per share:
Basic	$0.05	$(0.18)	$0.21	$0.24	$0.28	$(1.06)	$(0.16)
Diluted	0.05	(0.18)	0.21	0.24	0.28	(1.06)	(0.16)
Weighted average shares outstanding:
Basic	474.8	420.8	367.7	296.0	313.7	293.3	293.3
Diluted	475.8	420.8	368.7	296.0	313.7	293.3	293.3
Balance Sheet Data:
Total assets	$17,253.8		$8,823.7		$8,956.7	$8,940.3
Total liabilities	8,600.6		3,336.0		3,759.2	1,160.0
Long-term debt	6,402.0		2,335.6		2,443.3	—
Total equity	8,653.2		5,487.7		5,197.5	7,780.3
Other Financial Data:
Adjusted EBITDA(2)	$837.7	$1,007.1	$516.5	$477.1	$647.5	$498.9	$540.4
Adjusted net income(3)			306.2	326.4	431.8	250.5	332.7
Adjusted EPS(4)			0.83	0.89	1.18	0.69

(1)
See "Unaudited Pro Forma Condensed Combined Financial Data" for the exchange rates used to convert historical Bayer Animal Health Business financial results from Euros to U.S. dollars.

(2)
Elanco defines adjusted EBITDA as net income (loss) adjusted for interest expense, income tax expense (benefit) and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to Elanco's long-term operations. For the periods presented, Elanco has not made adjustments for all items that may be considered unrelated to its long-term operations. Elanco believes adjusted EBITDA, when used in conjunction with Elanco's results presented in accordance with U.S. GAAP and its reconciliation to net income (loss), enhances investors' understanding of Elanco's performance, valuation and prospects for the future. Elanco also believes adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The primary material limitations associated with the use of adjusted EBITDA as compared to net income (loss) results include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as business activities that Elanco has either exited or made the strategic decision to exit (referred to as "Strategic Exits"). Adjusted EBITDA is not, and should not be viewed as, a substitute for net income (loss). We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

  The following is a reconciliation of adjusted EBITDA to net income (loss), as reported under U.S. GAAP for the periods presented below:

	Pro Forma Condensed Combined(a)		Historical Elanco Animal Health Incorporated

	Nine months ended September 30,	Year ended December 31,	Nine months ended September 30,		Year ended December 31,

(in millions)	2019	2018	2019	2018	2018	2017	2016

Reported Net Income (Loss)	$24.0	$(76.1)	$77.4	$70.1	$86.5	$(310.7)	$(47.9)
Interest expense, net	220.2	254.9	60.2	8.6	29.6	—	—
Income tax expense (benefit)	(29.4)	(52.0)	5.1	46.2	27.6	78.1	25.5
Depreciation and amortization	501.8	650.5	231.1	222.3	296.0	318.4	254.4

EBITDA	716.6	777.3	373.8	347.2	439.7	85.8	232.0
Purchase accounting adjustments to inventory(b)	0.6	—	0.6	—	—	42.7	—
Cost for integration of acquisitions and separation from Lilly(c)	78.5	26.5	100.1	10.5	26.5	90.3	154.8
Severance(c)	9.1	23.8	9.1	(2.8)	15.5	162.0	42.1
Asset impairments(c)	25.2	89.7	25.2	63.9	81.9	110.6	98.3
Gain on sale of assets	—	(0.8)	—	—	(0.8)	(19.6)	—
Facility exit costs	—	5.7	—	11.2	5.7	31.8	13.2
Contingent consideration(d)	7.5	40.4	7.5	8.5	40.4	(4.7)	—
Inventory write-off(e)	0.2	38.6	0.2	38.6	38.6	—	—
Other(c)	—	5.9	—	—	—	—	—

Adjusted EBITDA	$837.7	$1,007.1	$516.5	$477.1	$647.5	$498.9	$540.4

(a)
See "Unaudited Pro Forma Condensed Combined Financial Data" for the exchange rates used to convert historical Bayer Animal Health Business financial results from Euros to U.S. dollars.

(b)
Represents the amortization of the fair value increase in inventory in connection with business combinations.

(c)
The pro forma amounts include the historical amounts related to Elanco adjusted to reflect the impact of Bayer Animal Health Business' severance costs, asset impairments and other costs not associated with on going operations recorded during the periods presented. The amounts also reflect the elimination of the integration costs related to the Acquisition in the pro forma results.

(d)
Primarily represents the change in contingent consideration related to Aratana contingent consideration.

(e)
Primarily represents the write off of inventory associated with the suspension of commercial activities of Imrestor.
(3)
Elanco defines adjusted net income as net income (loss) excluding amortization of intangible assets, purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to Elanco's long-term operations. For the periods presented, the only other specified significant item included is the exclusion in 2017 of the benefit related to the recently enacted U.S. tax reform legislation. Adjusted net income is an alternative view of performance used by Elanco's management to evaluate the results of Elanco's operations and the discovery, development, manufacture and commercialization of Elanco's products, prior to considering certain income statement elements. Specifically, Elanco's management uses adjusted net income for the purpose of analyzing performance results and setting compensation targets. Elanco believes adjusted net income, when used in conjunction with Elanco's results presented in accordance with U.S. GAAP and its reconciliation to net income (loss), enhances investors' understanding of its performance, valuation and prospects for the future. Elanco also believes adjusted net income is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The primary material limitations associated with the use of adjusted net income as compared to net income (loss) results include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Strategic Exits. Adjusted net income is not, and should not be viewed as, a substitute for net income (loss). We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

  The following is a reconciliation of adjusted net income to net income (loss), as reported under U.S. GAAP for the periods presented below:

	Historical Elanco Animal Health Incorporated

	Nine months ended September 30,		Year ended December 31,

(in millions)	2019	2018	2018	2017	2016

Reported Net Income (Loss)	$77.4	$70.1	$86.5	$(310.7)	$(47.9)
Purchase Accounting Adjustments:
Amortization of intangible assets	149.0	147.3	197.4	221.2	170.7
Purchase accounting adjustments to inventory(a)	0.6	—	—	42.7	—
Cost for integration of acquisitions and separation from Lilly	100.1	10.5	26.5	90.3	154.8
Severance	9.1	(2.8)	15.5	162.0	42.1
Asset impairment	25.2	63.9	81.9	110.6	98.3
Gain on sale of assets	—	—	(0.8)	(19.6)	—
Facility exit costs	—	11.2	5.7	31.8	13.2
Contingent consideration(b)	7.5	8.5	40.4	(4.7)	—
Inventory write-off(c)	0.2	38.6	38.6	—	—
Other:
U.S. tax reform	—	—	—	(33.1)	—
Tax effect of adjustments(d)	(62.9)	(20.9)	(59.9)	(40.0)	(98.5)

Adjusted Net Income	$306.2	$326.4	$431.8	$250.5	$332.7

(a)
Represents the amortization of the fair value increase in inventory in connection with business combinations.

(b)
Primarily represents the change in contingent consideration related to Aratana contingent consideration.

(c)
Primarily represents the write off of inventory associated with the suspension of commercial activities of Imrestor.

(d)
The tax effect of the adjustments is calculated by applying the applicable tax rate to each adjustment in each relevant jurisdiction. In jurisdictions where Elanco had recorded deferred tax assets related to net operating losses that were offset with valuation allowances, Elanco applied the applicable tax rate to each adjustment and further adjusted for the tax effect of the beneficial reversal of the valuation allowances.
(4)
Elanco defines adjusted EPS as adjusted net income divided by the number of weighted average shares outstanding as of the applicable period. The primary material limitations associated with the use of adjusted EPS as compared to As Reported EPS include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Strategic Exits. Adjusted EPS is not, and should not be viewed as, a substitute for As Reported EPS. We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures. The following is a reconciliation of adjusted EPS to EPS, as reported under U.S. GAAP for the periods presented below:

	Historical Elanco Animal Health Incorporated

	Nine months ended September 30,		Year ended December 31,

	2019	2018	2018	2017

As Reported EPS	$0.21	$0.24	$0.28	$(1.06)
Cost of sales	—	0.11	0.10	0.12
Amortization of intangible assets	0.40	0.40	0.54	0.60
Asset impairments, restructuring and other special charges	0.36	0.23	0.35	1.03
Other-net, (income) expense	0.02	0.02	0.11	(0.01)

Subtotal	$0.79	$0.76	$1.10	$1.74
Tax impact of adjustments	(0.17)	(0.06)	(0.16)	(0.20)

Total adjustments to EPS	$0.62	$0.70	$0.94	$1.54
Impact of adjusted weighted average shares outstanding: Basic and diluted(a)	—	(0.05)	(0.04)	0.21
Adjusted EPS(b)	$0.83	$0.89	$1.18	$0.69

(a)
Adjusted weighted average shares outstanding: Basic and diluted includes the full impact of 72.3 million shares sold in the IPO for the nine months ended September 30, 2018.

(b)
Adjusted EPS is calculated as the sum of As Reported EPS, Total Adjustments to EPS, and Impact of Adjusted weighted average shares outstanding: Basic and diluted.

Summary Historical Combined Financial Information of the Bayer Animal Health Business

          The following table presents selected historical combined financial data for the Bayer Animal Health Business as of the dates and for the periods indicated. The Bayer Animal Health Business' combined financial statements have been prepared under International Financial Reporting Standards, as issued by the International Auditing Standards Board ("IFRS"). We have derived the financial position data and the statement of income data as of and for the years ended December 31, 2018, 2017 and 2016 from the Bayer Animal Health Business' audited annual combined financial statements, and the financial data as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 from the Bayer Animal Health Business' unaudited condensed combined interim financial statements, all of which are included in our Current Report on Form 8-K, dated January 21, 2020, which is incorporated by reference into this prospectus supplement.

          The Bayer Animal Health Business' results of operations for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. In addition, the summary combined historical financial information of the Bayer Animal Health Business presented below represents its results of operation as operated by Bayer as part of Bayer's larger corporate organization and not as a standalone business or independent company, or as part of our corporate organization. Accordingly, the combined financial information of the Bayer Animal Health Business presented in this prospectus supplement does not reflect what the Bayer Animal Health Business' financial condition, results of operations or cash flows would have been had it been a standalone business or independent company, or had it been operated by us as part of our larger corporate organization. See "Risk Factors — Risks Related to the Acquisition of the Bayer Animal Health Business — The combined historical financial information of the Bayer Animal Health Business included in this prospectus supplement may not be a reliable indicator of future results." The information set forth below should be read together with the other information contained in the Bayer Animal Health Business' audited combined financial statements and unaudited condensed combined interim financial statements, all of which are included in our Current Report on Form 8-K, dated January 21, 2020, and are incorporated by reference into this prospectus supplement.

	As of and for the nine months ended September 30,		As of and for the year ended December 31,

(euros in millions)	2019	2018	2018	2017	2016

Statement of Income Data:
Net Sales	€1,219	€1,177	€1,510	€1,576	€1,536
Cost of goods sold	370	364	480	472	451

Gross profit	849	813	1,030	1,104	1,085
Selling expenses	411	401	534	576	566
Research and development expenses	102	101	142	156	141
General administrative expenses	90	40	55	66	64
Other operating income	(4)	(8)	(14)	(11)	(14)
Other operating expenses	11	8	14	20	15

Operating income	239	271	299	297	313
Financial income	—	(1)	(1)	(5)	(6)
Financial expenses	15	6	10	19	14

Financial result	(15)	(5)	(9)	(14)	(8)
Income before income taxes	224	266	290	283	305
Income taxes	(57)	(68)	(76)	(86)	(81)

Income after income taxes	€167	€198	€214	€197	€224

Financial Position Data:
Total assets	€2,491		€2,248	€2,055	€1,806
Total liabilities	777		724	693	712
Thereof noncurrent liabilities	344		271	236	226
Total equity	1,714		1,524	1,362	1,094

RISK FACTORS

          An investment in our Units involves significant risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before you decide to invest in our Units. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our Units.

Risks Related to Our Business

The animal health industry is highly competitive.

          The animal health industry is highly competitive. Our competitors include standalone animal health businesses, the animal health businesses of large pharmaceutical companies, specialty animal health businesses and companies that mainly produce generic products. We believe many of our competitors are conducting R&D activities in areas served by our products and in areas in which we are developing products. Several new start-up companies also compete in the animal health industry. We also face competition from manufacturers of drugs globally, as well as producers of nutritional health products. These competitors may have access to greater financial, marketing, technical and other resources. As a result, they may be able to devote more resources to developing, manufacturing, marketing and selling their products, initiating or withstanding substantial price competition or more readily taking advantage of acquisitions or other opportunities. Further, consolidation in the animal health industry could result in existing competitors realizing additional efficiencies or improving portfolio bundling opportunities, thereby potentially increasing their market share and pricing power, which could lead to a decrease in our revenue and profitability and an increase in competition. For example, many of our competitors have relationships with key distributors and, because of their size, the ability to offer attractive pricing incentives, which may negatively impact or hinder our relationships with these distributors. In addition to competition from established market participants, new entrants to the animal health medicines and vaccines industry could substantially reduce our market share, render our products obsolete or disrupt our business model.

          To the extent that any of our competitors are more successful with respect to any key competitive factor, or we are forced to reduce, or are unable to raise, the price of any of our products in order to remain competitive, our business, financial condition and results of operations could be materially adversely affected. Competitive pressure could arise from, among other things, more favorable safety and efficacy product profiles, limited demand growth or a significant number of additional competitive products being introduced into a particular market, price reductions by competitors, the ability of competitors to capitalize on their economies of scale, the ability of competitors to produce or otherwise procure animal health products at lower costs than us and the ability of competitors to access more or newer technology than us.

Disruptive innovation and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein, could negatively affect the market for our products.

          The markets for our products are regularly impacted by the introduction and/or broad market acceptance of newly-developed or alternative products that address the diseases and conditions for which we sell products, including "green" or "holistic" health products, specially bred disease-resistant animals or replacements for meat, milk, eggs or fish from alternative natural or synthetic sources. For example, the market for our companion animal therapeutics has been particularly affected by innovation in new molecules and delivery formulations in recent years. Technological breakthroughs by others may render obsolete our products and reduce or eliminate the market for our products. Introduction or acceptance of competing animal health products and innovation or disruptive protein alternatives could materially adversely affect our business, financial condition and results of operations.

Regulatory restrictions and bans on the use of antibiotics and productivity products in food animals, as well as changing market demand, may continue to negatively affect demand for certain of our food animal products.

          Over the past few years, our operational results have been, and will continue to be, affected by regulations and changing market demand. In certain markets, including the U.S., sales of certain of our food animal products have been negatively affected by an increase in consumer sentiment for proteins and dairy products produced without the use of antibiotics or other products intended to increase animal production.

          There are two classes of antibiotics used in animal health: shared-class, or medically important, antibiotics, which are used to treat infectious disease caused by pathogens that occur in both humans and animals; and animal-only antibiotics, which are used to treat infectious disease caused by pathogens that occur in animals only. Concerns that the use of antibiotics in food animal production may lead to increased antibiotic resistance of human pathogens have resulted in increased regulation and changing market demand. In December 2013, the FDA announced final guidance establishing procedures for the voluntary phase-out in the U.S. over a three-year period of the use of shared-class antibiotics in animal feed or water for growth promotion in food animal production. The guidance allows for continued use of shared-class antibiotics in food-producing animals under the supervision of a veterinarian for treatment, control and, under certain circumstances, for prevention of disease. The FDA indicated that it took this action to help preserve the efficacy of shared-class antibiotics to treat infections in humans. As part of those efforts, stricter guidelines governing the administration of shared-class antibiotics have recently come into effect. As of January 1, 2017, under the FDA's guidance and the related rule known as the Veterinary Feed Directive, the use of shared-class antibiotics in the water or feed of food-producing animals requires written authorization by a licensed veterinarian. In addition, other countries in which we sell or plan to sell our products, such as France and Vietnam, have passed restrictions or bans on antibiotic use. Other countries have placed restrictions or bans on the use of specific antibiotics in certain food-producing animals, regardless of the route of administration (in feed or injectable).

          From 2015 to 2018, our revenue from shared-class antibiotics declined at a CAGR of 6%, excluding the impact of foreign exchange rates. This was driven primarily by changing regulations in many markets, including the Veterinary Feed Directive, as well as changing market demand and our tiered approach to antibiotic stewardship, which included removing growth promotion from labels and requiring veterinary oversight in the U.S. and other markets. Globally, during 2018, our revenue from shared-class antibiotics declined 2%, excluding the impact of foreign exchange rates, and represented 12% (4% from sales in the U.S. and 8% from sales outside the U.S.) of total revenue, down from 16% in 2015. From 2015 to 2018, our revenue from animal-only antibiotics grew at a CAGR of 5%, excluding the impact of foreign exchange rates, driven by sales outside the U.S., which offset a slight decline in the U.S. Globally, during 2018, our revenue from animal-only antibiotics grew 8%, excluding the impact of foreign exchange rates, and represented 25% of total revenue, up from 23% in 2015. In 2018, 87% of our revenue from animal-only antibiotics resulted from the sale of ionophores. Ionophores are a special class of animal-only antimicrobials, and because of their animal-only designation, mode of action and spectrum of activity, their use has not to date been impacted by regulations or changing market demand in many markets outside of the U.S.

          The impact of changes in regulations and market preferences regarding the use of antibiotics in food animals could have a material adverse effect on our business, financial condition and results of operations. If there is an increased public perception that consumption of food derived from animals that utilize our products poses a risk to human health, there may be a further decline in the production of those food products and, in turn, demand for our products. In addition, antibiotic resistance concerns will likely result in additional restrictions or bans, expanded regulations or public pressure to further reduce the use of antibiotics in food animals, increased demand for antibiotic-free protein, or changes in the market acceptance or regulatory treatment of ionophores, any of which could materially adversely affect our business, financial condition and results of operations.

          In addition, our revenue has been impacted by regulatory changes in China and other markets restricting the use of productivity products, such as those containing ractopamine, in food animals. This has resulted in many U.S. food producers who access such markets eliminating their use of ractopamine. Our FA Ruminants & Swine products Optaflexx and Paylean contain ractopamine. If more producers decide to access such markets or additional markets restrict the use of ractopamine or other productivity products, our business, financial condition and results of operations could be materially adversely affected.

Generic products may be viewed as more cost-effective than our products.

          We face competition from products produced by other companies, including generic alternatives to our products. We depend on patents and regulatory data exclusivity periods to provide us with exclusive marketing rights for some of our products. Patents for individual products expire at different times based on the date of the patent filing (or sometimes the date of patent grant) and the legal term of patents in the jurisdictions where such patents are obtained. The extent of protection afforded by our patents varies from jurisdiction to jurisdiction and is limited by the scope of the claimed subject matter of our patents, the term of the patent and the availability and enforcement of legal remedies in the applicable jurisdiction. In 2018, approximately 72% of our revenue was from products that did not have patent protection, including revenue from some of our top products such as Rumensin, Maxiban, Denagard and Tylan Premix®. Other products are protected by patents that expire over the next several years. For example, certain patents related to Trifexis expire as early as 2020 in the U.S., 2021 in Japan and 2025 in European territories. Further, in the Bayer Animal Health Business, certain patents related to Cydectin expire as early as 2020, and certain patents related to Seresto expire as early as 2020 outside of the U.S. and 2027 in the U.S. As the patents for a brand name product expire, competitors may begin to introduce generic or other alternatives, and as a result, we may face competition from lower-priced alternatives to many of our products. For example, we have experienced significant competitive headwinds from generic ractopamine in the U.S. In the third quarter of 2013, a large established animal health company received U.S. approval for generic ractopamine. U.S. revenue from Optaflexx, our ractopamine beef product, has declined at a compound annual growth rate of 24% from 2015 to 2018 as a result of generic competition and international regulatory restrictions. In the third quarter of 2019, an established animal health company received U.S. approval for generic monensin in cattle and goats for certain indications. U.S. revenue from Rumensin, our monensin product, may decline as a result of the generic competition. We may face similar competition in the future for existing products that do not benefit from exclusivity or for existing products with material patents expiring in the future.

          Generic competitors are becoming more aggressive in terms of launching products before patent rights expire, and, because of attractive pricing, sales of generic products are an increasing percentage of overall animal health sales in certain regions. Although the impact of generic competition in the animal health industry to date has not typically mirrored that seen in human health, product pricing and the impact of generic competition in the future may more closely mirror human health as a result of changes in industry dynamics, such as channel expansion, consolidation, an increase in the availability and use of pet insurance and the potential for generic competition by established animal health businesses. If animal health customers increase their use of new or existing generic products, our business, financial condition and results of operations could be materially adversely affected.

We may not successfully implement our business strategies or achieve targeted cost efficiencies and gross margin improvements.

          We are pursuing strategic initiatives that management considers critical to our long-term success, including, but not limited to: improving manufacturing processes, reducing our manufacturing footprint, achieving lean initiatives, consolidating our CMO network, strategically insourcing projects, pursuing cost savings opportunities with respect to raw materials through a new procurement process and improving the productivity of our sales force. We may pursue additional strategic initiatives in the future to improve gross margins and achieve our targeted cost efficiencies. We also have acquired or partnered with a number of smaller animal health businesses, and we intend to continue to do so in the future. There are significant risks involved with the execution of these initiatives, including significant business, economic and competitive uncertainties, many of which are outside of our control. Accordingly, we may not succeed in implementing these strategic initiatives. Realizing the anticipated benefits from these initiatives, if any benefits are achieved at all, may take several years. We may be unable to achieve our targeted cost efficiencies and gross margin improvements. Additionally, we may have insufficient access to capital to fund investments in strategic initiatives, or our business strategy may change from time to time, which could delay our ability to implement initiatives that we believe are important to our business.

Consolidation of our customers and distributors could negatively affect the pricing of our products.

          Third-party distributors, veterinarians and food animal producers are our primary customers. In recent years, there has been a trend towards the concentration of veterinarians in large clinics and hospitals. In addition, food animal producers, particularly swine and poultry producers, and our distributors have seen recent consolidation in their industries. Furthermore, we have seen the expansion of larger cross-border corporate customers and an increase in the consolidation of buying groups (cooperatives of veterinary practices that leverage volume to pursue discounts from manufacturers). The pace of consolidation and structure of markets varies greatly across geographies. If these trends towards consolidation continue, our customers could attempt to improve their profitability by leveraging their buying power to obtain favorable pricing. The resulting decrease in our prices could have a material adverse effect on our business, financial condition and results of operations.

An outbreak of infectious disease carried by food animals could negatively affect the demand for, and sale and production of, our food animal products.

          Sales of our food animal products could be materially adversely affected by the outbreak of disease carried by food animals, which could lead to the widespread death or precautionary destruction of food animals as well as the reduced consumption and demand for animal protein. In addition, outbreaks of disease carried by food animals may reduce regional or global sales of particular animal-derived food products or result in reduced exports of such products, either due to heightened export restrictions or import prohibitions, which may reduce demand for our food animal products due to reduced herd or flock sizes.

          In recent years, outbreaks of various diseases, including African Swine Fever, avian influenza, foot-and-mouth disease, bovine spongiform encephalopathy (otherwise known as BSE or "mad cow" disease) and porcine epidemic diarrhea virus (otherwise known as PEDV), have negatively impacted sales of our animal health products. The discovery of additional cases of any of these, or new, diseases may result in additional restrictions on animal protein, reduced herd or flock sizes, or reduced demand for animal protein, any of which may have a material adverse effect on our business, financial condition and results of operations. In addition, the outbreak of any highly contagious disease near our main production sites could require us to immediately halt production of our products at such sites or force us to incur substantial expenses in procuring raw materials or products elsewhere.

Our R&D, acquisition and licensing efforts may fail to generate new products or expand the use of our existing products.

          Our future success depends on both our existing product portfolio and our pipeline of new products, including new products that we may develop through joint ventures and products that we are able to obtain through license or acquisition, including the acquisition of the Bayer Animal Health Business. We commit substantial effort, funds and other resources to R&D, both through our own dedicated resources and through collaborations with third parties.

          We may be unable to determine with accuracy when or whether any of our products now under development will be approved or launched, or we may be unable to develop, license or otherwise acquire product candidates or products. In addition, we cannot predict whether any products, once launched, will be commercially successful or will achieve sales and revenue that are consistent with our expectations. The animal health industry is subject to regional and local trends and regulations and, as a result, products that are successful in some markets may not achieve similar success when introduced into other markets. Furthermore, the timing and cost of our R&D may increase, and our R&D may become less predictable as, among other things, regulations applicable to our industry may make it more time-consuming and/or costly to research, develop and register products. If we are unable to generate new products or expand the use of our existing products, our business, financial condition and results of operations will be materially adversely affected. For example, between 2015 and 2017, prior to our February 2018 launch of Credelio in the U.S., we experienced an innovation lag in the companion animal parasiticide space. In the absence of a competitive combined oral flea and tick product, our U.S. companion animal parasiticide portfolio revenue declined 15% in 2017, excluding the impact on revenue resulting from a reduction in inventory levels within our distribution channel.

          In addition, some of our growth occurred through Lilly's acquisitions, including Novartis Animal Health, Lohmann Animal Health, Janssen Animal Health and the BI Vetmedica U.S. vaccines portfolio. However, following the Separation, we no longer benefit from Lilly's scale, capital base and financial strength.

We had losses in recent periods.

          We have incurred net losses in recent periods. We could continue to incur asset impairment, restructuring and other special charges and could report losses in the future. We also expect to continue to incur substantial expenditures to develop, manufacture and market our products and implement our business strategies. We may encounter unforeseen expenses, difficulties, complications, delays, adverse events and other unknown factors that may materially adversely affect our business.

The misuse or off-label use of our products may harm our reputation or result in financial or other damages.

          Our products have been approved for use under specific circumstances for the treatment of certain diseases and conditions in specific species. There may be increased risk of product liability claims if veterinarians, food animal producers, pet owners or others attempt to use our products off-label, including the use of our products in species (including humans) for which they have not been approved. Furthermore, the use of our products for indications other than those for which our products have been approved may not be effective, which could harm our reputation and lead to an increased risk of litigation. If we are deemed by a governmental or regulatory agency to have engaged in the promotion of any of our products for off-label use, such agency could request that we modify our training or promotional materials and practices, and we could be subject to significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry. Any of these events could materially adversely affect our business, financial condition and results of operations.

Animal health products are subject to unanticipated safety, quality or efficacy concerns, which may harm our reputation.

          Unanticipated safety, quality or efficacy concerns arise from time to time with respect to animal health products, whether or not scientifically or clinically supported, leading to product recalls, withdrawals or suspended or declining sales, as well as product liability and other claims.

          Regulatory actions based on these types of safety, quality or efficacy concerns could impact all, or a significant portion, of a product's sales and could, depending on the circumstances, materially adversely affect our results of operations.

          In addition, since we depend on positive perceptions of the safety, quality and efficacy of our products, and animal health products generally, by food producers, veterinarians and pet owners, any concern as to the safety, quality or efficacy of our products, whether actual or perceived, may harm our reputation. These concerns and the related harm to our reputation could materially adversely affect our business, financial condition and results of operations, regardless of whether such reports are accurate.

Our business may be negatively affected by weather conditions and the availability of natural resources.

          The animal health industry and demand for many of our products in a particular region are affected by weather conditions, varying weather patterns and weather-related pressures from pests, such as ticks. As a result, we may experience regional and seasonal fluctuations in our results of operations.

          Food animal producers depend on the availability of natural resources, including large supplies of fresh water. Their animals' health and their ability to operate could be adversely affected if they experience a shortage of fresh water due to human population growth or floods, droughts or other weather conditions. In the event of adverse weather conditions or a shortage of fresh water, veterinarians or food animal producers may purchase less of our products.

          Further, heat waves may cause stress in animals and lead to increased vulnerability to disease, reduced fertility rates and reduced milk production. Droughts may threaten pasture and feed supplies by reducing the quality and amount of forage available to grazing livestock, while climate change may increase the prevalence of parasites and diseases that affect food animals. Adverse weather conditions may also have a material impact on the aquaculture business. Changes in water temperatures could affect the timing of reproduction and growth of various fish species, as well as trigger the outbreak of certain water borne diseases.

          In addition, veterinary hospitals and practitioners depend on visits from, and access to, the animals under their care. Veterinarians' patient volume and ability to operate could be adversely affected if they experience prolonged snow, ice or other severe weather conditions, particularly in regions not accustomed to sustained inclement weather.

We may not be able to realize the expected benefits of our investments in emerging markets and are subject to certain risks due to our presence in emerging markets, including political or economic instability and failure to adequately comply with legal and regulatory requirements.

          We have taken steps to increase our presence in select emerging markets, including by expanding our sales organization and product offerings in these markets. The Acquisition of the Bayer Animal Health Business is expected to further increase our presence in emerging markets. Failure to continue to maintain and expand our business in emerging markets could materially adversely affect our business, financial condition and results of operations.

          In addition, certain emerging markets have legal systems that are less developed. Other jurisdictions in which we conduct business may have legal and regulatory regimes that differ materially from U.S. laws and regulations, are continuously evolving or do not include sufficient judicial or administrative guidance to interpret such laws and regulations. Compliance with diverse legal requirements is costly and time-consuming and requires significant resources. Violations or possible violations of applicable laws or regulations by our employees may result in investigation costs, potential penalties and other related costs, which in turn could negatively affect our reputation and our results of operations.

          Some countries within emerging markets may be especially vulnerable to periods of local, regional or global economic, political or social instability or crisis. For example, our sales in certain emerging markets have suffered from extended periods of disruption due to natural disasters. Furthermore, we have also experienced lower than expected sales in certain emerging markets due to local, regional and global restrictions on banking and commercial activities in those countries. In addition, certain emerging markets have currencies that fluctuate substantially, which may impact our financial performance. For these reasons, among others, doing business within emerging markets carries significant risks.

Modification of foreign trade policy may harm our food animal product customers.

          Changes in laws, agreements and policies governing foreign trade in the territories and countries where our customers do business could negatively impact such customers' businesses and adversely affect our results of operations. A number of our customers, particularly U.S.-based food animal producers, benefit from free trade agreements, such as the North American Free Trade Agreement ("NAFTA"). In November 2018, the U.S. negotiated a new trade deal with Canada and Mexico known as the United States-Mexico-Canada-Agreement ("USMCA"), aimed at re-negotiating and updating the terms of NAFTA. The USMCA was revised by the parties on December 10, 2019. The USMCA still requires ratification by legislative bodies in all three countries before it can take effect. If the USMCA is not ratified and the U.S. were to withdraw from or materially modify NAFTA or other international trade agreements to which it is a party or if the U.S. were to engage in trade disputes or the imposition of tariffs, our customers could be harmed, and as a result, our business, financial condition and results of operations could be materially adversely affected.

Our business is subject to risk based on global economic conditions.

          Macroeconomic business and financial disruptions could have a material adverse effect on our business, financial condition and results of operations. Certain of our customers and suppliers could be affected directly by an economic downturn and could face constraints on the availability of credit or decreased cash flow that could give rise to payment delays, increased credit risk, bankruptcies and other financial hardships that could decrease the demand for our products or hinder our ability to collect amounts due from our customers. If one or more of our large customers, including distributors, discontinues or modifies their relationship with us as a result of economic conditions or otherwise, our business, financial condition and results of operations may be materially adversely affected. In addition, economic concerns may cause some pet owners to forgo or defer visits to veterinary practices or could reduce their willingness to treat pet health conditions or to continue to own a pet. Furthermore, our exposure to credit and collectability risk is higher in certain international markets and our ability to mitigate such risks may be limited. Our procedures intended to monitor and limit our exposure to credit and collectability risk may not effectively limit such risk and avoid losses.

Our results of operations are dependent upon the success of our top products.

          If any of our top products experience issues, such as disruptive innovations or the introduction of more effective competitive products, negative publicity, changes to veterinarian or customer preferences, loss of patent protection, material product liability litigation, new or unexpected side effects, manufacturing disruptions and/or regulatory proceedings, our revenue could be negatively impacted, perhaps significantly. Our top five products, Rumensin, Trifexis, Maxiban, Denagard and Interceptor Plus, contributed approximately 31% of our revenue in 2018. Any issues with these top products, particularly Rumensin, which contributed approximately 11% of our revenue in 2018 and is now subject to generic competition in the U.S., could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to risk based on customer exposure to rising costs and reduced customer income.

          Feed, fuel, transportation and other key costs for food animal producers may increase or animal protein prices or sales may decrease. Either of these trends could cause deterioration in the financial condition of our food animal product customers, potentially inhibiting their ability to purchase our products or pay us for products delivered. Our food animal product customers may offset rising costs by reducing spending on our food animal products, including by switching to lower-cost alternatives to our products. In addition, concerns about the financial resources of pet owners could cause veterinarians to alter their treatment recommendations in favor of lower-cost alternatives to our products, which could result in a decrease in sales of our companion animal products, especially in developed countries where there is a higher rate of pet ownership. Rising costs or reduced income for our customers could have a material adverse effect on our business, financial condition and results of operations.

For our companion animal products, increased use of alternative distribution channels, or changes within existing distribution channels, could negatively impact our market share, margins and distribution of our products.

          In most markets, pet owners typically purchase their animal health products directly from veterinarians. However, pet owners increasingly have the option to purchase animal health products from sources other than veterinarians, such as online retailers, "big-box" retail stores or other over-the-counter distribution channels. This trend has been demonstrated by the significant shift away from the veterinarian distribution channel in the sale of flea and tick products in recent years.

Pet owners also could decrease their reliance on, and visits to, veterinarians as they rely more on internet-based animal health information. Because we market our companion animal prescription products primarily through the veterinarian distribution channel, any decrease in visits to veterinarians by pet owners could reduce our market share for such products and materially adversely affect our business, financial condition and results of operations. In addition, pet owners may substitute human health products for animal health products if human health products are deemed to be lower-cost alternatives.

          Legislation has also been proposed in the U.S., and may be proposed in the U.S. or abroad in the future, that could impact the distribution channels for our companion animal products. For example, such legislation may require veterinarians to provide pet owners with written prescriptions and disclosure that the pet owner may fill prescriptions through a third party, which may further reduce the number of pet owners who purchase their animal health products directly from veterinarians. Such requirements may lead to increased use of generic alternatives to our products or the increased substitution of our companion animal products with other animal health products or human health products if such other products are deemed to be lower-cost alternatives. Many states already have regulations requiring veterinarians to provide prescriptions to pet owners upon request and the American Veterinary Medical Association has long-standing policies in place to encourage this practice.

          Over time, these and other competitive conditions may increase our use of online retailers, "big-box" retail stores or other over-the-counter distribution channels to sell our companion animal products. We may not be adequately prepared or able to distribute our companion animal products if an increased portion of our sales occur through these channels. Also, we may realize lower margins on sales through these distribution channels than we do on sales through veterinarians. Any of these events could materially adversely affect our business, financial condition and results of operations.

          In addition, if one or more of our companion animal distributors discontinues or modifies their relationship with us, our business, financial condition and results of operations may be materially adversely affected. For example, in 2017, a change in our U.S. inventory management practices resulted in a revenue lag as existing inventory was sold down.

Supply chain continuity could be disrupted by a major catastrophic event or third party quality issue causing a loss of inventory and/or facility that could negatively impact the amount of product sold.

          In our business, we have multiple warehouses in the supply chain that have a material amount of inventory. This could create excessive risk if a catastrophic event were to occur at one of these locations. As such, business continuity plans are critical to our manufacturing sites. Additionally, our contracts require that all CMOs and suppliers have business continuity plans. If business continuity plans are not in place, it could result in disruptions in our supply chain. While we work with our CMOs and suppliers to ensure continuity, no assurance can be given that these efforts will be successful. In addition, due to regulatory requirements relating to the qualification of CMOs and suppliers, we may not be able to establish additional or replacement CMOs or suppliers on a timely basis or without excessive cost. The termination, reduction or interruption in our supply chain could adversely impact our ability to produce and sell certain of our products.

Increased or decreased inventory levels at our channel distributors lead to fluctuations in our revenues and variations in payment terms extended to our distributors can impact our cash flows.

          In addition to selling our products directly to veterinarians, we sell to distributors who, in turn, sell our products to third parties. Inventory levels at our distributors may increase or decrease as a result of various factors, including end customer demand, new customer contracts, heightened and generic competition, required minimum inventory levels, our ability to renew distribution contracts with expected terms, our ability to implement commercial strategies, regulatory restrictions, unexpected customer behavior, and procedures and environmental factors beyond our control, including weather conditions or an outbreak of infectious disease carried by food animals, such as African Swine Fever. These increases and decreases can lead to variations in our quarterly and annual revenues. In addition, like all companies that manufacture and sell products, we have policies that govern the payment terms that we extend to our customers. Due to consolidation amongst our distributors, as well as changes in the buying habits of end customers or the need for certain inventory levels at our distributors to avoid supply disruptions, from time to time, our distributors have requested exceptions to the payment term policies that we extend to them. Extensions of customer payment terms can impact our cash flows, liquidity and results of operations.

Loss of our executive officers or other key personnel could disrupt our operations.

          We depend on the efforts of our executive officers and other key personnel. Our executive officers and other key personnel are not currently, and are not expected to be, subject to non-compete provisions. In addition, we have not entered into employment agreements with our executive officers or other key personnel. Any unplanned turnover or our failure to develop an adequate succession plan for one or more of our executive officers or other key personnel positions could deplete our institutional knowledge base and erode our competitive advantage. The loss or limited availability of the services of one or more of our executive officers or other key personnel, or our inability to recruit and retain qualified executive officers or other key personnel in the future, could, at least temporarily, have a material adverse effect on our business, financial condition and results of operations.

We may be required to write down goodwill or identifiable intangible assets.

          Under U.S. GAAP, if we determine goodwill or identifiable intangible assets are impaired, we will be required to write down these assets and record a non-cash impairment charge. Identifiable intangible assets consist primarily of marketed products acquired or licensed from third parties, licensed platform technologies that have alternative future uses in R&D, manufacturing technologies, and customer relationships from business combinations. We also have indefinite-lived intangible assets, which consist of acquired in-process R&D projects from business combinations that are subject to impairment and non-cash impairment charges.

          Determining whether an impairment exists and the amount of the potential impairment involves quantitative data and qualitative criteria that are based on estimates and assumptions requiring significant management judgment. Future events or new information may change management's valuation of an intangible asset in a short amount of time. The timing and amount of impairment charges recorded in our consolidated and combined statements of operations and write-downs recorded in our consolidated and combined balance sheets could vary if our management's conclusions change. Any impairment of goodwill or identifiable intangible assets could have a material adverse effect on our business, financial condition and results of operations.

As a standalone public company, we may expend additional time and resources to comply with rules and regulations that did not previously apply to us, and failure to comply with such rules may lead investors to lose confidence in our financial data.

          As a standalone public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations of the NYSE. Previously, we had established all of the procedures and practices required as a subsidiary of Lilly, but we continue to implement others as a separate, standalone public company. Continuing to establish and expand such procedures and practices could increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and be burdensome on our personnel, systems and resources. We have devoted and are continuing to devote resources to address these public company requirements. As a result, we have incurred, and will continue to incur, legal, accounting and other expenses that we did not previously incur while a subsidiary of Lilly to comply with these rules and regulations. Furthermore, continuing the need to establish the corporate infrastructure necessary for a standalone public company may divert some of our management's attention from operating our business and implementing our strategy. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements.

          We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations. In particular, as a public company, our management is required to conduct an annual evaluation of our internal controls over financial reporting and include a report of management on our internal controls in our annual reports on Form 10-K. Under current rules, we are subject to these requirements beginning with our annual report on Form 10-K for the year ending December 31, 2019. In addition, we are required to have our independent registered public accounting firm attest to the effectiveness of our internal controls over financial reporting pursuant to Auditing Standard No. 5 beginning with our annual report on Form 10-K for the year ending December 31, 2019. If we are unable to conclude that we have effective internal controls over financial reporting, or if our registered public accounting firm is unable to provide us with an attestation and an unqualified report as to the effectiveness of our internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our Units or our Common Stock.

Our R&D relies on evaluations of animals, which may become subject to bans, additional restrictive regulations or increased attention from activism movements.

          As an animal health medicines and vaccines business, we are required to evaluate the effect of our existing and new products in animals in order to register such products. Animal testing in certain industries has been the subject of controversy and adverse publicity. Some organizations and individuals have attempted to ban animal testing or encourage the adoption of new regulations applicable to animal testing. To the extent that the activities of such organizations and individuals are successful, our R&D, and by extension our business, financial condition and results of operations, could be materially adversely affected. In addition, negative publicity about us or our industry could harm our reputation. For example, food animal producers may experience decreased demand for their products or reputational harm as a result of evolving consumer views of animal rights, nutrition, health-related or other concerns. Any reputational harm to the food animal industry may also extend to companies in related industries, including our company. Adverse consumer views related to the use of one or more of our products in food animals also may result in a decrease in the use of such products and could have a material adverse effect on our operating results and financial condition.

Manufacturing problems and capacity imbalances may cause product launch delays, inventory shortages, recalls or unanticipated costs.

          In order to sell our products, we must be able to produce and ship sufficient quantities to our customers. We own and operate 12 internal manufacturing sites located in nine countries. We also employ a network of approximately 90 third-party CMOs. Many of our products involve complex manufacturing processes and are sole-sourced from certain manufacturing sites.

          Minor deviations in our manufacturing or logistical processes, such as temperature excursions or improper package sealing, could result, and have in the past resulted in, delays, inventory shortages, unanticipated costs, product recalls, product liability and/or regulatory action. In addition, a number of factors could cause production interruptions, including:

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  the failure of us or any of our vendors or suppliers, including logistical service providers, to comply with applicable regulations and quality assurance guidelines;

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  mislabeling;

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  construction delays;

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  equipment malfunctions;

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  shortages of materials;

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  labor problems;

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  natural disasters;

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  power outages;

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  criminal and terrorist activities;

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  changes in manufacturing production sites and limits to manufacturing capacity due to regulatory requirements, changes in types of products produced, shipping distributions or physical limitations; and

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  the outbreak of any highly contagious diseases near our production sites.

          These interruptions could result in launch delays, inventory shortages, recalls, unanticipated costs or issues with our agreements under which we supply third parties, which may materially adversely affect our business, financial condition and results of operations.

          Our manufacturing network may be unable to meet the demand for our products or we may have excess capacity if demand for our products changes. The unpredictability of a product's regulatory or commercial success or failure, the lead time necessary to construct highly technical and complex manufacturing sites and shifting customer demand (including as a result of market conditions or entry of branded or generic competition) increase the potential for capacity imbalances. In addition, construction of sites is expensive, and our ability to recover costs will depend on the market acceptance and success of the products produced at the new sites, which is uncertain.

We rely on third parties to provide us with materials and services and are subject to increased labor and material costs and potential disruptions in supply.

          The materials used to manufacture our products may be subject to availability constraints and price volatility caused by changes in demand, weather conditions, supply conditions, government regulations, economic climate and other factors. In addition, labor costs may be subject to volatility caused by the supply of labor, governmental regulations, economic climate and other factors. Increases in the demand for, availability or the price of, materials used to manufacture our products and increases in labor costs could increase the costs to manufacture our products, result in product delivery delays or shortages, and impact our ability to launch new products on a timely basis or at all. We may not be able to pass all or a material portion of any higher material or labor costs on to our customers, which could materially adversely affect our business, financial condition and results of operations.

          We may be unable to meet demand for certain of our products if any of our third-party suppliers cease or interrupt operations, fail to renew contracts with us or otherwise fail to meet their obligations to us.

We may incur substantial costs and receive adverse outcomes in litigation and other legal matters.

          Our business, financial condition and results of operations could be materially adversely affected by unfavorable results in pending or future litigation matters. If the Acquisition is consummated, our business, financial condition and results of operations could also be materially adversely affected by pending or future litigation matters affecting the Bayer Animal Health Business. These matters may include, among other things, allegations of violation of U.S. and foreign competition law, labor laws, consumer protection laws and environmental laws and regulations, as well as claims or litigation relating to product liability, intellectual property, securities, breach of contract and tort. In addition, changes in the interpretations of laws and regulations to which we are subject, or in legal standards in one or more of the jurisdictions in which we operate, could increase our exposure to liability. For example, in the U.S., attempts have been made to allow damages for emotional distress and pain and suffering in connection with the loss of, or injury to, a companion animal. If such attempts were successful, our exposure with respect to product liability claims could increase materially.

          Litigation matters, regardless of their merits or their ultimate outcomes, are costly, divert management's attention and may materially adversely affect our reputation and demand for our products. We cannot predict with certainty the eventual outcome of pending or future litigation matters. An adverse outcome of litigation or legal matters could result in us being responsible for significant damages. Any of these negative effects resulting from litigation matters could materially adversely affect our business, financial condition and results of operations.

Our business is subject to substantial regulation.

          As a global company, we are subject to various state, federal and international laws and regulations, including regulations relating to the development, quality assurance, manufacturing, importation, distribution, marketing and sale of our products. Changes in applicable federal, state, local and foreign laws and regulations could have a material adverse effect on our business, financial condition and results of operations. In addition, our manufacturing facilities, including the manufacturing facilities operated by our CMOs, are subject to periodic inspections by regulatory agencies. An inspection may report conditions or practices that indicate possible violations of regulatory requirements. Our failure, or the failure of third parties we rely on, including CMOs, to comply with these regulatory requirements, allegations of such non-compliance or the discovery of previously unknown problems with a product or manufacturer could result in, among other things, inspection observation notices, warning letters or similar regulatory correspondence, fines, a partial or total shutdown of production in one or more of our facilities while an alleged violation is remediated, withdrawals or suspensions of current products from the market, and civil or criminal prosecution, as well as decreased sales as a result of negative publicity and product liability claims. Any one of these consequences could materially adversely affect our business, financial condition and results of operations.

          In addition, we will not be able to market new products unless and until we have obtained all required regulatory approvals in each jurisdiction where we propose to market those products. Even after a product reaches market, we may be subject to re-review and may lose our approvals. Our failure to obtain approvals, delays in the approval process, or our failure to maintain approvals in any jurisdiction, may prevent us from selling products in that jurisdiction until approval or re-approval is obtained, if ever.

The illegal distribution and sale by third parties of counterfeit or illegally compounded versions of our products or of stolen, diverted or relabeled products could have a negative impact on our reputation and business.

          Third parties may illegally distribute and sell counterfeit or illegally compounded versions of our products that do not meet the exacting standards of our development, manufacturing and distribution processes. Counterfeit or illegally compounded medicines pose a significant risk to animal health and safety because of the conditions under which they are manufactured and the lack of regulation of their contents. Counterfeit or illegally compounded products are frequently unsafe or ineffective and can be potentially life-threatening to animals. Our reputation and business could suffer harm as a result of counterfeit or illegally compounded products which are alleged to be equivalent and/or which are sold under our brand name. For example, in the Bayer Animal Health Business, a third party in China manufacturers counterfeit or illegally compounded versions of Seresto, which the Bayer Animal Health Business has been unsuccessful in preventing. In addition, products stolen or unlawfully diverted from inventory, warehouses, plants or while in transit, which are not properly stored or which have an expired shelf life and which have been repackaged or relabeled and which are sold through unauthorized channels, could adversely impact animal health and safety, our reputation and our business. Public loss of confidence in the integrity of vaccines and/or pharmaceutical products as a result of counterfeiting, illegal compounding or theft could have a material adverse effect on our business, financial condition and results of operations.

We are subject to complex environmental, health and safety laws and regulations.

          We are subject to various federal, state, local and foreign environmental, health and safety laws and regulations. These laws and regulations govern matters such as the emission and discharge of hazardous materials into the ground, air or water; the generation, use, storage, handling, treatment, packaging, transportation, exposure to and disposal of hazardous and biological materials, including recordkeeping, reporting and registration requirements; and the health and safety of our employees. Due to our operations, these laws and regulations also require us to obtain, and comply with, permits, registrations or other authorizations issued by governmental authorities. These authorities can modify or revoke our permits, registrations or other authorizations and can enforce compliance through fines and injunctions.

          Given the nature of our business, we have incurred, are currently incurring and may in the future incur liabilities for the investigation and remediation of contaminated land under the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under other federal, state, local and foreign environmental cleanup laws, with respect to our current or former sites, adjacent or nearby third-party sites, or offsite disposal locations. We could be subject to liability for the investigation and remediation of legacy environmental contamination caused by historical industrial activity as sites that we own or on which we operate. The costs associated with future cleanup activities that we may be required to conduct or finance could be material. Additionally, we may become liable to third parties for damages, including personal injury, property damage and natural resource damages, resulting from the disposal or release of hazardous materials into the environment. Such liability could materially adversely affect our business, financial condition and results of operations.

          Furthermore, regulatory agencies are showing increasing concern over the impact of animal health products and food animal operations on the environment. This increased regulatory scrutiny has in the past and may in the future necessitate that additional time and resources be spent to address these concerns in both new and existing products.

          Our failure to comply with the environmental, health and safety laws and regulations to which we are subject, including any permits issued thereunder, may result in environmental remediation costs, loss of permits, fines, penalties or other adverse governmental or private actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial measures. We could also be held liable for any and all consequences arising out of human exposure to hazardous materials, environmental damage or significant environmental, health and safety issues that might arise at a manufacturing or R&D facility. Environmental laws and regulations are complex, change frequently, have tended to become more stringent and stringently enforced over time and may be subject to new interpretation. It is possible that our costs of complying with current and future environmental, health and safety laws, and our liabilities arising from past or future releases of, or exposure to, hazardous materials could materially adversely affect our business, financial condition and results of operations.

The actual or purported intellectual property rights of third parties may negatively affect our business.

          A third party may sue us, or our distributors or licensors, including Lilly, or otherwise make a claim, alleging infringement or other violation of such third-party's patents, trademarks, trade dress, copyrights, trade secrets, domain names or other intellectual property rights. If our distributors, licensors or we do not prevail in this type of litigation or disputes, we may be required to:

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  pay monetary damages;

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  obtain a license in order to continue manufacturing or marketing the affected products, which may not be available on commercially reasonable terms, or at all; or

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  stop activities, including any commercial activities, relating to the affected products, which could include a recall of the affected products and/or a cessation of sales in the future.

          The costs of defending an intellectual property claim could be substantial and could materially adversely affect our business, financial condition and results of operations, even if we successfully defend such claim. Moreover, even if we believe that we do not infringe a validly existing third-party patent, we may choose to license such patent, which would result in associated costs and obligations. We may also incur costs in connection with an obligation to indemnify a distributor, licensor or other third party.

          The intellectual property positions of animal health medicines and vaccines businesses frequently involve complex legal and factual questions, and an issued patent does not guarantee us the right to practice the patented technology or develop, manufacture or commercialize the patented product. For example, while we generally enter into proprietary information agreements with our employees and third parties, which assign intellectual property rights to us, these agreements may not be honored or may not effectively assign intellectual property rights to us under the local laws of some countries or jurisdictions. We cannot be certain that a competitor or other third party does not have or will not obtain rights to intellectual property that may prevent us from manufacturing, developing or marketing certain of our products, regardless of whether we believe such intellectual property rights are valid and enforceable or we believe we would otherwise be able to develop a more commercially successful product, which may materially adversely affect our business, financial condition and results of operations.

If our intellectual property rights are challenged or circumvented, competitors may be able to take advantage of our R&D efforts or harm the value of our brands.

          Our long-term success depends on our ability to market innovative, competitive products. We rely and expect to continue to rely on a combination of intellectual property, including patent, trademark, trade dress, copyright, trade secret and domain name protection, as well as confidentiality and license agreements with our employees and others, to protect our intellectual property and proprietary rights. If we or our licensors fail to obtain and maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or from marketing products that are very similar or identical to ours.

          Our currently pending or future patent applications may not result in issued patents, or be approved on a timely basis, if at all. Similarly, any term extensions that we seek may not be approved on a timely basis, if at all. In addition, our issued patents, or any patents that may issue in the future, may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage, including exclusivity in a particular product area. Issued patents may be challenged through various proceedings. For example, the Bayer Animal Health Business is defending patents related to BayCox Iron in proceedings before the European Patent Office. An adverse outcome could result in one or more of the patents at issue being narrowed or revoked, which may allow third parties to enter the market sooner or more easily. In addition to proceedings to defend our patents from challenge, we may be involved in proceedings to enforce our patents against third parties. For example, the Bayer Animal Health Business is currently involved in proceedings in various European countries to enforce patents related to BayCox Iron. An adverse outcome could result in third parties entering the market sooner or more easily. Even if decided in our favor, proceedings to enforce or defend patents and other forms of intellectual property are expensive, time consuming and a distraction to our management and other personnel.

          The validity and scope of our patent claims also may vary between countries, as individual countries have their own patent laws. For example, some countries only permit the issuance of patents covering a novel chemical compound itself, and its first use, and thus further methods of use for the same compound may not be patentable. The validity, enforceability, scope and effective term of patents can be highly uncertain and often involve complex legal and factual questions and proceedings that vary based on the local law of the relevant jurisdiction. Our ability to enforce our patents also depends on the laws of individual countries and each country's practice with respect to enforcement of intellectual property rights. Patent protection must be obtained on a jurisdiction-by-jurisdiction basis, and we only pursue patent protection in countries where we think it makes commercial sense for the given product. In addition, if we are unable to maintain our existing license agreements or other agreements pursuant to which third parties grant us rights to intellectual property, including because such agreements terminate, our financial condition and results of operations could be materially adversely affected.

          Patent law reform in the U.S. and other countries may also weaken our ability to enforce our patent rights, or make such enforcement financially unattractive. For instance, in September 2011, the U.S. enacted the America Invents Act, which permits enhanced third-party actions for challenging patents and implements a first-to-invent system. These reforms could result in increased costs to protect our intellectual property or limit our ability to obtain and maintain patent protection for our products in these jurisdictions. Additionally, certain foreign governments have indicated that compulsory licenses to patents may be granted in the case of national emergencies, which could diminish or eliminate sales and profits from those regions and materially adversely affect our financial condition and results of operations.

          Our trademarks and brands may provide us with a competitive advantage in the market as they may be known or trusted by consumers. In order to maintain the value of such brands, we must be able to enforce and defend our trademarks. We have pursued and will pursue the registration of trademarks and service marks in the U.S. and internationally; however, enforcing rights against those who knowingly or unknowingly dilute or infringe our brands can be difficult. Effective trademark, service mark, trade dress or related protections may not be available in every country in which our products and services are available. Enforcement is especially difficult in first-to-file countries where "trademark squatters" can prevent us from obtaining adequate protections for our brands. In certain circumstances, we may need to enter into trademark coexistence agreements with third parties that may restrict our ability to market our products under our brands. There can be no assurance that the steps we have taken and will take to protect our proprietary rights in our brands and trademarks will be adequate or that third parties will not infringe, dilute or misappropriate our brands, trademarks, trade dress or other similar proprietary rights.

          Many of our products are based on or incorporate proprietary information. We actively seek to protect our proprietary information, including our trade secrets and proprietary know-how, by generally requiring our employees, consultants, other advisors and other third parties to execute proprietary information and confidentiality agreements upon the commencement of their employment, engagement or other relationship. Despite these efforts and precautions, we may be unable to prevent a third party from copying or otherwise obtaining and using our trade secrets or our other intellectual property without authorization and legal remedies may not adequately compensate us for the damages caused by such unauthorized use. Further, others may independently and lawfully develop substantially similar or identical products that circumvent our intellectual property by means of alternative designs or processes or otherwise.

We could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities.

          We are subject to income taxes in the U.S. and numerous foreign jurisdictions. Changes in the relevant tax laws, regulations, administrative practices, principles and interpretations could adversely affect our future effective tax rates. The U.S. recently enacted tax reform legislation significantly revising U.S. tax law, and a number of other countries are actively considering or enacting tax changes. Other organizations, such as the Organization for Economic Cooperation and Development and the European Commission, are also actively considering tax related matters, which could influence international tax policy in countries in which we operate. While outcomes of these initiatives continue to develop and remain uncertain, modifications to key elements of the U.S. or international tax framework could have a material adverse effect on our consolidated results of operations and cash flows.

          In December 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the "2017 Tax Act"). The 2017 Tax Act included significant changes to the U.S. corporate income tax system, such as the reduction in the corporate income tax rate, transition to a modified territorial tax system, changes to business related exclusions, deductions and credits, and modifications to international tax provisions. The U.S. Treasury Department and the IRS began to issue major proposed regulations related to the 2017 Tax Act during 2018 and are expected to continue issuing proposed and final regulations. Proposed regulations are generally subject to comment before being finalized; however, once finalized, these regulations may require Elanco to make adjustments, in particular, as a result of certain complex international provisions contained in the 2017 Tax Act. Such adjustments might materially impact Elanco's provision for income taxes and effective tax rate in the period in which the adjustments are made and could also impact Elanco's net income, earnings per share, consolidated cash flows and liquidity.

          In addition, our effective tax rate is subject to potential risks that various taxing authorities may challenge the pricing of our cross border arrangements and subject us to additional tax, adversely impacting our effective tax rate and tax liability. We are also subject to the examination of our tax returns and other tax matters by the Internal Revenue Service ("IRS") and other tax authorities and governmental bodies. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for taxes. There can be no assurance as to the outcome of these examinations. If our effective tax rates were to increase, particularly in the U.S. or other material foreign jurisdictions, or if the ultimate determination of our taxes owed is for an amount in excess of amounts previously accrued, our business, financial condition and results of operations could be materially adversely affected.

Significant portions of our operations are conducted in foreign jurisdictions, including jurisdictions presenting a high risk of bribery and corruption, and are subject to the economic, political, legal and business environments of the countries in which we do business.

          Our international operations could be limited or disrupted by any of the following:

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  volatility in the international financial markets;

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  compliance with governmental controls;

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  difficulties enforcing contractual and intellectual property rights;

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  parallel trade in our products (importation of our products from EU countries where our products are sold at lower prices into EU countries where the products are sold at higher prices);

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  compliance with a wide variety of laws and regulations, such as the U.S. Foreign Corrupt Practices Act (the "FCPA") and similar non-U.S. laws and regulations;

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  compliance with foreign labor laws;

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  burdens to comply with multiple and potentially conflicting foreign laws and regulations, including those relating to environmental, health and safety requirements;

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  changes in laws, regulations, government controls or enforcement practices with respect to our business and the businesses of our customers, including the imposition of limits on our profitability;

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  political and social instability, including crime, civil disturbance, terrorist activities and armed conflicts;

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  trade restrictions and restrictions on direct investments by foreign entities, including restrictions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the EU, in relation to our products or the products of farmers and other customers;

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  government limitations on foreign ownership;

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  government takeover or nationalization of business;

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  changes in tax laws and tariffs;

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  imposition of anti-dumping and countervailing duties or other trade-related sanctions;

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  costs and difficulties and compliance risks in staffing, managing and monitoring international operations, including in the use of overseas third-party goods and service providers;

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  corruption risk inherent in business arrangements and regulatory contacts with foreign government entities;

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  longer payment cycles and increased exposure to counterparty risk; and

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  additional limitations on transferring personal information between countries or other restrictions on the processing of personal information.

          In addition, international transactions may involve increased financial and legal risks due to differing legal systems and customs. Compliance with these requirements may prohibit the import or export of certain products and technologies or may require us to obtain a license before importing or exporting certain products or technologies. A failure to comply with any of these laws, regulations or requirements could result in civil or criminal legal proceedings, monetary or non-monetary penalties, or both, disruptions to our business, limitations on our ability to import and export products, and damage to our reputation. In addition, variations in the pricing of our products between jurisdictions may result in the unauthorized importation or unauthorized re-importation of our products between jurisdictions and may also result in the imposition of anti-dumping and countervailing duties or other trade-related sanctions. While the impact of these factors is difficult to predict, any of them could materially adversely affect our business, financial condition and results of operations.

          Further, changes in any of these laws, regulations or requirements, or the political environment in a particular country, may affect our ability to engage in business transactions in certain markets, including investment, procurement and repatriation of earnings.

Significant portions of our operations are conducted in Europe and could be impacted by the withdrawal of the United Kingdom ("UK") from the EU, commonly referred to as "Brexit."

          In June 2016, voters in the UK approved an advisory referendum to withdraw from the EU, commonly referred to as Brexit. On March 29, 2017, the UK Prime Minister formally notified the European Council of the UK's intention to withdraw from the EU under Article 50 of the Treaty of Lisbon. The notice began a two-year negotiation period to establish the withdrawal terms. The EU has extended the end date of the negotiation period to January 31, 2020. The referendum and notice created political, regulatory and economic uncertainty, particularly in the UK and the EU, and this uncertainty may persist for years if the withdrawal becomes effective without clarification as to whether the UK will continue to be party to the EU Free Trade Agreements ("FTA") at the end of the negotiation period.

          Our business is subject to substantial regulation. If the UK withdraws from the EU without an agreement and mutual recognition of the EU FTAs, we may not be able to market certain products that entered the EU market following marketing authorization by UK authorities in all the nations that are parties to FTAs with the EU unless and until we have obtained all required regulatory approvals in each jurisdiction where we proposed to market those products.

          In addition, the uncertainty related to Brexit has caused foreign exchange rate fluctuations in the past, including the strengthening of the U.S. dollar relative to the euro and British pound immediately following the announcement of Brexit. The implementation of, or further developments with respect to, Brexit could further impact foreign exchange rates, which could materially adversely affect our business, financial condition and results of operations.

          A withdrawal with no deal in place could significantly disrupt the free movement of goods, services, and people between the UK and the EU, and result in increased legal and regulatory complexities, as well as potential higher costs of conducting business in Europe and declining gross domestic product in many European markets. The UK's vote to exit the EU could also result in similar referendums or votes in other European countries in which we do business.

          If no agreement is reached at the end of the extended negotiation period on January 31, 2020 and the UK's separation becomes effective, unless the remaining EU members unanimously agree to an additional extension, the uncertainty surrounding the terms of the UK's withdrawal and its consequences could adversely impact consumer and investor confidence, and could affect sales or regulation of our products. Any of these effects, among others, could materially adversely affect our business, financial condition and results of operations.

Foreign exchange rate fluctuations and potential currency controls affect our results of operations, as reported in our financial statements.

          We conduct operations in many areas of the world, involving transactions denominated in a variety of currencies. In 2018, we generated approximately 52% of our revenue in currencies other than the U.S. dollar, principally the euro, British pound, Brazilian real, Australian dollar, Japanese yen, Canadian dollar and Chinese yuan. We are subject to currency exchange rate risk to the extent that our costs are denominated in currencies other than those in which we earn revenue. In addition, because our financial statements are reported in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies have had, and will continue to have, an impact on our results of operations.

          We also face risks arising from currency devaluations and the imposition of cash repatriation restrictions and exchange controls. Currency devaluations result in a diminished value of funds denominated in the currency of the country instituting the devaluation. Cash repatriation restrictions and exchange controls may limit our ability to convert foreign currencies into U.S. dollars or to remit dividends and other payments by our foreign subsidiaries or businesses located in or conducted within a country imposing restrictions or controls. While we currently have no need and do not intend to repatriate or convert cash held in countries that have significant restrictions or controls in place, should we need to do so to fund our operations, we may be unable to repatriate or convert such cash, or may be unable to do so without incurring substantial costs.

          We also bear foreign exchange risk associated with the future cash settlement of an existing net investment hedge. In October 2018, we entered into a fixed interest rate, 5-year, 750 million Swiss franc net investment hedge ("NIH") against Swiss franc assets. The NIH is expected to generate approximately $25 million in cash and contra interest expense per year; however, there is potential for significant 2023 settlement exposure on the 750 million Swiss franc notional if the U.S. dollar devalues versus the Swiss franc.

We depend on sophisticated information technology and infrastructure.

          We rely on various information systems to manage our operations, and we increasingly depend on third parties to operate and support our information technology systems, including by way of virtual and cloud-based operations. These third parties include large established vendors as well as small, privately owned companies. Failure by any provider to adequately service our operations, or a change in control or insolvency of one or more providers, may materially adversely affect our business, financial condition and results of operations. Prior to the Separation, we relied on Lilly to negotiate and manage many of our relationships and contracts with these third parties.

          In connection with the IPO and the Separation, we substantially changed, and will continue to develop, a number of our business processes, including our financial reporting and supply chain processes and with respect to where and from whom we obtain information technology systems. In order to support the new business processes under the terms of our transitional services agreement with Lilly, we have made and will continue to make significant configuration, process and data changes within many of the information technology systems we use. If our information technology systems and processes are not sufficient to support our business and financial reporting functions, or if we fail to properly implement our new business processes, our financial reporting may be delayed or inaccurate and, as a result, our business, financial condition and results of operations may be materially adversely affected. Even if we are able to successfully configure and change our systems, all technology systems, even with implementation of security measures, are vulnerable to disability, failures or unauthorized access. If our information technology systems were to fail or be breached, this could materially adversely affect our reputation and our ability to perform critical business functions, and sensitive and confidential data could be compromised.

Breaches of our information technology systems or improper disclosure of confidential company or personal data could have a material adverse effect on our reputation and operations, or we may fail to comply with privacy laws, regulations and our contractual obligations.

          We rely on information technology systems to process, transmit and store electronic information in our day-to-day operations, including customer, employee and company data. The secure processing, maintenance and transmission of this information is critical to our operations and the legal environment surrounding information security, storage, use, processing, disclosure and privacy is demanding with the frequent imposition of new and changing requirements. We also store certain information with third parties. Our information systems and those of our third-party vendors are subjected to computer viruses or other malicious codes, unauthorized access attempts, and cyber- or phishing-attacks and also are vulnerable to an increasing threat of continually evolving cybersecurity risks and external hazards, as well as improper or inadvertent staff behavior, all of which could expose confidential company and personal data systems and information to security breaches. Any such breach could compromise our networks, and the information stored therein could be accessed, publicly disclosed, lost or stolen. Such attacks could result in our intellectual property and other confidential information being lost or stolen, disruption of our operations, and other negative consequences, such as increased costs for security measures or remediation costs, and diversion of management attention. Any actual or perceived access, disclosure or other loss of information or any significant breakdown, intrusion, interruption, cyber-attack or corruption of customer, employee or company data or our failure to comply with federal, state, local and foreign privacy laws or contractual obligations with customers, vendors, payment processors and other third parties, could result in legal claims or proceedings, liability under laws or contracts that protect the privacy of personal information, regulatory penalties, disruption of our operations, and damage to our reputation, all of which could materially adversely affect our business, revenue and competitive position. While we will continue to implement additional protective measures to reduce the risk of and detect cyber-incidents, cyber-attacks are becoming more sophisticated and frequent, and the techniques used in such attacks change rapidly. Our protective measures may not protect us against attacks and such attacks could have a significant impact on our business and reputation. In addition, prior to the Separation, we relied on Lilly for certain privacy and compliance functions and personnel and may experience difficulties maintaining and implementing all policies and practices following completion of the Separation.

Increased regulation or decreased governmental financial support relating to the raising, processing or consumption of food animals could reduce demand for our food animal products.

          Companies in the food animal sector are subject to extensive and increasingly stringent regulations. If food animal producers are adversely affected by new regulations or changes to existing regulations, they may reduce herd or flock sizes or become less profitable and, as a result, they may reduce their use of our products, which may materially adversely affect our business, financial condition and results of operations. Also, many food animal producers benefit from governmental subsidies, and if such subsidies were to be reduced or eliminated, these companies may become less profitable and, as a result, may reduce their use of our food animal products. More stringent regulation of the food animal sector, including regarding the use of food animal products, could have a material adverse effect on our business, financial condition and results of operations.

Our business could be materially adversely affected by labor disputes, strikes or work stoppages.

          Some of our employees are members of unions, works councils, trade associations or are otherwise subject to collective bargaining agreements in certain jurisdictions, including the U.S. As a result, we are subject to the risk of labor disputes, strikes, work stoppages and other labor-relations matters. We may be unable to negotiate new collective bargaining agreements on similar or more favorable terms and may experience work stoppages, higher ongoing labor costs or other labor problems in the future at our sites. We may also experience difficulty or delays in implementing changes to our workforce in certain markets. These risks may be increased by the Separation because we no longer benefit from Lilly's prior relationships and negotiations relating to such agreements.

          Further, labor-related issues, including at our suppliers or CMOs, could cause a disruption of our operations, which could have a material adverse effect on our business, financial condition and results of operations, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages and reduced revenue and net income.

The anticipated benefits of the Separation from Lilly may not be achieved.

          We may not be able to achieve the full strategic and financial benefits expected to result from the Separation from Lilly. Further, such benefits, if ultimately achieved, may be delayed. These benefits include the following:

  •
  improving strategic and operational flexibility and streamlining decision-making by providing the flexibility to implement our strategic plan and to respond more effectively to different customer needs and the changing economic and industry environment;

  •
  allowing us to adopt the investment policy and dividend policy best suited to our financial profile and business needs, and allowing us to raise capital as an independent business;

  •
  creating an independent equity structure that makes possible future acquisitions utilizing our Common Stock as well as compensation arrangements; and

  •
  facilitating incentive compensation arrangements for employees more directly tied to the performance of our business, and enhancing employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of our business.

          We may not achieve the anticipated benefits of the Separation for a variety of reasons, which could materially adversely affect our business, financial condition and results of operations.

We have underfunded pension plan liabilities. We will require current and future operating cash flow to fund these shortfalls reducing the cash available for other uses.

          We have certain defined benefit pension plans, predominantly outside of the U.S., that our employees participate in that are either dedicated to our employees or where the plan assets and liabilities that relate to our employees were legally required to transfer to us at the time of the Separation. The funded status and net periodic pension cost for these plans is materially affected by the discount rate used to measure pension obligations, the longevity and actuarial profile of our workforce, the level of plan assets available to fund those obligations and the actual and expected long term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets can result in corresponding increases and decreases in the valuation of plan assets or in a change in the expected rate of return on plan assets. As of December 31, 2018, for pension plans with projected benefit obligations in excess of plan assets, the projected benefit obligation was $229.2 million with plan assets of $124.1 million. Any changes in the discount rate could result in a significant increase or decrease in the valuation of pension obligations, affecting the reported funded status of our pension plans as well as the net periodic pension cost in the following years. Similarly, changes in the expected return on plan assets can result in significant changes in the net periodic pension cost in the following years. The need to make additional cash contributions will divert resources from our operations and may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully integrate acquired businesses when we pursue acquisitions, divestitures, joint ventures or other significant transactions, such as the acquisition of Aratana Therapeutics.

          We finalized the acquisition of Aratana Therapeutics, a pet therapeutics company focused on developing and commercializing innovative therapeutics for dogs and cats, on July 18, 2019. Following the closing of the transaction, we are now required to devote significant management attention and resources to integrating the portfolio and operations of the target company. Potential difficulties that we may encounter in the integration process, including as a result of distraction of our management, include the following:

  •
  the inability to combine the businesses of the acquired company with ours in a manner that permits us to achieve the cost savings or other synergies anticipated as a result of the transaction or to achieve such cost savings or other anticipated synergies in a timely manner, which could result in us not realizing some anticipated benefits of the transaction in the time frame anticipated, or at all;

  •
  the inability to realize the anticipated value from various assets of target companies;

  •
  loss of key employees;

  •
  potential unknown liabilities and unforeseen increased expenses, delays or unfavorable conditions in connection with the closing of the transaction and the subsequent integration; and

  •
  performance shortfalls at our or the target company as a result of the diversion of management's attention from ongoing business activities as a result of completing the transaction and integrating the companies' operations.

          Future acquisitions could also result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities or amortization expenses related to intangible assets, and increased operating expenses, which could adversely affect our results of operations and financial condition. Furthermore, if we issue equity or debt securities to raise additional funds, our existing shareholders may experience significant dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing shareholders. Furthermore, if we sell a substantial number of shares of our Common Stock in the public markets, the availability of those shares for sale could adversely affect the market price of our Common Stock. Such sales, or the perception in the market that holders of a large number of shares intend to sell shares, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

Our historical combined financial data prior to the Separation is not necessarily representative of the results we would have achieved as a standalone company and may not be a reliable indicator of our future results.

          For periods prior to the Separation, our historical combined financial data included and incorporated by reference in this prospectus supplement does not reflect the financial condition, results of operations or cash flows we would have achieved as a standalone company during the periods presented or those we will achieve in the future. This is primarily the result of the following factors:

  •
  our historical combined financial data does not reflect the Separation;

  •
  our historical combined financial data for periods prior to the Separation reflects expense allocations for certain support functions that were provided on a centralized basis within Lilly, such as expenses for executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations that may be higher or lower than the comparable expenses we would have actually incurred, or will incur in the future, as a standalone company;

  •
  our cost of debt and our capital structure has been different from that reflected in our historical combined financial statements for periods prior to the Separation;

  •
  significant increases have occurred in our cost structure as a result of the IPO, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and

  •
  the IPO had a material effect on our customers and other business relationships, including supplier relationships, and resulted in the loss of preferred pricing available by virtue of our reduced relationship with Lilly.

          Our financial condition and future results of operations, after giving effect to the Separation, have been materially different from amounts for periods prior to the Separation reflected in our historical combined financial statements included and incorporated by reference into this prospectus supplement. As a result of the Separation, it may be difficult for investors to compare our results following the Separation and future results to historical results prior to the Separation or to evaluate our relative performance or trends in our business.

The pro forma and non-GAAP financial measures included in this prospectus supplement are presented for informational purposes only and may not be an indication of our financial condition or results of operations in the future.

          The unaudited pro forma condensed combined financial statements included in this prospectus supplement are presented for informational purposes only and are not necessarily indicative of what our actual financial condition or results of operations would have been had the Transactions been completed on the date indicated. The assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our financial condition or results of operations. Certain of the information in the unaudited pro forma condensed combined financial statements is based on preliminary estimates of fair value, which estimates will be adjusted based upon valuations that must be performed as of the closing date of the Acquisition. Any such adjustments to the preliminary estimates of fair value could be material. Accordingly, our financial condition and results of operations in the future may not be consistent with, or evident from, such pro forma financial information. See "Unaudited Pro Forma Condensed Combined Financial Data." The non-GAAP financial measures included in this prospectus supplement, such as adjusted EBITDA, adjusted net income and adjusted EPS, include information that we use to evaluate our past performance, but you should not consider such information in isolation or as an alternative to measures of our performance determined under U.S. GAAP. For further information regarding such limitations, see "Summary — Summary Historical and Unaudited Pro Forma Financial Information of Elanco."

Risks Related to the Acquisition of the Bayer Animal Health Business

The proposed acquisition of the Bayer Animal Health Business may not be completed on the anticipated terms and there are uncertainties and risks related to consummating the Acquisition.

          On August 20, 2019, we entered into the Purchase Agreement to purchase the Bayer Animal Health Business for $5.32 billion in cash and approximately $2.28 billion of our Common Stock, subject in each case to certain adjustments. Our obligation to consummate the Acquisition is subject to satisfaction or waiver, to the extent permitted under applicable law, of a number of conditions. Among other conditions, the Acquisition is subject to antitrust approvals in certain jurisdictions. We cannot provide any assurance that all required antitrust clearances will be obtained and what conditions will be imposed. There can be no assurance as to the cost, scope or impact of the actions that may be required, including divestiture actions, to obtain antitrust approval. If we are required to or otherwise decide to take such actions in order to close the Acquisition, it could be detrimental to the combined organization following the consummation of the Acquisition, including with respect to the synergies which we expect from the Acquisition. Furthermore, these actions, or the failure to effect any divestitures at an acceptable price or at all, could have the effect of delaying or preventing completion of the Acquisition or imposing additional costs on or limiting the revenues or cash of the combined organization following the consummation of the Acquisition. In January 2020, we signed agreements to divest Osurnia, a treatment for otitis externa in dogs, and Capstar, an oral tablet that kills fleas in dogs and pets, for an aggregate of $232.2 million in all cash deals (collectively, the "Announced Divestitures"), with the intent to advance our efforts to secure the necessary regulatory clearances for the Acquisition.

          Even if the parties receive antitrust approvals, the applicable domestic or international regulatory authorities could take action under the antitrust laws to prevent or rescind the Acquisition, require the divestiture of assets or seek other remedies. Additionally, state attorneys general could seek to block or challenge the Acquisition as they deem necessary or desirable in the public interest at any time, including after completion of the Acquisition. In addition, in some circumstances, a third party could initiate a private action under antitrust laws challenging or seeking to enjoin the Acquisition, before or after it is completed. We may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

We may be unable to integrate the Bayer Animal Health Business successfully and realize the anticipated benefits of the Acquisition.

          If the Acquisition is completed, the successful integration of the Bayer Animal Health Business and operations into those of our own and our ability to realize the expected synergies and benefits of the Transactions are subject to a number of risks and uncertainties, many of which are outside of our control. We will also be required to devote significant management attention and resources to integrating business practices, cultures and operations of each business. The risks and uncertainties relating to integrating the two businesses, and realizing the anticipated cost synergies, include, among other things:

  •
  the challenge of integrating complex organizations, systems, operating procedures, compliance programs, technology, networks and other assets of the Bayer Animal Health Business;

  •
  the difficulties harmonizing differences in the business cultures of our company and the Bayer Animal Health Business;

  •
  the inability to combine successfully our respective businesses in a manner that permits us to achieve the cost savings, synergies and other anticipated benefits from the Acquisition;

  •
  the inability to minimize the diversion of management attention from ongoing business concerns during the process of integrating the Bayer Animal Health Business into our businesses;

  •
  the inability to resolve potential conflicts that may arise relating to customer, supplier and other important relationships of our business and the Bayer Animal Health Business;

  •
  difficulties in retaining key management and other key employees;

  •
  the challenge of managing the expanded operations of a significantly larger and more complex company and coordinating geographically separate organizations; and

  •
  difficulties in fully exploiting intellectual property in-licensed from Bayer in connection with the Acquisition, given Bayer's rights as licensor of such intellectual property.

          We will incur substantial expenses to consummate the proposed Acquisition but may not realize the anticipated cost synergies and other benefits to the extent expected, on the timeline expected, or at all. In addition, even if we are able to integrate the Bayer Animal Health Business successfully, the anticipated benefits of the Acquisition may not be realized fully, or at all, or may take longer to realize than expected. Moreover, competition in the animal health industry, including competition that has negatively impacted results in the companion animal parasiticide market, may also cause us not to fully realize the anticipated benefits of the Acquisition. Given the size and significance of the Acquisition, we may encounter difficulties in the integration of the operations of the Bayer Animal Health Business and may fail to realize the full benefits and synergies of the Acquisition, which could adversely impact our business, results of operation and financial condition.

The Bayer Animal Health Business may have liabilities that are not known to us.

          The Bayer Animal Health Business may have liabilities that we failed, or were unable, to discover in the course of performing our due diligence investigations of the Bayer Animal Health Business. We cannot assure you that the indemnification available to us under the Purchase Agreement in respect of the Acquisition in connection with such agreement will be sufficient in amount, scope or duration to fully offset the possible liabilities associated with the Bayer Animal Health Business or property that we will assume upon consummation of the Acquisition. We may learn additional information about the Bayer Animal Health Business that materially adversely affects us, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

The historical combined financial information of the Bayer Animal Health Business included and incorporated by reference in this prospectus supplement may not be a reliable indicator of future results.

          Because the Bayer Animal Health Business historically operated within Bayer, the historical financial information of the Bayer Animal Health Business included and incorporated by reference in this prospectus supplement have been prepared on a combined basis from Bayer, which required certain assumptions and estimates based on accounting data extracted from accounting data books that were used when preparing the consolidated financial statements of Bayer.

          Accordingly, the historical combined financial information of the Bayer Animal Health Business included and incorporated by reference in this prospectus supplement has been derived from the historical accounting records of Bayer, and we anticipate that significant changes will occur in the Bayer Animal Health Business' cost structure, financing and business operations as a result of our operation of it as part of our larger corporate organization following the Acquisition. Such historical financial information may therefore not reflect what the Bayer Animal Health Business' results of operations, financial position or cash flows would have been had it been a standalone company during the periods presented, or what they would have been had the Bayer Animal Health Business been operated by us as part of our larger corporate organization during the periods presented, and may not be indicative of what the Bayer Animal Health Business' results of operations, financial position or cash flows will be in the future following the Acquisition.

          In addition, the Bayer Animal Health Business' historical combined financial information included and incorporated by reference in this prospectus supplement was prepared under IFRS, while our financial information is prepared under U.S. GAAP. There are significant differences between IFRS and U.S. GAAP, including differences related to treatment of pensions, revenue recognition, income tax, earnings per share and classification within the financial statements. Therefore, the Bayer Animal Health Business historical combined financial information included and incorporated by reference in this prospectus supplement could have been significantly different if it had been prepared in accordance with U.S. GAAP. As a result, it may be difficult to meaningfully compare our financial statements, as prepared under U.S. GAAP, with the Bayer Animal Health Business combined financial information, as prepared under IFRS.

Acquisition accounting adjustments could adversely affect our financial results.

          We will account for the completion of the Acquisition using the acquisition method of accounting. We will allocate the total estimated purchase price to net tangible assets, amortizable intangible assets and indefinite-lived intangible assets, and based on their fair values as of the date of completion of the Acquisition record the excess, if any, of the purchase price over those fair values as goodwill. Differences between preliminary estimates and the final acquisition accounting may occur, and these differences could have a material impact on the consolidated and combined financial statements and the combined company's future results of operations and financial position.

Failure to complete the Acquisition could impact our stock and Units price and our future business and financial results.

          If the Acquisition is not completed, our ongoing business and financial results may be adversely affected and we will be subject to a number of risks, including the following:

  •
  depending on the reasons for the failure to complete the Acquisition, we could be liable to Bayer for monetary or other damages in connection with the termination or breach of the Purchase Agreement;

  •
  we have dedicated significant time and resources, financial and otherwise, in planning for the Acquisition and the associated integration, of which we would lose the benefit if the Acquisition is not completed;

  •
  we are responsible for certain transaction costs relating to the Acquisition, whether or not the Acquisition is completed;

  •
  while the Purchase Agreement is in force, we are subject to certain restrictions on the conduct of our business, including taking any action that is reasonably likely to prevent, materially delay or materially impair the consummation of the Acquisition, which restrictions may adversely affect our ability to execute certain of our business strategies; and

  •
  matters relating to the Acquisition (including integration planning) may require substantial commitments of time and resources by our management, whether or not the Acquisition is completed, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

          In addition, if the Acquisition is not completed, we may experience negative reactions from the financial markets and from our customers and employees. We also may be subject to litigation related to any failure to complete the Acquisition or to enforcement proceedings commenced against us to perform our obligations under the Purchase Agreement. If the Acquisition is not completed, these risks may materialize and may adversely affect our business, financial results and financial condition, as well as the price of our Common Stock and our Units.

While the Acquisition is pending, we and the Bayer Animal Health Business will be subject to business uncertainties that could adversely affect our respective businesses.

          Our success following the announcement of the Acquisition will depend in part upon the ability of us and the Bayer Animal Health Business to maintain our respective business relationships. Uncertainty about the effect of the Acquisition on customers, suppliers, employees and other constituencies may have a material adverse effect on us and the Bayer Animal Health Business. Customers, suppliers and others who deal with us or the Bayer Animal Health Business may delay or defer business decisions, decide to terminate, modify or renegotiate their relationships or take other actions as a result of the Acquisition that could negatively affect the revenues, earnings and cash flows of our company or the Bayer Animal Health Business. If we are unable to maintain these business and operational relationships, our financial position, results of operations or cash flows could be materially affected.

Our debt following the completion of the Acquisition will be significant and could adversely affect our business and our ability to meet our obligations.

          In connection with the Acquisition, we expect to enter into the New Credit Facilities, which would include the $3.0 billion New Term Facility and the $750.0 million New Revolving Credit Facility. We have also obtained commitments for $2.75 billion of bridge loans, which we may replace with proceeds from debt or equity financings, including the proceeds from the concurrent offering of Common Stock and this offering of Tangible Equity Units as well as the New Notes.

          The unaudited pro forma condensed combined financial information in this prospectus includes preliminary assumptions regarding the indebtedness expected to be incurred in the Debt Financings, including assumptions regarding principal amounts and interest rates and that we will rely on the Bridge Facility; however we currently intend to issue the New Notes instead of drawing on the Bridge Facility. As a result, actual amounts of the indebtedness, the form of borrowings and the interest rates applicable thereto may differ from the amounts presented herein depending on several factors, including, among others, the amount of cash generated by us prior to the closing of the Debt Financings, the amount of net proceeds from this offering and the concurrent offering of Common Stock and differences from our estimated fees and expenses, and such differences may be significant. Accordingly, there can be no assurance that the Debt Financings will be completed on the terms described in this prospectus supplement, or at all.

          This significant amount of debt and other cash needs could have important consequences to us, including:

  •
  requiring a substantial portion of our cash flow from operations to make payments on this debt, thereby limiting the cash we have available to fund future growth opportunities, such as R&D, capital expenditures and acquisitions;

  •
  restrictive covenants in our debt arrangements, which could limit our operations and borrowing;

  •
  the risk of a future credit ratings downgrade of our debt, increasing future debt costs and limiting the future availability of debt financing;

  •
  increasing our vulnerability to general adverse economic and industry conditions and limiting our flexibility in planning for, or reacting to, changes in our business and industry, due to the need to use our cash to service our outstanding debt;

  •
  placing us at a competitive disadvantage relative to our competitors that are not as highly leveraged with debt and that may therefore be more able to invest in their business or use their available cash to pursue other opportunities, including acquisitions; and

  •
  limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise.

          In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to repay all of our outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt.

The issuance of our Common Stock to Bayer under the Purchase Agreement will be dilutive to our shareholders and could depress the market price of our Common Stock and, as a result, the market price of the Units.

          Following the closing of the Acquisition, Bayer will own shares of our Common Stock valued at approximately $2.28 billion based on trading prices before the closing of the Acquisition, subject to a minimum and maximum number of shares as provided in the Purchase Agreement. The shares are subject to limited lock-up obligations and following the expiration of such lock-up obligations (the latest of which expire 12 months after the closing of the Acquisition), Bayer is free to sell the shares of our Common Stock received at the closing of the Acquisition. In addition, under the Purchase Agreement, we agreed to provide Bayer with customary shelf registration rights.

          The market price of shares of our Common Stock and, as a result, the market price of the Units may drop significantly as a result of the resale of the Consideration Shares, or when the lock-up restrictions on resale by Bayer lapse. In addition, this concentration of share ownership may adversely affect the trading price of our Common Stock and, as a result, the trading price of the Units, because investors may perceive disadvantages in owning shares in a company with significant shareholders.

Risks Related to our Indebtedness

We have substantial indebtedness and expect to incur substantial additional indebtedness.

          We have a significant amount of indebtedness, which could materially adversely affect our business, financial condition and results of operations. As of September 30, 2019, we had approximately $2.4 billion aggregate principal amount of senior indebtedness outstanding, consisting of our senior unsecured notes (the "Senior Unsecured Notes") and our existing term facility (the "Existing Term Facility"). We have an additional $750.0 million of borrowing capacity ($1,000.0 million if certain conditions are met) under our existing revolving facility (the "Existing Revolving Credit Facility").

          We expect to incur substantial additional indebtedness in connection with the Acquisition. On a pro forma basis after giving effect to the Transactions, as of September 30, 2019, we would have had approximately $6,570 million aggregate amount of senior indebtedness, consisting of the Senior Unsecured Notes, the New Notes, the New Credit Facilities and the amortizing notes that will be components of the Units (the "Amortizing Notes").

          Our high level of debt could have important consequences, including:

  •
  making it more difficult for us to satisfy our obligations with respect to our debt and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the agreements governing other indebtedness;

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to the payment of interest and the repayment of our indebtedness, thereby reducing funds available to us for other purposes;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, business development or other general corporate requirements, including dividends;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

  •
  restricting us from making strategic acquisitions, engaging in development activities or exploiting business opportunities;

  •
  causing us to make non-strategic divestitures;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings are and may in the future be at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the animal health industry;

  •
  impacting our effective tax rate; and

  •
  increasing our cost of borrowing.

          In addition, the credit agreement expected to govern the New Credit Facilities and the indenture expected to govern the New Notes are expected to contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

          The unaudited pro forma condensed combined financial information in this prospectus includes preliminary assumptions regarding the borrowings expected to be incurred to finance the Acquisition, including assumptions regarding principal amounts and interest rates and that we will rely on the Bridge Facility; however we currently intend to issue the New Notes instead of drawing on the Bridge Facility. As a result, actual amounts of the borrowings, the form of borrowings and the interest rates applicable thereto may differ from the amounts presented herein depending on several factors, including, among others, the amount of cash generated by us prior to the closing of the Debt Financings, the amount of net proceeds from this offering and the concurrent Common Stock offering and differences from our estimated fees and expenses, and such differences may be significant. Accordingly, there can be no assurance that the Debt Financings will be completed on the terms described in this prospectus supplement, or at all.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, which could intensify the risks associated with our indebtedness.

          We and our subsidiaries may be able to incur substantial indebtedness in the future, even following the incurrence of indebtedness in connection with the Transactions. Although we expect that the terms of the indenture governing the New Notes and the credit agreement governing the

New Credit Facilities will contain restrictions on our and our subsidiaries' ability to incur additional indebtedness, these restrictions are expected to be subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. These restrictions are also not expected to prevent us from incurring obligations that do not constitute indebtedness. As of September 30, 2019, on a pro forma basis after giving effect to the Transactions, we would have had $750.0 million available for additional borrowing under the Revolving Credit Facility portion of our New Credit Facilities, all of which would be secured. In addition to the New Notes and our borrowings under the New Credit Facilities, the covenants under the indenture governing the New Notes and the credit agreement governing the New Credit Facilities are expected to, and the covenants under any other of our existing or future debt instruments could, allow us to incur a significant amount of additional indebtedness and, subject to certain limitations, such additional indebtedness could be secured. The more leveraged we become, the more we, and in turn our security holders, will be exposed to certain risks described above under "— We have substantial indebtedness and expect to incur substantial additional indebtedness."

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

          Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness.

          If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures, or to dispose of material assets or operations, alter our dividend policy, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The instruments that are expected to govern our indebtedness following the Transactions, may restrict our ability to dispose of assets and may restrict the use of proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations when due.

          In addition, we conduct our operations through our subsidiaries. Accordingly, repayment of our indebtedness will depend on the generation of cash flow by our subsidiaries, including certain international subsidiaries, and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries may not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make adequate distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity and, under certain circumstances, legal, tax and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

          Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, may materially adversely affect our business, financial condition and results of operations and our ability to satisfy our obligations under our indebtedness or pay dividends on our Common Stock.

Our debt agreements following the completion of the Transactions are expected to contain restrictions that will limit our flexibility in operating our business.

          Our Existing Term Facility, our Existing Revolving Credit Facility and the indenture governing the Senior Unsecured Notes contain, and the New Credit Facilities and the indenture governing the New Notes are expected to contain, and any other existing or future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries' ability to, among other things:

  •
  incur additional debt, guarantee indebtedness or issue certain preferred shares;

  •
  pay dividends on or make distributions in respect of, or repurchase or redeem, our capital stock or make other restricted payments;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans or certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates;

  •
  substantially alter the businesses we conduct;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

          In addition, the New Credit Facility is expected to require us to comply with a net total leverage ratio and a minimum fixed charge coverage ratio under certain circumstances.

          As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

          A failure to comply with the covenants under the Existing Term Facility, the Existing Revolving Credit Facility, the indenture that governs the Senior Unsecured Notes, the New Credit Facilities, the indenture that will govern the New Notes or any of our other existing or future indebtedness could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of an event of default under the New Credit Facilities, it is expected that the lenders:

  •
  will not be required to lend any additional amounts to us;

  •
  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit;

  •
  could require us to apply all of our available cash to repay these borrowings; or

  •
  could effectively prevent us from making debt service payments on the notes (due to a cash sweep feature).

          Such actions by the lenders could cause cross defaults under our other indebtedness, including the Senior Unsecured Notes, the New Notes and the Amortizing Notes. If we were unable to repay those amounts, the lenders under the New Notes, the Amortizing Notes, the New Credit Facilities and any of our other existing or future secured indebtedness could proceed against the collateral granted to them to secure the New Notes, the New Credit Facilities or such other indebtedness. We are expecting to pledge a significant portion of our assets as collateral under the New Notes and the New Credit Facilities.

The terms and conditions of the New Notes and the New Credit Facilities have not been finalized.

          The indenture relating to the New Notes and the credit agreement relating to the New Credit Facilities have not been finalized. Our issuance of the New Notes and entry into the New Credit Facilities is subject to market conditions, and we cannot assure you that the New Notes will be issued, or the New Credit Facilities will be completed, in the manner, on the terms or on the timetable described herein, or at all. Future changes in market conditions may result in less favorable terms for the New Notes and/or New Credit Facilities and any changes to the terms of the New Notes or New Credit Facilities may increase our interest expense and adversely affect our business. The terms of the New Notes and the New Credit Facilities could also change in a way that increases our indebtedness or makes it easier to incur debt in the future.

Changes in our credit rating could increase our interest expense and restrict our access to, and negatively impact the terms of, current or future financings or trade credit.

          Credit rating agencies continually revise their ratings for the companies that they follow, including us. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on us and certain of our debt. As a result of the Transactions, our credit ratings may be downgraded. If the ratings of the Senior Unsecured Notes are downgraded, we may be required to pay additional interest under our Senior Unsecured Notes. Moreover, any decision to downgrade our ratings could restrict our access to, and negatively impact the terms of, current or future financings and trade credit extended by our suppliers of raw materials or other vendors.

Risks Related to our Relationship with Lilly

As a result of the Separation, we no longer have access to Lilly's brand, reputation, capital base and other resources.

          We believe our association with Lilly has contributed to our building relationships with our customers due to Lilly's globally recognized brand and perceived high-quality products. The Separation could adversely affect our ability to attract and retain customers, which could result in reduced sales of our products.

          The loss of Lilly's scale, capital base and financial strength may also prompt suppliers to reprice, modify or terminate their relationships with us. In addition, Lilly's reduction of its ownership of our company could potentially cause some of our existing agreements and licenses to be terminated. We cannot predict with certainty the effect that the Separation will have on our business, our clients, vendors or other persons, or whether our brand will be accepted in the marketplace.

          Further, because we have only operated as a standalone company for a limited period of time, we may have difficulty doing so. We may need to acquire assets and resources in addition to those provided by Lilly, and in connection with the Separation, may also face difficulty in separating our assets from Lilly's assets and integrating newly acquired assets into our business. Our business, financial condition and results of operations could be materially adversely affected if we have difficulty operating as a standalone company, fail to acquire assets that prove to be important to our operations or incur unexpected costs in separating our assets from Lilly's assets or integrating newly-acquired assets.

Lilly may compete with us.

          Lilly is not restricted from competing with us in the animal health business. Although Lilly has informed us it had no intention to compete with us in the animal health business, if Lilly in the future decides to engage in the type of business we conduct, it may have a competitive advantage over us, which may cause our business, financial condition and results of operations to be materially adversely affected.

To preserve the tax-free treatment to Lilly and its shareholders of the Separation and certain related transactions, we may not be able to engage in certain transactions.

          To preserve the tax-free treatment to Lilly and its shareholders of the Separation and certain related transactions, under a tax matters agreement with Lilly, we are restricted from taking any action that prevents such transactions from being tax-free for U.S. federal income tax purposes. These restrictions limit our ability to pursue certain strategic transactions or engage in other transactions, including using our Common Stock to make acquisitions and in connection with equity capital market transactions that might increase the value of our business. Because of these restrictions, following this offering and the concurrent offering of Common Stock and issuance of the Consideration Shares to Bayer in connection with the Acquisition, we will have limited or no ability to issue shares of our Common Stock in the near term.

Lilly's rights as licensor under the intellectual property and technology license agreement could limit our ability to develop and commercialize certain products.

          Prior to the Separation, we had the ability to leverage certain of Lilly's intellectual property. As part of the Separation, we entered into an intellectual property and technology license agreement. Pursuant to the intellectual property and technology license agreement, Lilly licenses to us certain of its intellectual property (excluding trademarks) related to the animal health business and also grants a license for us to use Lilly's proprietary compound library for a period of two years plus up to three additional one-year periods, each such period to be granted under Lilly's sole discretion. If we fail to comply with our obligations under this agreement and Lilly exercises its right to terminate it, our ability to continue to research, develop and commercialize products incorporating that intellectual property will be limited. In addition, this agreement includes limitations that affect our ability to develop and commercialize certain products, including in circumstances where Lilly has an interest in the licensed intellectual property in connection with its human health development programs. These limitations and termination rights may make it more difficult, time consuming or expensive for us to develop and commercialize certain new products, or may result in our products being later to market than those of our competitors. For a summary description of the terms of the intellectual property and technology license agreement, see Note 19 in our audited consolidated and combined financial statements incorporated by reference herein.

We have incurred and will continue to incur significant charges in connection with the Separation and incremental costs as a standalone public company.

          We are currently replicating or replacing certain functions, systems and infrastructure to which we no longer have the same access after the Separation. We have also made and will continue to make investments or hire additional employees to operate without the same access to Lilly's existing operational and administrative infrastructure. These initiatives may be costly to implement. Due to the scope and complexity of the underlying projects relative to these efforts, the amount of total costs could be materially higher than our estimates, and the timing of the incurrence of these costs is subject to change.

          Prior to the Separation, Lilly performed or supported many important corporate functions for us. Our consolidated and combined financial statements prior to the Separation reflect charges for these services on an allocated basis. Following the Separation, many of these services are governed by our transitional services agreement with Lilly. Under the transitional services agreement we are able to use these Lilly services for a fixed term established on a service-by-service basis. Partial reduction in the provision of any service or termination of a service prior to the expiration of the applicable fixed term requires Lilly's consent. In addition, either party is able to terminate the agreement due to a material breach of the other party, upon prior written notice, subject to limited cure periods or if the other party undergoes a change of control.

          We pay Lilly mutually agreed-upon fees for these services, which are based on Lilly's costs (including third-party costs) of providing the services through March 31, 2021 and subject to a mark-up of 7% thereafter, with additional inflation-based escalation beginning January 1, 2022. However, since our transitional services agreement was negotiated in the context of a parent-subsidiary relationship, the terms of the agreement, including the fees charged for the services, may be higher or lower than those that would be agreed to by parties bargaining at arm's length for similar services and may be higher or lower than the costs reflected in the allocations in our historical consolidated and combined financial statements. In addition, while these services are being provided to us by Lilly, our operational flexibility to modify or implement changes with respect to such services or the amounts we pay for them will be limited.

          We may not be able to replace these services or enter into appropriate third-party agreements on terms and conditions, including cost, comparable to those that we receive from Lilly under the transitional services agreement. Additionally, after the transitional services agreement terminates, we may be unable to sustain the services at the same levels or obtain the same benefits as when we were receiving such services and benefits from Lilly. When we begin to operate these functions separately, if we do not have our own adequate systems and business functions in place, or are unable to obtain them from other providers, we may not be able to operate our business effectively or at comparable costs, and our profitability may decline. In addition, we have historically received informal support from Lilly, which may not be addressed in the transitional services agreement. The level of this informal support may diminish or be eliminated in the future.

Risks Related to the Units, the Separate Purchase Contracts, the Separate Amortizing Notes and our Common Stock

You will bear the risk that the market value of our Common Stock may decline.

          The purchase contracts, pursuant to which we will deliver to you shares of our Common Stock, are components of the Units. The number of shares of our Common Stock that you will receive upon settlement of a purchase contract on the mandatory settlement date (subject to earlier settlement), whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value, which is equal to the arithmetic average of the VWAP per share of our Common Stock on each of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2023. There can be no assurance that the market value of the Common Stock received by you will be greater than or equal to the reference price of approximately $             . If the applicable market value of our Common Stock is less than the reference price, then the market value of the Common Stock issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the Common Stock) will be less than the effective price per share paid by you for such Common Stock on the date of issuance of the Units. Furthermore, because we will in no event deliver more than                  shares (subject to adjustment as described herein) upon settlement of a purchase contract, the market value of the Common Stock delivered to you upon any early settlement may be less than the effective price per share paid to you for such Common Stock on the date of the issuance of the Units. Therefore, you assume the entire risk that the market value of our Common Stock may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as applicable. Any decline in the market value of our Common Stock may be substantial.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our Common Stock.

          During the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our Common Stock. The aggregate market value of our Common Stock delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $50.00 stated amount of each Unit only if the applicable market value of our Common Stock exceeds the threshold appreciation price. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on our Common Stock above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the shares of our Common Stock you would have received had you purchased shares of Common Stock with $50.00 at the public offering price in the Concurrent Offering. See "Description of the Purchase Contracts — Delivery of Common Stock — Hypothetical Settlement Values" for a table showing the number of shares of Common Stock that you would receive at various applicable market values.

We may not be able to settle your purchase contracts and deliver shares of our Common Stock, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

          Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us.

          A bankruptcy court may prevent us from delivering our Common Stock to you in settlement of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of Common Stock, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our Common Stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver Common Stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our Common Stock receive any recovery. See "Description of the Purchase Contracts — Consequences of Bankruptcy."

          In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to require repurchase following an early mandatory settlement, receive any repurchase price on, the amortizing notes.

The Units are not protected by restrictive covenants.

          Neither the purchase contracts nor the indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Neither the purchase contracts nor the indenture contains any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving Elanco except, with respect to the purchase contracts, to the extent described under "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change."

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

          The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any existing and future secured indebtedness we may incur. The indenture that will govern the amortizing notes will not restrict our or our subsidiaries' ability to incur additional debt (including secured debt) and, if we do incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by the secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Elanco, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. Holders of the amortizing notes will participate in any remaining assets ratably with all of Elanco's other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion. As of September 30, 2019, on a pro forma basis after giving effect to the Transactions, we would have had approximately $4,500 million of secured indebtedness.

The amortizing notes are structurally subordinated to the liabilities of our subsidiaries.

          The amortizing notes are our obligations exclusively and not of any of our subsidiaries. Therefore, the amortizing notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our subsidiaries, creditors of such subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us, except to the extent we may also have a claim as a creditor.

Our ability to pay dividends and to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize cash flows from those subsidiaries.

          We conduct our operations through our subsidiaries. Accordingly, our ability to pay dividends and meet our debt and other obligations depends on the generation of cash flow by our subsidiaries, including our international subsidiaries, and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries are not obligated to pay dividends or make loans or distributions to us (whether to enable us to pay dividends on our Common Stock, to pay principal and interest on our debt, to settle, repurchase or redeem our debt (including the amortizing notes) or other securities (including the purchase contracts), or to satisfy our other obligations). Each subsidiary is a distinct legal entity, and under certain circumstances, legal, tax and contractual restrictions may limit our ability to obtain cash from our subsidiaries.

The market price of our Common Stock and interest rates, which may fluctuate significantly, will directly affect the market price for the Units, the separate purchase contracts and the amortizing notes.

          We expect that, generally, the market price of our Common Stock will significantly affect the market price of the Units, the separate purchase contracts and the amortizing notes. This may result in greater volatility in the market price of the Units, the separate purchase contracts and the amortizing notes than would be expected for such securities.

          Some factors that may cause the market price of our Common Stock to fluctuate, in addition to the other risks mentioned in this section of the prospectus supplement, are:

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  our announcements or our competitors' announcements regarding new products, enhancements, significant contracts, acquisitions or strategic investments;

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  changes in earnings estimates or recommendations by securities analysts, if any, who cover our Common Stock;

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  failures to meet external expectations or management guidance;

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  fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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  changes in our capital structure or dividend policy future issuances of securities, sales of large blocks of our Common Stock by our shareholders or our incurrence of additional debt;

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  reputational issues;

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  changes in general economic and market conditions in or any of the regions in which we conduct our business;

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  changes in industry conditions or perceptions; and

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  changes in applicable laws, rules or regulations and other dynamics.

          In addition, if the market for stocks in our industry or related industries, or the stock market in general, experiences a loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

          We expect that the market price of the Units, the separate purchase contracts and the amortizing notes will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory settlement date, our creditworthiness and the occurrence of certain events affecting us that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value. In general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Units, the separate purchase contracts, the amortizing notes and our Common Stock. Any such arbitrage could, in turn, affect the market prices of our Common Stock, the Units, the separate purchase contracts and the amortizing notes. The market price of our Common Stock could also be affected by possible sales of our Common Stock by investors who view the Units and/or separate purchase contracts as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the Units, the separate purchase contracts and our Common Stock. This trading activity could, in turn, affect the market price of the Units, the separate purchase contracts and the Common Stock.

Upon issuance of the shares of Common Stock in the Concurrent Offering and the issuance of the Units, our Common Stock will incur immediate dilution.

          Upon the issuance of the shares of Common Stock in the Concurrent Offering and the issuance of the Units, holders of our Common Stock will incur immediate and substantial net tangible book value dilution on a per share basis.

Future sales or the possibility of future sales of a substantial amount of our Common Stock may depress the price of the Units and shares of our Common Stock.

          The sale or issuance of substantial amounts of shares of our Common Stock or other securities convertible or exchangeable into shares of our Common Stock in the public market, or the settlement of the purchase contracts, or the perception that such sales or issuances could occur, could adversely affect the prevailing market price of the Units, the purchase contracts or our Common Stock. This could also impair our ability to raise additional capital through future sales of our equity securities. Declines in the market price of our Common Stock may also materially and adversely affect the market price of the Units and the purchase contracts. Future sales or the availability for sale of substantial amounts of our Common Stock or other equity-related securities could be dilutive to holders of our Common Stock and could adversely affect their voting and other rights and economic interests, including holders of any shares of Common Stock issued upon settlement of the purchase contracts, and could have a similar impact with respect to the Units and the purchase contracts. Holders of our Common Stock, including holders of any shares of Common Stock issued upon settlement of the purchase contracts, may also experience additional dilution upon future vesting events, equity issuances, exercise of options to purchase our Common Stock or the settlement of restricted stock units granted to our employees, executive officers and directors.

          Pursuant to the Purchase Agreement, we have agreed to issue the Consideration Shares to Bayer and to use our reasonable best efforts to file a shelf registration statement to register such shares within 60 days after the closing date of the Acquisition. The Purchase Agreement provides that, subject to certain lock-up restrictions with respect to the transfer of the Consideration Shares, Bayer may request that we complete underwritten offerings with respect to the Consideration Shares, subject to limitations on minimum offering size. The completion of the Acquisition is subject to the satisfaction of certain customary closing conditions, including the receipt of antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Acquisition in specified jurisdictions. Bayer will receive the Consideration Shares at the completion of the Acquisition. See "Summary — Agreement to Acquire the Bayer Animal Health Business."

          Any shares of our Common Stock sold by Bayer under the shelf registration statement in compliance with or following the expiration of the lock-up provisions under the Purchase Agreement will be freely tradable. In the event Bayer exercises its registration rights and sells a large number of shares of our Common Stock, such sales could reduce the trading price of our Common Stock and the Units. These sales or the prospects of these sales or any other sales also could impede our ability to raise future capital.

          As of December 31, 2019, there were 373,011,513 shares of our Common Stock outstanding, 3,344,171 shares of our Common Stock issuable upon exercise or vesting of outstanding equity awards and an additional 8,030,829 shares of Common Stock available for issuance under the 2018 Elanco Stock Plan and Elanco Animal Health Incorporated Directors' Deferral Plan; issuances of these shares are registered on our Registration Statement on Form S-8. Accordingly, shares of our Common Stock registered under such registration statement will be available for sale in the open market upon exercise or vesting by the holders of such awards, subject to vesting restrictions and Rule 144 limitations applicable to our affiliates.

          In addition, subject to compliance with our tax matters agreement with Lilly, we may also issue additional shares of our Common Stock or convertible debt securities to finance future acquisitions or for other corporate purposes. We cannot predict the size of future issuances of our Common Stock or other securities or the effect, if any, that future issuances and sales of our Common Stock or other securities will have on the market price of our Common Stock, the Units or the purchase contracts. Sales of substantial amounts of our Common Stock (including shares of our Common Stock issued in connection with the Acquisition or any future acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock, the Units or the purchase contracts. See "Risks Related to the Acquisition of the Bayer Animal Health Business — The issuance of our Common Stock to Bayer under the Purchase Agreement will be dilutive to our shareholders and could depress the market price of our Common Stock."

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

          We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the Common Stock underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our Common Stock in lieu of or in addition to short selling the Common Stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our Common Stock would adversely affect the ability of investors in, or potential purchasers of, the Units to conduct the arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Units. This could, in turn, adversely affect the trading price and liquidity of the Units.

          The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Common Stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our Common Stock, borrow our Common Stock or enter into swaps on our Common Stock could adversely affect the trading price and the liquidity of the Units.

          In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our Common Stock, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive shares of Common Stock upon settlement of the purchase contracts that are lower in value than the price of the Common Stock just prior to the mandatory settlement date.

          Because the applicable market value of the Common Stock is determined over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2023, the number of shares of Common Stock delivered for each purchase contract may, on the mandatory settlement date, be greater than or less than the number of shares that would have been delivered based on the closing price (or VWAP) per share of the Common Stock on the last trading day in the related 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of Common Stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

          Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early at any time beginning on, and including, the business day immediately following the date of initial issuance of the Units until the second scheduled trading day immediately preceding February 1, 2023. However, if you settle your purchase contracts prior to the second scheduled trading day immediately preceding February 1, 2023, you will receive for each purchase contract a number of shares of Common Stock equal to the minimum settlement rate, regardless of the current market value of our Common Stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

The fundamental change early settlement rate may not adequately compensate you.

          If a "fundamental change" occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $             per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change."

          Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate and maximum settlement rate of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

          The minimum settlement rate and maximum settlement rate of the purchase contracts are subject to adjustment for certain events, including, but not limited to, certain dividends on our Common Stock, the issuance of certain rights, options or warrants to holders of our Common Stock, subdivisions or combinations of our Common Stock, certain distributions of assets, debt securities, capital stock or cash to holders of our Common Stock and certain tender offers or exchange offers, as described under "Description of the Purchase Contracts — Adjustments to the Fixed Settlement Rates." The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our Common Stock, such as employee stock options grants, offerings of our Common Stock for cash (including pursuant to the Concurrent Offering), certain exchanges of our Common Stock for our other securities or issuances in connection with acquisitions and other transactions, including the Acquisition. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

Until the purchase contracts are settled with Common Stock, you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

          Until the date on which you are treated as the record holder of Common Stock on account of a settlement of the purchase contracts for or with, as the case may be, Common Stock, you will not be entitled to any rights with respect to our Common Stock, including voting rights and rights to receive any dividends or other distributions on our Common Stock, but you will be subject to all changes affecting the Common Stock. You will be treated as the record holder of any shares of our Common Stock issuable upon settlement or redemption of the purchase contracts only as follows:

  •
  in the case of settlement of purchase contracts on the mandatory settlement date, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined;

  •
  in the case of settlement of purchase contracts in connection with any early settlement at the holder's option, as of 5:00 p.m., New York City time, on the early settlement date;

  •
  in the case of settlement of purchase contracts following exercise of a holder's fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date; and

  •
  in the case of settlement of purchase contracts following exercise by us of our early mandatory settlement right, as of 5:00 p.m., New York City time, on the notice date.

          For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of the shares of our Common Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock once you become a stockholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require repurchase of your amortizing notes upon a fundamental change.

          Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require repurchase of your amortizing notes upon a fundamental change, however. Additionally, the definition of "fundamental change" herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions, including the Acquisition, initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

          If we elect to exercise our early mandatory settlement right, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under "Description of the Amortizing Notes — Repurchase of Amortizing Notes at the Option of the Holder." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase. In addition, our ability to pay the relevant repurchase price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price for the amortizing notes.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

          Prior to this offering, there has been no public market for the Units. We have applied to have the Units listed on the NYSE under the symbol "ELAT," subject to satisfaction of its minimum listing standards. However, we can give no assurance that the Units will be so listed. The shares of our Common Stock deliverable upon settlement of all purchase contracts are also expected to be listed on the NYSE. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. Listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

          Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

          The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

  •
  disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

  •
  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

  •
  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The U.S. federal income tax consequences relating to the Units are uncertain.

          The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. federal income tax purposes, and no assurance can be given that the Internal Revenue Service ("IRS") will agree with the tax consequences described herein. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. See "Certain U.S. Federal Income and Estate Tax Consequences."

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

          You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our Common Stock (for example, if we increase the cash dividend on our Common Stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our Common Stock and as discussed in "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below in "Certain U.S. Federal Income and Estate Tax Consequences — U.S. Holders — Common Stock Acquired under a Purchase Contract — Distributions" and "Certain U.S. Federal Income and Estate Tax Consequences — Non-U.S. Holders — United States Federal Income Tax." If you are a "non-U.S. holder" (as defined in "Certain U.S. Federal Income and Estate Tax Consequences — Non-U.S. Holders"), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of Common Stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. See "Certain U.S. Federal Income and Estate Tax Consequences — Non-U.S. Holders — U.S. Federal Withholding Tax."

Any adverse rating action with respect to the Units may cause their trading price to fall.

          We do not intend to seek a rating on the Units. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline.

We do not anticipate paying dividends on our common stock in the foreseeable future.

          We do not anticipate paying any dividends in the foreseeable future on our Common Stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. The New Credit Facilities and the indenture that is expected to govern the New Notes are expected to contain restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Common Stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

The distributions we pay on our Common Stock may not qualify as dividends for U.S. federal income tax purposes, which could adversely affect the U.S. federal income tax consequences to you of owning our Common Stock.

          Generally, any distributions that we make to a stockholder with respect to its shares of our Common Stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. While we expect that we will have accumulated earnings and profits, as determined for U.S. federal income tax purposes, allocated to us as a result of our separation from Lilly, this allocation has not yet been finalized. Furthermore, our ability to generate earnings and profits, as determined for U.S. federal income tax purposes, in any future year is subject to a number of variables that are uncertain and difficult to predict.

          Generally, any distribution not constituting a dividend under the rules described above will be treated as first reducing your adjusted basis in your shares of our Common Stock and, to the extent that the distribution exceeds your adjusted basis in your shares of our Common Stock, as gain from the sale or exchange of such shares, and if you are a domestic corporation, you will not be entitled to claim, with respect to such non-dividend distribution, a "dividends-received" deduction, which generally applies to dividends received from other domestic corporations.

          See "Certain U.S. Federal Income and Estate Tax Consequences — U.S. Holders — Common Stock Acquired under a Purchase Contract — Distributions" and "Certain U.S. Federal Income and Estate Tax Consequences — Non-U.S. Holders — U.S. Federal Withholding Tax" for a more detailed description of the material U.S. federal income tax consequences of distributions on our Common Stock.

Applicable laws and regulations, provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws may discourage takeover attempts and business combinations that shareholders might consider in their best interests.

          Applicable laws, provisions of our amended and restated articles of incorporation and our amended and restated bylaws and certain contractual rights that have been granted to Lilly under the master separation agreement may delay, deter, prevent or render more difficult a takeover attempt that our shareholders might consider in their best interests. For example, they may prevent our shareholders from receiving the benefit from any premium to the market price of our Common Stock and the Units offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our Common Stock and the Units if they are viewed as discouraging takeover attempts in the future.

          Our amended and restated articles of incorporation and our amended and restated bylaws contain provisions that are intended to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover, which could deter coercive takeover practices and inadequate takeover bids. These provisions provide for:

  •
  a board of directors divided into three classes with staggered terms;

  •
  advance notice requirements regarding how our shareholders may present proposals or nominate directors for election at shareholder meetings;

  •
  the right of our board of directors to issue one or more series of preferred stock with such powers, rights and preferences as the board of directors shall determine;

  •
  only the board of directors to fill newly-created directorships or vacancies on our board of directors;

  •
  limitations on the ability of shareholders to call special meetings of shareholders and require that all shareholder action be taken at a meeting rather than by written consent;

  •
  a two-thirds shareholder vote requirement to amend our amended and restated articles of incorporation;

  •
  the exclusive right of our board of directors to amend our amended and restated bylaws; and

  •
  the requirement that a 66 2/3% vote is necessary to remove directors.

          These limitations may adversely affect the prevailing market price and market for our Common Stock and the Units if they are viewed as limiting the liquidity of our stock or discouraging takeover attempts in the future.

This offering and the Concurrent Offering are not contingent upon the completion of the Acquisition. If the Acquisition is not completed, we will have broad discretion to use the net proceeds of this offering and the Concurrent Offering.

          This offering and the Concurrent Offering are not contingent upon the completion of the Acquisition. Accordingly, your purchase of the Units in this offering may be an investment in Elanco on a stand-alone basis without any of the assets of the Bayer Animal Health Business or anticipated benefits of the Acquisition. We will have broad discretion to use the net proceeds of this offering as described under "Use of Proceeds" if the Acquisition does not occur. Our management's judgments in this regard may not result in positive returns on your investment and you may not have an opportunity, as part of your investment decision, to evaluate the economic, financial or other information upon which our management bases its decisions. The failure of our management to use the net proceeds from this offering and the Concurrent Offering effectively could have a material adverse effect on our business.

USE OF PROCEEDS

          We estimate that the net proceeds to us from this offering of Units, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $528.1 million. We intend to use the net proceeds from this offering of Units and the Concurrent Offering of Common Stock to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions. We intend to use the net proceeds from the Debt Financings to pay a portion of the consideration for the Acquisition, to refinance certain existing indebtedness and to pay fees and expenses related to the Transactions.

          This offering is not contingent on consummation of the Debt Financings or the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds of this offering for general corporate purposes.

          The following table outlines the sources and uses of funds for the Acquisition, assuming the underwriters do not exercise their option to purchase additional shares of Common Stock in the concurrent Common Stock offering. The table assumes that the Acquisition, this offering of Units, the concurrent offering of Common Stock and the Debt Financings are completed simultaneously, but this offering of Units, the concurrent offering of Common Stock and the Debt Financings are expected to occur before completion of the Acquisition. This table also includes preliminary assumptions regarding the principal amounts of the New Term Facility and the New Notes expected to be incurred in connection with the Acquisition. Actual amounts of the New Term Facility and New Notes and other items below may vary from the estimated amounts shown below depending on several factors, including, among other factors, the amount of cash generated by us prior to the closing of the Debt Financings, the amount of net proceeds from this offering and the concurrent Common Stock offering, and differences from our estimated fees and expenses. All amounts in the table are in millions of dollars and are estimated. See "Capitalization" and "Unaudited Pro Forma Condensed Combined Financial Data" for additional information.

Sources of Funds		Uses of Funds

(in millions)
Revolving Credit Facility	$—	Acquisition cash consideration(4)	$5,044.1
New Term Facility	3,000.0	Acquisition stock consideration(5)	2,232.9
New Notes(1)	1,490.8	Transaction fees and expenditures(6)	172.7
Announced Divestitures	232.2	Repayment of Existing Term Facility(7)	377.5
Common Stock offered in the Concurrent Offering(2)	563.2	Integration and consulting costs	220.0
Tangible equity units offered hereby(3)	528.1
Consideration Shares(5)	2,232.9

Total Sources	$8,047.2	Total Uses	$8,047.2

(1)
Before underwriting discounts and commissions and estimated expenses. It is expected that any decrease in the net proceeds to us from this offering and the concurrent offering of our Common Stock will result in increased borrowings to pay the cash consideration for the Acquisition, which could include the issuance of additional New Notes and/or borrowings under the Bridge Facility.

(2)
Net of underwriting discounts and commissions and estimated expenses, and assumes no exercise of the underwriters' option to purchase additional shares of Common Stock. Based on an assumed public offering price of $30.61, which is the last reported sale price of our Common Stock on the NYSE on January 16, 2020. Each $1.00 increase (decrease) in the assumed public offering price of $30.61 per share would increase (decrease) the net proceeds to us from the Concurrent Offering of our Common Stock by approximately $19.2 million, assuming that we offer 19,159,866 shares of our Common Stock in the Concurrent Offering. It is expected that any decrease in the net proceeds to us from the Concurrent Offering will result in increased borrowings to pay the cash consideration for the Acquisition, which could include the issuance of additional New Notes and/or borrowings under the Bridge Facility.

(3)
Net of underwriting discounts and commissions and estimated expenses.

(4)
The cash consideration is based on the Purchase Agreement and adjusted for the amount of working capital at September 30, 2019 and other contractual adjustments (including intercompany trade accounts, certain pension liabilities, existing indebtedness and certain tax positions). The total cash consideration at closing will vary due to working capital adjustments, and changes to the amount of certain acquired assets and liabilities at closing.

(5)
Represents the Consideration Shares that we will issue to Bayer in connection with the Acquisition. The estimated value of the Consideration Shares is based on the maximum number of shares to be issued per the Purchase Agreement and assuming a share price of $30.61, the last reported sale price of our Common Stock on the NYSE on January 16, 2020.

(6)
Represents the estimated fees and expenses associated with the Transactions, including financing fees, underwriting discounts and commissions on the New Notes, advisory fees and other costs and professional fees relating to the Transactions. Actual fees and expenses may vary.

(7)
At September 30, 2019, the interest rate on the Existing Term Facility was approximately 3.3%. The Existing Term Facility matures in September 2021.

 CAPITALIZATION

          The following sets forth our capitalization on a consolidated basis as of September 30, 2019:

  •
  on an actual basis;

  •
  on an as adjusted basis to reflect the issuance and sale of Units offered hereby (but not the application of the proceeds therefrom), after deducting underwriting discounts and commissions and estimated offering expenses payable by us;

  •
  on a pro forma as adjusted basis to give further effect to the concurrent Common Stock offering, the Debt Financings, the Acquisition, the repayment of indebtedness under the Existing Term Facility, the Announced Divestitures, the payment of fees and expenses related to the Transactions and the application of the net proceeds from this offering, the concurrent Common Stock offering, the Debt Financings and the Announced Divestitures for those purposes.

          This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated and combined financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. This table also includes preliminary assumptions regarding the principal amounts of the debt expected to be incurred in connection with the Acquisition and the principal amount of the Amortizing Notes that are components of Units to be issued in this offering. Actual amounts of the Amortizing Notes, the Debt Financings for the Acquisition and other items below may vary from the estimated amounts shown below depending on several factors, including, among others, the pricing of this Units offering, the terms of the Debt Financings, the amount of cash generated by us prior to the closing of the Debt Financings, the amount of net proceeds of this offering and the concurrent Common Stock offering, and differences from our estimated fees and expenses. In addition, investors should not place undue reliance on the as adjusted or pro forma as adjusted information included below because this offering is not contingent upon completion of any of the Transactions reflected in the adjustments below.

	As of September 30, 2019

(in millions)	Actual	As Adjusted	Pro Forma As Adjusted

Cash and cash equivalents	$309.2	$837.3	$309.2

Debt:
Existing Revolving Credit Facility	—	—	—
Existing Term Facility	377.5	377.5	—
Acquisition financing(1)	—	—	4,490.8
3.912% Senior Notes due 2021	500.0	500.0	500.0
4.272% Senior Notes due 2023	750.0	750.0	750.0
4.900% Senior Notes due 2028	750.0	750.0	750.0
Amortizing notes that are components of Units(2)	—	79.2	79.2
Other borrowings	0.3	0.3	0.3
Debt issuance costs	(17.7)	(17.7)	(143.8)

Total debt	2,360.1	2,439.3	6,426.5
Equity:
Common stock, no par value, 5,000,000,000 shares authorized, 372,999,206 shares issued and outstanding, actual, 372,999,206 shares issued and outstanding, as adjusted and 465,105,501(3) shares issued and outstanding, pro forma as adjusted	—	—	—
Additional paid in capital(4)(5)	5,646.4	6,174.5	8,891.4
Retained earnings	93.8	93.8	14.3
Accumulated other comprehensive (loss) income	(252.5)	(252.5)	(252.5)

Total equity	5,487.7	6,015.8	8,653.2

Total capitalization	$7,847.8	$8,455.1	$15,079.7

(1)
In August 2019, we entered into a commitment letter to provide financing for the Acquisition, including the Bridge Facility. We have assumed the use of these facilities in our pro forma financial information. We do not expect to borrow under the Bridge Facility and instead expect to issue approximately $1,500 million principal amount of New Notes, in addition to entering into the New Credit Facilities, which will consist of the $3,000.0 million New Term Facility and $750.0 million New Revolving Facility, which is not expected to be drawn at the closing of the Acquisition.

(2)
Each Unit will include an amortizing note. The exact amount of the principal amount of these amortizing notes will not be determined until the pricing of this offering. We have assumed that 14.4% of the stated amount of the Units will be represented by the amortizing notes. For each additional $1.0 million of the stated amount of the Units represented by the amortizing notes, we would incur an additional $0.144 million of indebtedness.

(3)
Pro forma as adjusted assumes the issuance of 72,946,429 Consideration Shares to Bayer, the maximum number of Consideration Shares issuable under the Purchase Agreement.

(4)
Each Unit will include a purchase contract. We will account for the purchase contracts that are components of the Units as equity and expect to record the initial fair value of these purchase contracts, net of the underwriting discounts and commissions and estimated offering expenses allocated to the purchase contracts, as additional paid in capital. The exact amount we record as additional paid-in capital will not be determined until the pricing of this offering and our determination of the final offering expenses. We have assumed that 85.6% of the stated amount of the Units will be represented by the purchase contracts and assumed the underwriting discounts and commissions and estimated offering expenses will be allocated to the purchase contracts. For each additional $1.0 million of the stated amount of the Units represented by the purchase contracts, we would receive an additional $0.856 million as additional paid in capital.

(5)
Pro forma as adjusted includes the Consideration Shares that we will issue to Bayer in connection with the Acquisition. The estimated value of the Consideration Shares is based on the maximum number of shares to be issued per the Purchase Agreement and assuming a share price of $30.61, the last reported sale price of our Common Stock on the NYSE on January 16, 2020.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

          On August 20, 2019, Elanco and Bayer entered into the Purchase Agreement, pursuant to which Elanco agreed to purchase the Bayer Animal Health Business in exchange for cash and Elanco shares (the "Acquisition"). The unaudited pro forma condensed combined financial data set forth below gives effect to the following:

  •
  the Acquisition, which is expected to close in the second half of 2020, the actual date of closing to be determined and subject to the satisfaction or waiver of certain closing conditions (the "Closing");

  •
  the debt financing expected to be obtained by Elanco to fund the cash portion of the Acquisition consideration, to refinance certain existing indebtedness and pay fees and expenses related to the Transactions;

  •
  the impact of the publicly announced disposals of the Osurnia and Capstar product lines in connection with the Acquisition; and

  •
  the issuance of shares of our Common Stock in the Concurrent Offering and the issuance of Units in this offering (collectively, the "Transactions").

          The final purchase price of the Acquisition, which is denominated in U.S. dollars, will vary based on the trading price of our Common Stock, the amount of working capital acquired and certain other adjustments. The terms and conditions of the financing that will be used to fund the Acquisition, including the amount of debt we will actually incur and the form of the borrowings have not been finally determined and are subject to change.

          The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on September 30, 2019 and the unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they occurred as of January 1, 2018. The unaudited pro forma condensed combined financial data has been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of what the combined financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined entity. There were no material transactions between Bayer and Elanco during the period presented in the unaudited pro forma condensed combined financial data that would need to be eliminated.

          The unaudited pro forma condensed combined financial data have been prepared using the acquisition method of accounting under U.S. GAAP, with Elanco being the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Any difference between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma condensed combined financial data.

          The unaudited pro forma condensed combined financial data gives pro forma effect to events that are directly attributable to the Acquisition, are factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations excludes $196.6 million of non-recurring costs expected to be incurred in connection with the Acquisition and the impact of any incremental cost of sales related to the increase of the Bayer Animal Health Business inventory by $127.4 million to fair value at the acquisition date, which is expected to be recorded within the first year after the Acquisition.

          All financial data included in the unaudited condensed combined financial data is presented in millions of U.S. dollars and has been prepared on the basis of U.S. GAAP and Elanco's accounting policies. For the purpose of the pro forma condensed combined financial data, the Bayer Animal Health Business' historical combined financial data has been converted from IFRS to U.S. GAAP and Elanco's accounting policies for material accounting policy differences and translated from Euro to U.S. dollars. The conversion from IFRS to U.S. GAAP was based on information available to Elanco.

          The pro forma adjustments included in this document are subject to modification based on changes to the final terms of the Debt Financings, changes to interest rates, changes in share prices, the final determination of the fair value of the assets acquired and liabilities assumed, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the pro forma condensed combined financial data presented below.

          The unaudited pro forma condensed combined financial data presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position of the combined company. The unaudited pro forma condensed combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or any further potential divestitures that may occur prior to, or subsequent to, the completion of the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments, which Elanco believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial data. The final adjustments may be materially different from the pro forma condensed combined financial data presented in this document.

          The unaudited pro forma condensed combined financial data should be read together with the Bayer Animal Health Business' audited combined financial statements for the year ended December 31, 2018 and the Bayer Animal Health Business' unaudited combined interim financial statements as of and for the nine months ended September 30, 2019 and 2018, all of which are included in Elanco's Current Report on Form 8-K, dated January 21, 2020, and are incorporated by reference in this prospectus supplement, as well as Elanco's consolidated and combined financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2018 and Elanco's Quarterly Report on Form 10-Q for the nine months ended September 30, 2019, incorporated by reference into this prospectus supplement.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(Dollars in millions)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma

ASSETS
Current assets:
Cash and cash equivalents	$309.2	$—	$—	(C)	$309.2
Account receivable, net	758.3	243.1	(238.7)	(B)	762.7
Inventories	1,068.7	347.6	120.3	(B) (G)	1,536.6
Prepaid expenses and other	174.2	1,412.4	(1,269.4)	(B)	317.2

Total current assets	2,310.4	2,003.1	(1,387.8)		2,925.7

Non-current assets:
Goodwill	2,946.4	108.9	3,961.1	(B)	7,016.4
Other intangibles, net	2,435.0	138.6	3,100.6	(B)	5,674.2
Other non-current assets	220.2	226.6	(53.7)	(B)	393.1
Property and equipment, net	911.7	262.9	69.8	(F)	1,244.4

Total assets	$8,823.7	$2,740.1	$5,690.0		$17,253.8

LIABILITIES
Current liabilities:
Accounts payable	206.1	141.9	(98.0)	(B)	250.0
Employee compensation	88.8	26.1	—		114.9
Sales rebates and discounts	182.2	57.2	—		239.4
Current portion of long-term debt	24.5	139.8	(139.8)	(B)	24.5
Other current liabilities	181.5	89.2	—		270.7
Payable to Lilly	58.4	—	—		58.4

Total current liabilities	741.5	454.2	(237.8)		957.9

Non-current liabilities:
Long-term debt	2,335.6	11.0	4,055.4	(D)	6,402.0
Accrued retirement benefits	81.4	213.4	(5.8)	(B)	289.0
Deferred taxes	81.1	41.8	674.0	(B)(G)	796.9
Other noncurrent liabilities	96.4	58.4	—		154.8

Total liabilities	3,336.0	778.8	4,485.8		8,600.6

EQUITY
Common stock	—	—	—		—
Additional paid in capital	5,646.4	—	3,245.0	(E)	8,891.4
Invested equity attributable to Bayer Group	—	1,961.3	(1,961.3)	(E)	—
Retained earnings	93.8	—	(79.5)	(E)	14.3
Accumulated other comprehensive loss	(252.5)	—	—		(252.5)

Total Equity	5,487.7	1,961.3	1,204.2		8,653.2

TOTAL LIABILITIES AND EQUITY	$8,823.7	$2,740.1	$5,690.0		$17,253.8

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma

Revenue	$3,066.8	$1,781.8	$(59.7)	(G)	$4,788.9
Costs, expenses and other:
Cost of sales	1,573.8	585.3	(17.8)	(G), (H)	2,141.3
Research and development	246.6	171.8	—		418.4
Marketing, selling, and administrative expense	735.2	649.2	22.2	(I)	1,406.6
Amortization of intangible assets	197.4	14.5	293.3	(J)	505.2
Asset impairments, restructuring and other special charges	128.8	22.0	—		150.8
Interest expense, net of capitalized	29.6	5.9	219.4	(D)	254.9
Other (income) expense, net	41.3	(1.5)	—		39.8

Total expenses	2,952.7	1,447.2	517.1		4,917.0

Income (loss) before income tax expense	114.1	334.6	(576.8)		(128.1)
Income tax expense (benefit)	27.6	87.7	(167.3)	(L)	(52.0)

Net income (loss)	$86.5	$246.9	$(409.5)		$(76.1)

Earnings (loss) per share:
Basic	$0.28				$(0.18)
Diluted	$0.28				$(0.18)
Weighted average shares outstanding:
Basic	313.7		107.1	(M)	420.8
Diluted	313.7		107.1	(M)	420.8

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma

Revenue	$2,284.0	$1,365.3	$(41.9)	(G)	$3,607.4
Costs, expenses and other:
Cost of sales	1,060.2	419.9	(16.0)	(G), (H)	1,464.1
Research and development	202.8	114.2	—		317.0
Marketing, selling and administrative	574.3	486.9	17.0	(I)	1,078.2
Amortization of intangible assets	149.0	10.6	220.2	(J)	379.8
Asset impairment, restructuring and other special charges	133.9	56.9	(78.5)	(K)	112.3
Interest expense, net of capitalized interest	60.2	4.5	155.5	(D)	220.2
Other (income) expense, net	21.1	20.1	—		41.2

Total expenses	2,201.5	1,113.1	298.2		3,612.8

Income (loss) before income tax expense	82.5	252.2	(340.1)		(5.4)
Income tax expense (benefit)	5.1	64.2	(98.7)	(L)	(29.4)

Net income (loss)	$77.4	$188.0	$(241.4)		$24.0

Earnings (loss) per share:
Basic	$0.21				$0.05
Diluted	$0.21				$0.05
Weighted average shares outstanding:
Basic	367.7		107.1	(M)	474.8
Diluted	368.7		107.1	(M)	475.8

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma

Revenue	$2,267.5	$1,400.6	$(44.9)	(G)	$3,623.2
Costs, expenses and other:
Cost of sales	1,161.3	444.9	(19.3)	(G), (H)	1,586.9
Research and development	185.5	125.1	—		310.6
Marketing, selling, and administrative expense	550.1	496.1	16.9	(I)	1,063.1
Amortization of intangible assets	147.3	10.9	219.9	(J)	378.1
Asset impairments, restructuring and other special charges	82.8	12.5	—		95.3
Interest expense, net of capitalized	8.6	4.7	168.6	(D)	181.9
Other (income) expense, net	15.6	(5.1)	—		10.5

Total expenses	2,151.2	1,089.1	386.1		3,626.4

Income (loss) before income tax expense	116.3	311.5	(431.0)		(3.2)
Income tax expense (benefit)	46.2	79.7	(125.1)	(L)	0.8

Net income (loss)	$70.1	$231.8	$(305.9)		$(4.0)

Earnings (loss) per share:
Basic	$0.24				$(0.01)
Diluted	$0.24				$(0.01)
Weighted average shares outstanding:
Basic	296.0		107.1	(M)	403.1
Diluted	296.0		107.1	(M)	403.1

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Basis of Preparation

          The unaudited pro forma condensed combined financial data reflects adjustments that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the consummation of the Transactions.

          The unaudited pro forma condensed combined balance sheet has been prepared by combining Elanco's balance sheet, and the Bayer Animal Health Business' statement of financial position and applying the pro forma adjustments described below. The unaudited pro forma condensed combined statements of operations have been prepared by combining Elanco's statement of operations and the Bayer Animal Health Business' statement of income for the periods presented and applying the pro forma adjustments to each period described below. The historical combined financial information of the Bayer Animal Health Business has been prepared based on IFRS, which has been converted to U.S. GAAP and Elanco's accounting policies based on available information. The pro forma condensed combined balance sheet has been prepared assuming the Transactions occurred on September 30, 2019, and the pro forma condensed combined statements of operations have been prepared assuming the Transactions occurred on January 1, 2018.

          The pro forma adjustments for the Transactions are made on the basis that the Acquisition is a business combination that is accounted for under the acquisition method of accounting. Accordingly, Elanco has estimated the fair value of the Bayer Animal Health Business' assets acquired and liabilities assumed and conformed the Bayer Animal Health Business' accounting policies to its own for material policy differences and based on available information.

          The unaudited pro forma condensed combined financial data have been prepared based upon currently available information and assumptions deemed appropriate by Elanco management and for informational purposes only and should be read in conjunction with Elanco's and the Bayer Animal Health Business' financial statements. The preparation of these unaudited pro forma condensed combined financial data requires management to make estimates and assumptions deemed appropriate. The unaudited pro forma condensed combined financial data are not intended to represent, or be indicative of, the actual financial position and results of operations that would have occurred if the Transactions described below had been affected on the dates indicated, nor are they indicative of Elanco's future results.

Pro Forma Adjustments

(A)
The historical combined financial statements of the Bayer Animal Health Business were prepared in accordance with IFRS and reported in Euro. The historical combined financial information of the Bayer Animal Health Business presented in the pro forma condensed combined financial information has been converted from IFRS to U.S. GAAP and Elanco's accounting policies for material accounting policy differences based on information available at the time of preparation and translated to U.S. dollars. A reconciliation of the historical combined financial information of the Bayer Animal Health Business from IFRS to U.S. GAAP and Elanco's accounting policies and the foreign currency rates used to convert the historical combined financial statements to U.S. dollars are presented in Note N.

  Based upon the available information, Elanco is not aware of any additional accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial data and that have not been reflected in the conversion shown in Note N. Elanco will review the Bayer Animal Health Business' accounting policies subsequent to the Closing in more detail. As a result of that review, Elanco may identify further differences between the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial data.

(B)
Reflects the preliminary purchase price allocation among assets acquired and liabilities assumed as set forth below (in millions):

Amount

Estimated purchase price:
Cash(i)	$5,044.1
Elanco shares(ii)	2,232.9

Total	7,277.0

Preliminary purchase price allocation
Net assets of the Bayer Animal Health Business at September 30, 2019	1,961.3
Adjustments to remove assets and liabilities not acquired(iii)	(1,394.6)

Adjusted net assets of the Bayer Animal Health Business at September 30, 2019	566.7
Preliminary fair value adjustments to net assets acquired(iv)
Increase inventories to fair value	127.4
Record acquired intangible assets at fair value(iv)(a)	3,211.4
Tax impact of fair value adjustment(iv)(b)	(698.5)

Preliminary fair value of net assets acquired(iv)(c)	3,207.0

Preliminary allocation to goodwill(d)	$4,070.0

(i)
The cash consideration is based on the Purchase Agreement and adjusted for the amount of working capital at September 30, 2019 and other contractual adjustments (including intercompany trade accounts, certain pension liabilities, existing indebtedness and certain tax positions). The total cash consideration at Closing will vary due to working capital adjustments, and changes to the amount of certain acquired assets and liabilities at Closing.

(ii)
Under the Purchase Agreement, Elanco will issue Consideration Shares to Bayer with a value of $2.28 billion, subject to a maximum and minimum number of shares depending on the average trading price of Elanco's Common Stock for the 20 days prior to Closing. The pro forma share consideration and number of shares to be issued has been calculated based on a share price of $30.61 (the closing price of the Common Stock on the NYSE on January 16, 2020) times the maximum number of shares of 72,946,429. The pro forma assumes the maximum shares as this is the number of shares that would have been issued based on the average trading price of the Common Stock for the 20 days ending January 16, 2020. The range of Elanco's share closing price between the date the offer for the Bayer Animal Health Business was made public and on January 16, 2020 was 28%. A 28% decrease in the share price of our Common Stock would change the value of the Consideration Shares by approximately $625.2 million.

(iii)
Certain assets and liabilities reflected on the Bayer Animal Health Business' historical combined statement of financial position will not be acquired by Elanco pursuant to the terms of the Purchase Agreement. These primarily relate to amounts due to the Bayer Animal Health Business' from their parent company.

(iv)
The preliminary fair value adjustments are based on the data available to Elanco and are subject to change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill. In addition, a change in the amount of property, plant, and equipment and other identifiable intangible assets will have a direct impact on the amount of amortization and depreciation recorded in future periods. The impact of any changes in the purchase price allocation may have a material impact on the amounts presented in this pro forma condensed combined financial data and in future periods.

  (a)
  Represents the recognition of intangible assets at fair value, offset by intangible assets associated with the divested product lines, calculated as follows (in millions):

Amount

Marketed Products	$3,150.0
IPR&D	200.0

Total fair value	3,350.0
Less: Historical intangible assets of Bayer Animal Health Business	(138.6)
Less: Intangible assets related to divested Products (Note G)	(110.8)

Pro forma adjustment	$3,100.6

(b)
The estimated tax impact is based on assumed tax rate of 29%, which is a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and the current structure.

(c)
The estimated fair value of the net assets assumes no fair value adjustment related to property and equipment as Elanco is unable to estimate the fair value based on information available, however Elanco does anticipate that its final purchase accounting will include an increase in the value of the property and equipment. An increase in the fair value of property and equipment will result in a corresponding decrease in goodwill. For example, an increase in property and equipment of 20% would result in an increase of $52.6 million in property and equipment and an increase in depreciation expense, assuming a 10 year life, of $5.3 million.

(d)
The pro forma adjustment to goodwill represents the estimated goodwill of $4,070.0 million less the historical goodwill on the Bayer Animal Health Business balance sheet of $108.9 million.
(C)
Reflects the impact on cash and cash equivalents of the Transactions as follows (in millions):

Amount

Net proceeds from borrowings (Note D)	$4,364.7
Net proceeds from the concurrent offerings of Common Stock and Tangible Equity Units (Note E)	1,091.3
Proceeds from divestitures (Note G)	232.2
Estimated Elanco transaction costs (Note E, F)	(266.6)
Repayment of debt (Note D)	(377.5)
Cash consideration for the Acquisition (Note B)	(5,044.1)

Pro forma adjustment	$—

(D)
Reflects the impact on the net change in borrowings resulting from the Transactions and the associated impact of additional interest expense (in millions):

			Interest expense

	Amount	Term	Year Ended December 31, 2018	Nine month ended September 30, 2019	Nine months ended September 30, 2018

Term Loan(i)	$3,000.0	7	$138.3	$103.7	$103.7
Bridge Financing(i)	1,490.8	7	68.7	51.5	51.5
Units (Note E)	79.2		1.9	1.2	1.5
Debt issuance costs(iii)	(126.1)	7	18.0	13.5	13.5
Repayment of debt(ii)	(377.5)		(4.9)	(13.0)	(0.3)
Debt not acquired(iv) (Note B)	(11.0)		(2.4)	(1.2)	(1.2)
Interest expense related to pension plans not acquired			(0.2)	(0.2)	(0.1)

Total	$4,055.4		$219.4	$155.5	$168.6

(i)
Represents the estimated total borrowings and assumes use of the financing available under the commitment letter Elanco entered into on August 19, 2019 and no use of the Revolving Credit Facility at Closing. This assumes an interest rate of 4.61% for both the Term Loan and Bridge Financing. A 0.125% change in the assumed interest rate would change total pro forma interest expense by $5.6 million for the year ended December 31, 2018 and $4.3 million for the nine months ended September 30, 2019 and 2018.

(ii)
Elanco intends to use a portion of the proceeds from the acquisition financing to repay a portion of its existing debt.

(iii)
The debt issuance costs are amortized over an estimated life of 7 years.

(iv)
The interest expense associated with the debt not acquired is related to total debt, including $139.8 million that was presented in current liabilities.

          Elanco expects to complete a New Notes offering and enter into the New Credit Facilities prior to Closing, and does not expect to ultimately use the borrowings available under the commitment letter. In addition, the amount of borrowings will be impacted by various items including the cash consideration at Closing, the proceeds from the concurrent offerings of our Common Stock and of the Units. A change in the form and the amount of the borrowings, and the associated change in the interest rate and fees, will result in a change in the pro forma interest expense and interest expense in future periods.

(E)
Represents the elimination of the Bayer Animal Health Business' historical equity and the impact of the Transactions as follows (in millions):

	Equity attributable to the Bayer Group	Additional paid in capital	Retained Earnings	Total

Eliminate Bayer Animal Health Business' Equity	$(1,961.3)	$—	$—	$(1,961.3)
Share Consideration (Note B)	—	2,232.9	—	2,232.9
Net proceeds from the concurrent offerings of our Common Stock and the Units(i)	—	1,012.1	—	1,012.1
Estimated gain on divestitures (Note G)	—	—	117.1	117.1
Less: Estimated costs(ii)	—		(196.6)	(196.6)

Total	$(1,961.3)	$3,245.0	$(79.5)	$1,204.2

(i)
Represents the estimated net proceeds from the concurrent offerings of our Common Stock and Units, comprised of the following:

Amount
Net proceeds from issuance of Common Stock(a)	$563.2
Net proceeds from issuance of Units(b)	528.1

Total Net Proceeds	1,091.3
Less: Loan component of the Units	(79.2)

Pro forma adjustment	$1,012.1

(a)
The maximum number of shares of Common Stock Elanco can issue between the concurrent offerings is 42,151,706. The estimated net proceeds from the issuance of shares of Common Stock is based on an assumption that 19,159,866 of the shares will be issued in the Common Stock offering at an issuance price of $30.61 per share.

(b)
The estimated net proceeds from the issuance of Units has been assumed to be $528.1 million. The proceeds were bifurcated between debt and equity based on the estimated coupon payment to be paid over the term of the Units. Assuming an estimated yield of 5.0%, we have estimated the value of debt at $79.2 million, with the remainder, which will be settled in shares, recorded in additional paid in capital. The total number of shares to be issued to settle the Units may vary based on the terms of the Units. The pro forma financial information has been prepared assuming the issuance of the minimum number of shares. The actual number of shares is variable based on the value of our Common Stock with a minimum and maximum number of shares. The Unit (excluding the debt components) are reflected as equity on the consolidated balance sheet based on the assumption that the shares to be issued will either be the maximum or minimum at the settlement date. Under U.S. GAAP, Elanco will be required to reassess this assumption each reporting period and if the number of shares is estimated to fall between the minimum and maximum the Units will be reclassified to liabilities on the balance sheet.
(ii)
Represents the impact on retained earnings of the estimated costs to be paid by Elanco that will be recorded at the Acquisition and integration costs. These transaction costs are excluded from the pro forma condensed combined statement of operations, as they are non-recurring in nature.
(F)
In connection with the Acquisition, Elanco will incur approximately $70 million of costs related to capitalized software and services that is payable at Closing, which is offset by the disposal of $0.2 million of property and equipment related to the divestitures.

(G)
In connection with the Acquisition, Elanco has announced the disposal of Osurnia and Capstar for an aggregate of $232.2 million (after tax) of proceeds. This adjustment represents the removal of the assets and liabilities expected to be disposed as a result of the disposal of Osurnia and Capstar, including inventories of $7.1 million, fixed assets of $0.2 million, intangible assets of $110.8 million and deferred tax liabilities of $3.0 million, and the removal of the operating results (sales, cost of products sold and operating expenses) of such disposed product lines. The Company is in discussions for potential additional product disposals in order to receive regulatory approval for the Acquisition, which additional disposals are not reflected in this document. Based on the product lines we believe most likely to be disposed, we estimate a further reduction of revenue estimated at $60 million to $80 million. However, the cost, scope and impact of the divestitures required to obtain antitrust approval is uncertain and, as a result, revenue from disposed product lines may be greater or less than currently estimated. See "Risk Factors — Risks Related to the Acquisition of the Bayer Animal Health Business — The proposed acquisition of the Bayer Animal Health Business may not be completed on the anticipated terms and there are uncertainties and risks related to consummating the Acquisition." Any additional proceeds resulting from the disposal of further businesses will be used to reduce the amount of new borrowings.

(H)
Represents the impact of the divestitures (see Note G) and the elimination of pension expense related to pension obligations that will not be acquired. The pension expense included in cost of sales is $1.0 million, $0.6 million and $0.6 million for the year ended December 31, 2018, and the nine months ended September 30, 2019 and 2018, respectively.

(I)
Reflects the impact of the Transactions calculated as follows (in millions):

	Year Ended December 31, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018

Depreciation expense on capitalized assets	$23.3	$17.5	$17.5
Impact of divestitures (Note G)	(0.1)	—	(0.1)
Impact of pensions not acquired	(1.0)	(0.5)	(0.5)

Total	$22.2	$17.0	$16.9

(J)
Represents the incremental amortization expense resulting from the Transactions (in millions):

	Year ended December 31, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018

Amortization of acquired intangible assets(i)	$315.0	$236.3	$236.3
Less: Historical amortization of Bayer Animal Health Business'	(14.5)	(10.6)	(10.9)
Less: Historical amortization of divested intangible assets (Note G)	(7.2)	(5.5)	(5.5)

Total	$293.3	$220.2	$219.9

(i)
Amortization expense is based on the preliminary estimated fair value of the marketed products and assuming an average life of 10 years. If the estimated fair value changed by 10%, amortization expense would change by $31.5 million for the year ended December 31, 2018, and $23.6 million for the nine months ended September 30, 2019 and 2018.
(K)
Represents the elimination of costs incurred by Elanco ($21.4 million) and Bayer ($57.1 million) related to the Acquisition, which are excluded from the pro forma statement of operations due to non-recurring nature of the expenses.

(L)
The estimated tax impact is based on an assumed tax rate of 29.0%, which is a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure.

(M)
The total number of outstanding shares will be impacted by the Transactions. The estimated impact is calculated as follows (in millions):

Number of Shares Issued

Consideration Shares	72.9
Shares issued in the Common Stock Offering	19.2
Shares to settle Units	15.0

Adjustment to basic and diluted shares outstanding	107.1

(N)
The following is a reconciliation of the Bayer Animal Health Business' historical combined financial information from IFRS to U.S. GAAP and Elanco's accounting policies. This reconciliation is based on information currently available, and is subject to change upon a future assessment of the potential differences after Closing.

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2019

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)

ASSETS
Current assets:
Trade accounts receivable	€221	$243.1	$—		$243.1	Accounts receivable, net
Inventories	316	347.6	—		347.6	Inventories
Other financial assets	1,154	1,269.4	(1,269.4)	a.
Other receivables	24	26.4	(26.4)	a.
Claims for income tax refunds	106	116.6	(116.6)	a.
Prepaid expenses and other current assets	—	—	1,412.4	a.	1,412.4	Prepaid expense and other current assets

Total current assets	1,821	2,003.1	—		2,003.1
Noncurrent assets:
Goodwill	99	108.9	—		108.9	Goodwill
Other intangible assets	126	138.6	—		138.6	Other intangibles, net
Other financial assets	2	2.2	(2.2)	a.
Other receivables	4	4.4	(4.4)	a.
Deferred taxes	183	201.3	(201.3)	a.
			226.6	a.	226.6	Other noncurrent assets
Property, plant and equipment	256	281.6	(18.7)	a.	262.9	Property and equipment, net

Total assets	€2,491	$2,740.1	$—		$2,740.1

LIABILITIES
Current liabilities
Trade accounts payable	€129	$141.9	$—		$141.9	Accounts payable
Refund liabilities	52	57.2	—	a.	57.2	Sales Rebates and Discounts
			139.8	a.	139.8	Current Portion of Debt
Other provisions	73	80.3	(80.3)	a.
			26.1	a.	26.1	Employee compensation
Contract liabilities	4	4.4	(4.4)	a.
Financial liabilities	145	159.5	(159.5)	a.
Income tax liabilities	1	1.1	(1.1)	a.
Other liabilities	29	31.9	57.3	a.	89.2	Other current liabilities

Total current liabilities	433	476.3	(22.1)		454.2

Noncurrent liabilities:
Financial Liabilities	11	12.1	(12.1)	a.
			11.0	a.	11.0	Long term debt
Provisions for pensions and other post-employment benefits	263	289.3	(75.9)	d.	213.4	Accrued retirement benefits
Deferred taxes	38	41.8	—	a.	41.8	Deferred taxes
Other liabilities	7	7.7	50.7	a.	58.4	Other noncurrent liabilities
Other provisions	25	27.5	(27.5)	a.

Total liabilities	€777	$854.7	$(75.9)		$778.8

Total Equity	1,714	1,885.4	75.9	d.	1,961.3

Total liabilities and equity	€2,491	$2,740.1	$—		$2,740.1

 UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)

Net Sales	€1,510	$1,781.8	$—		$1,781.8	Revenue
Expenses
Cost of goods sold	480	566.4	18.9	b, d., e	585.3	Cost of sales
Research and development expenses	142	167.6	4.2	c.	171.8	Research and development
Selling expenses	534	630.1	(630.1)	a.
General and administration expenses	55	64.9	(64.9)	a.
			649.2	a, e.	649.2	Marketing, selling and administration
			14.5	a.	14.5	Amortization of intangible assets
			22.0	a.	22.0	Asset impairments, restructuring, and other special charges
			5.9	a.	5.9	Interest expense, net of capitalized interest
Other operating income	(14)	(16.5)	16.5	a.
Other operating expenses	14	16.5	(16.5)	a.
Financial income	(1)	(1.2)	1.2	a.
Financial expense	10	11.8	(11.8)	a.
			(1.5)	a.	(1.5)	Other expense (income), net
Income taxes	76	89.7	(2.0)	g	87.7	Income tax expense

Income after income taxes	€214	$252.5	$(5.6)		$246.9	Net income (loss)

 UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)

Net Sales	€1,219	$1,365.3	$—		$1,365.3	Revenue
Expenses
Cost of goods sold	370	414.4	5.5	b., d., e.	419.9	Cost of sales
Research and development expenses	102	114.2	—	c.	114.2	Research and development
Selling expenses	411	460.3	(460.3)	a.
General and administration expenses	90	100.8	(100.8)	a.
			486.9	a., e.	486.9	Marketing, selling and administration
			10.6	a.	10.6	Amortization of intangible assets
			56.9	f.	56.9	Asset impairments, restructuring, and other special charges
			4.5	a.	4.5	Interest expense, net of capitalized interest
Other operating income	(4)	(4.5)	4.5	a.
Other operating expenses	11	12.3	(12.3)	a.
Financial expense	15	16.8	(16.8)	a.
			20.1	a.	20.1	Other (income) expense, net
Income taxes	57	63.8	0.4	g.	64.2	Income tax expense

Income after income taxes	€167	$187.2	$0.8		$188.0	Net income (loss)

 UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(In millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)

Net Sales	€1,177	$1,400.6	$—		$1,400.6	Revenue
Cost of goods sold	364	433.2	11.7	b., d., e.	444.9	Cost of sales
Research and development expenses	101	120.2	4.9	c.	125.1	Research and development
Selling expenses	401	477.2	(477.2)	a.
General and administration expenses	40	47.6	(47.6)	a.
			496.1	a., e.	496.1	Marketing, selling and administration
			10.9	a.	10.9	Amortization of intangible assets
			12.5	f.	12.5	Asset impairments, restructuring, and other special charges
			4.7	a.	4.7	Interest expense, net of capitalized interest
Other operating income	(8)	(9.5)	9.5	a.
Other operating expenses	8	9.5	(9.5)	a.
Financial income	(1)	(1.2)	1.2
Financial expense	6	7.1	(7.1)	a.
			(5.1)	a.	(5.1)	Other (income) expense, net
Income taxes	68	80.9	(1.2)	g.	79.7	Income tax expense

Income after income taxes	€198	$235.6	$(3.8)		$231.8	Net income (loss)

(i)
Represents the historical condensed combined statement of financial position of the Bayer Animal Health Business as of September 30, 2019 and the condensed combined statement of income for the nine months ended September 30, 2019 and 2018 and the combined statement of income year ended December 31, 2018, all of which are incorporated by reference into this prospectus supplement.

(ii)
Euro amounts are converted to U.S. Dollars at an exchange rate of $1.10 for the statement of financial position and an average rate of $1.18, $1.12 and $1.19 for the statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(iii)
A summary of the differences between IFRS and Elanco's accounting policies is as follows:

a.
Reflects the reclassification of balances to align Bayer Animal Health Business' financial statement presentation with the Elanco presentation.

b.
Reflects an adjustment to eliminate reversals of impairment recorded by the Bayer Animal Health Business for inventory, these adjustments are not recorded under U.S. GAAP.

c.
Reflects adjustments to reverse the capitalization of R&D costs that are required to be recognized as expenses under U.S. GAAP.

d.
Reflects the elimination of multi-employer pension plan assets and liabilities, which are not recognizable under U.S. GAAP and the associated adjustment to expense amounts.

e.
Reflects the reclassification of shipping and handling costs of $19.9 million, $14.93 million, and $13.1 million for the year ended December 31, 2018 and nine months ended September 30, 2018 and September 30, 2019, respectively, from selling expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income, to cost of sales, which is consistent with Elanco policy.

f.
Reflects the reclassification of special charges from cost of goods sold, general and administrative expenses, research and development expenses, and financial expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income to asset impairments, restructuring, and other special charges.

g.
Reflects the income tax effect of the conversion adjustments based on the Bayer Animal Health Business effective tax rate.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The management's discussion and analysis of financial condition and results of operations, is intended to assist the reader in understanding and assessing significant changes and trends related to the results of operations and financial position of our consolidated company. This discussion and analysis should be read in conjunction with the historical consolidated and unaudited condensed financial statements and accompanying footnotes incorporated by reference. Certain statements in this section constitute forward-looking statements. Various risks and uncertainties, including those discussed in "Forward-Looking Statements" and "Risk Factors," may cause our actual results, financial position and cash generated from operations to differ materially from these forward-looking statements.

Overview

          Founded in 1954 as part of Eli Lilly and Company, Elanco is a premier animal health company that innovates, develops, manufactures and markets products for companion and food animals. Headquartered in Greenfield, Indiana, we are the fourth largest animal health company in the world, with revenue of $3,066.8 million for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis.

          We have one of the broadest portfolios of pet parasiticides in the companion animal sector. We offer a diverse portfolio of more than 125 brands that make us a trusted partner to veterinarians and food animal producers in more than 90 countries.

          On September 24, 2018, we completed our initial public offering (IPO), pursuant to which we issued and sold 19.8% of our total outstanding shares. On September 20, 2018, our common stock began trading on the NYSE under the symbol "ELAN." On September 24, 2018, immediately preceding the completion of the IPO, Lilly transferred to us substantially all of its animal health businesses in exchange for (i) all of the net proceeds (approximately $1,659.7 million) we received from the sale of our common stock in the IPO, including the net proceeds we received as a result of the exercise in full of the underwriters' option to purchase additional shares, (ii) all of the net proceeds (approximately $2,000 million) we received from the issuance of our senior notes; and (iii) all of the net proceeds ($498.6 million) we received from the entry into our term loan facility. In addition, immediately prior to the completion of the IPO, we entered into certain agreements with Lilly that provide a framework for our ongoing relationship with them.

          On February 8, 2019, Lilly announced an exchange offer whereby Lilly shareholders could exchange all or a portion of Lilly common stock for shares of Elanco common stock owned by Lilly. On that date, we filed a Registration Statement on Form S-4 with the SEC in connection with that exchange offer. The disposition of Elanco shares was completed on March 11, 2019 and resulted in the full separation of Elanco and disposal of Lilly's entire ownership and voting interest in Elanco.

          We operate our business in a single segment directed at fulfilling our vision of enriching the lives of people through food, making protein more accessible and affordable and through pet companionship, helping pets live longer, healthier lives. We advance our vision by offering products in four primary categories:

  •
  Companion Animal Disease Prevention (CA Disease Prevention):  We have one of the broadest parasiticide portfolios in the companion animal sector based on indications, species and formulations, with products that protect pets from worms, fleas and ticks. Combining our parasiticide portfolio with our vaccines presence, we are a leader in the United States in the disease prevention category based on share of revenue.

  •
  Companion Animal Therapeutics (CA Therapeutics):  We have a broad pain and osteoarthritis portfolio across species, modes of action, indications and disease stages. Pet owners are increasingly treating osteoarthritis in their pets, and our Galliprant product is one of the fastest growing osteoarthritis treatments in the U.S. We also have treatments for otitis (ear infections), as well as cardiovascular and dermatology indications.

  •
  Food Animal Future Protein & Health (FA Future Protein & Health):  Our portfolio in this category, which includes vaccines, nutritional enzymes and animal only antibiotics, serves the growing demand for protein and includes innovative products in poultry and aquaculture production, where demand for animal health products is outpacing overall industry growth. We are focused on developing functional nutritional health products that promote food animal health, including enzymes, probiotics and prebiotics. We are a leader in providing vaccines as alternatives to antibiotics to promote animal health based on share of revenue.

  •
  Food Animal Ruminants & Swine (FA Ruminants & Swine):  We have developed a range of food animal products used extensively in ruminant (e.g., cattle, sheep and goats) and swine production.

          For the nine months ended September 30, 2019 and 2018, our revenue was $2,284.0 million and $2,267.5 million, respectively. For the nine months ended September 30, 2019 and 2018, our net income was $77.4 million and $70.1 million, respectively. For the years ended December 31, 2018, 2017 and 2016, our revenue was $3,066.8 million, $2,889.0 million and $2,913.5 million, respectively. For the years ended December 31, 2018, 2017 and 2016, our net income (loss) was $86.5 million, $(310.7) million and $(47.9) million, respectively.

          Increases or decreases in inventory levels at our channel distributors can positively or negatively impact our quarterly and annual revenue results, leading to variations in quarterly revenues. This can be a result of various factors, such as end customer demand, new customer contracts, heightened and generic competition, the need for certain inventory levels, our ability to renew distribution contracts with expected terms, our ability to implement commercial strategies, regulatory restrictions, unexpected customer behavior, payment terms we extend, which are subject to internal policies, and procedures and environmental factors beyond our control, including weather conditions.

Key Trends and Conditions Affecting Our Results of Operations

Industry Trends

          The animal health industry, which focuses on both food animals and companion animals, is a growing industry that benefits billions of people worldwide.

          As demand for animal protein grows, food animal health is becoming increasingly important. Factors influencing growth in demand for food animal medicines and vaccines include:

  •
  one in three people need improved nutrition;

  •
  increased global demand for protein, particularly poultry and aquaculture;

  •
  natural resource constraints, such as scarcity of arable land, fresh water and increased competition for cultivated land, driving the need for more efficient food production;

  •
  loss of productivity due to food animal disease and death;

  •
  increased focus on food safety and food security; and

  •
  human population growth, increased standards of living, particularly in many emerging markets, and increased urbanization.

          Growth in food animal nutritional health products (enzymes, probiotics and prebiotics) is influenced, among other factors, by demand for antibiotic alternatives that can promote animal health and increase productivity. Factors influencing growth in demand for companion animal medicines and vaccines include:

  •
  increased pet ownership globally;

  •
  pets living longer; and

  •
  increased pet spending as pets are viewed as members of the family by owners; and

  •
  over 35% of U.S. pet medicines purchased outside the clinic.

Factors Affecting Our Results of Operations

Product Development and New Product Launches

          A key element of our targeted value creation strategy is to drive growth through portfolio development and product innovation, primarily in our three targeted growth categories of CA Disease Prevention, CA Therapeutics and FA Future Protein & Health. Since 2015, we've launched or acquired 14 new products, five of which were launched in 2017 and 2018, which had a significant positive impact on our revenue over those periods, and we expect new products and innovation will continue to have a positive impact on revenue in the future. Revenue from these products contributed $325.0 million and $274.2 million to revenue for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. We continue to pursue the development of new chemical and biological molecules through our approach to innovation. Our future growth and success depends on both our pipeline of new products, including new products that we may develop through joint ventures and products that we are able to obtain through license or acquisition, and the expansion of the use of our existing products. We believe we are an industry leader in animal health R&D with a track record of product innovation, business development and commercialization.

Impact of Changing Market Demand for Antibiotics

          In recent years, our operational results have been, and will continue to be, affected by regulations and changing market demand relating to the use of antibiotics and other products intended to increase food animal production.

          There are two classes of antibiotics used in animal health, shared-class, or medically important, antibiotics and animal-only antibiotics. Shared-class antibiotics are used to treat infectious disease caused by pathogens that occur in both humans and animals. As part of our antibiotic stewardship plan and in compliance with FDA guidance, shared-class antibiotics are labeled only for the treatment of an established need in animals and only with veterinarian oversight. However, not all pathogens that cause disease in animals are infectious in humans, and accordingly animal-only antibiotics are not used in human medicine (i.e., not medically important). From 2015 to 2018, our revenue from shared-class antibiotics declined at a CAGR of 6%, excluding the impact of foreign exchange. This was driven primarily by changing regulations in many markets, including the Veterinary Feed Directive, as well as changing market demand and Elanco's tiered-approach to antibiotic stewardship, which included removing growth promotion from labels and requiring veterinary oversight in the U.S. and other markets.

          Globally, during 2018, our revenue from shared-class antibiotics declined 2%, excluding the impact of foreign exchange, and represented 12% (4% from sales in the U.S. and 8% from sales outside of the U.S.) of our total revenue, down from 16% in 2015. From 2015 to 2018, our revenue from animal-only antibiotics grew at a CAGR of 5%, excluding the impact of foreign exchange, driven by sales outside the U.S., which offset a slight decline in the U.S. Globally, during 2018, our revenue from animal-only antibiotics grew 8%, excluding the impact of foreign exchange, and represented 25% of our total revenue, up from 23% in 2015. During 2018, 87% of our revenue from animal-only antibiotics resulted from the sale of ionophores. Ionophores are a special class of animal-only antimicrobials, and because of their animal-only designation, mode of action and spectrum of activity, their use, to date have not been impacted by regulations or changing market demand in many markets outside the U.S.

          We have intentionally shifted away from shared-class antibiotics, and are focusing on animal-only antibiotics, as well as antibiotic-free solutions. When an animal-only antibiotic exists, we believe it should be the first, preferred antibiotic treatment. Antibiotic resistance concerns, or other health concerns regarding food animal products, may result in additional restrictions, expanded regulations or changes in market demand to further reduce the use of antibiotics in food animals. We believe it is important to protect the benefits of antibiotics in human medicine, while responsibly protecting the health of food animals and the safety of our food supply.

Impact of Competition

          The animal health industry is competitive. Established animal health companies who consistently deliver high quality products enjoy brand loyalty from their customers, which often continues after the loss of patent-based or regulatory exclusivity. In 2018, approximately 72% of our revenue was from products that did not have patent protection. In animal health, while potentially significant, erosion from generic competition is often not as steep as in human health, with the originator often retaining a significant market share. While our largest product, Rumensin, has been subject to generic competition from monensin outside the U.S. for more than 10 years, our revenue from Rumensin sales outside the U.S. grew at a CAGR of 5% from 2015 to 2018. However, generic competition can nevertheless significantly affect our results. We have experienced significant competitive headwinds from generic ractopamine in the U.S. In the third quarter of 2013, a large, established animal health company received U.S. approval for generic ractopamine. U.S. revenue for Optaflexx, our ractopamine beef product, has declined at a CAGR of 24% from 2015 to 2018 as a result of generic competition and the impact of international regulatory restrictions. In 2018, we had an estimated 70% market share of all U.S. ractopamine-treated beef cattle based on management estimates.

          Although we believe brand loyalty is an important contributor to a product's ongoing success, the animal health industry is also impacted by innovation. We experienced an innovation lag in the companion animal parasiticide space from 2015 to 2017. In the absence of a competitive combined oral flea and tick product, our U.S. companion animal parasiticide portfolio revenue declined 15% in 2017, excluding the impact on revenue resulting from a reduction in inventory levels within our distribution channel. In February 2018, we launched Credelio in the U.S. for the treatment of fleas and ticks. Since the launch of Credelio, our sales of parasiticides in the U.S. have begun to grow again.

Productivity

          Our results during the periods presented have benefited from operational and productivity initiatives implemented following recent acquisitions and in response to changing market demand for antibiotics and other headwinds.

          Our acquisitions of Lohmann Animal Health in 2014, Novartis Animal Health in 2015 and the BI Vetmedica U.S. vaccines portfolio in 2017, added in the aggregate $1.4 billion in revenue, 4,500 full-time employees, 12 manufacturing and eight R&D sites. In addition, from 2015 to 2018, changing market demand for antibiotics and other headwinds, such as competition with generics and innovation, affected some of our highest gross margin products, resulting in a change to our product mix and driving operating margin lower. In response, we implemented a number of initiatives across manufacturing, R&D, SG&A, marketing, selling and administrative functions, such as rationalization of stock keeping units, reduction of contract manufacturing organizations, implementation of lean manufacturing principles and procurement initiatives. Our manufacturing cost savings strategies included improving manufacturing processes and headcount through lean manufacturing (minimizing waste while maintaining productivity), closing of three manufacturing sites, consolidating our CMO network, strategically insourcing certain projects, and pursuing cost savings opportunities with respect to raw materials via a new procurement process. Additional cost savings resulted from reducing the number of R&D sites from 16 to nine, SG&A savings from sales force consolidation, and reducing discretionary and other G&A operating expense.

Foreign Exchange Rates

          Significant portions of our revenue and costs are exposed to changes in foreign exchange rates. Our products are sold in more than 90 countries and, as a result, our revenue is influenced by changes in foreign exchange rates. For the years ended December 31, 2018 and 2017, approximately 52% and 50%, respectively, of our revenue was denominated in foreign currencies. We seek to manage foreign exchange risk, in part, through operational means, including managing same-currency revenue in relation to same-currency costs, and same-currency assets in relation to same-currency liabilities. As we operate in multiple foreign currencies, including the Euro, British pound, Swiss franc, Brazilian real, Australian dollar, Japanese yen, Canadian dollar, Chinese yuan, and other currencies, changes in those currencies relative to the U.S. dollar impact our revenue, cost of sales and expenses, and consequently, net income. Exchange rate fluctuations in emerging markets may also have an impact beyond our reported financial results and directly impact operations. These fluctuations may also affect the ability to buy and sell our products between markets impacted by significant exchange rate variances. Currency movements decreased revenue by 2% during the nine months ended September 30, 2019. Currency movements had limited impact on revenue during the nine months ended September 30, 2018. Foreign exchange rates had a negligible effect on revenue from 2016 to 2018.

General Economic Conditions

          In addition to industry-specific factors, we, like other businesses, face challenges related to global economic conditions. Growth in both the food animal and companion animal sectors is driven in part by overall economic development and related growth, particularly in many emerging markets. In recent years, certain of our customers and suppliers have been affected directly by economic downturns, which decreased the demand for our products.

          The cost of our products to food animal producers is small relative to their other production costs, including feed, and the use of our products is intended to improve economic outcomes for food animal producers. Similarly, industry sources have reported that pet owners indicated a preference for reducing spending on other aspects of their lifestyle, including entertainment, clothing and household goods, before reducing spending on pet care. While these factors have mitigated the impact of recent downturns in the global economy, further economic challenges could increase cost sensitivity among our customers, which may result in reduced demand for our products and could have a material adverse effect on our financial condition and results of operations.

Weather Conditions and the Availability of Natural Resources

          The animal health industry and demand for many of our animal health products in a particular region are affected by weather conditions, varying weather patterns and weather-related pressures from pests, such as fleas and ticks. As a result, we may experience regional and seasonal fluctuations in our results of operations.

          Food animal producers depend on the availability of natural resources, including large supplies of fresh water. Their animals' health and their ability to operate could be adversely affected if they experience a shortage of fresh water due to human population growth or floods, droughts or other weather conditions.

          Drought conditions could negatively impact, among other things, the supply of corn and the availability of grazing pastures. A decrease in harvested corn results in higher corn prices, which could negatively impact the profitability of food animal producers of ruminants, pork and poultry. Higher corn prices and reduced availability of grazing pastures contribute to reductions in herd or flock sizes that in turn result in less spending on animal health products. As such, a prolonged drought could have a material adverse effect on our financial condition and results of operations. Factors influencing the magnitude and timing of effects of a drought on our performance include, but may not be limited to, weather patterns and herd management decisions.

          In addition, veterinary hospitals and practitioners depend on visits from and access to the animals under their care. Veterinarians' patient volume and ability to operate could be adversely affected if they experience prolonged snow, ice or other severe weather conditions, particularly in regions not accustomed to sustained inclement weather. Adverse weather conditions or a shortage of fresh water may cause veterinarians and food animal producers to purchase less of our products.

Disease Outbreaks

          Sales of our food animal products could be adversely affected by the outbreak of disease carried by animals. Outbreaks of disease may reduce regional or global sales of particular animal-derived food products or result in reduced exports of such products, either due to heightened export restrictions or import prohibitions, which may reduce demand for our products. Also, the outbreak of any highly contagious disease near our main production sites could require us to immediately halt production of our products at such sites or force us to incur substantial expenses in procuring raw materials or products elsewhere. Alternatively, sales of products that treat specific disease outbreaks may increase.

Manufacturing and Supply

          In order to sell our products, we must be able to reliably produce and ship our products in sufficient quantities. Many of our products involve complex manufacturing processes and are sole-sourced from certain manufacturing sites.

          Minor deviations in our manufacturing or logistical processes, unpredictability of a product's regulatory or commercial success or failure, the lead time necessary to construct highly technical and complex manufacturing sites, and shifting customer demand increase the potential for capacity imbalances.

Components of Revenue and Costs and Expenses

Revenue

          Our revenue is primarily derived from sales of our products to third-party distributors, and directly to food producers and veterinarians. For additional information regarding our products, including descriptions of our products, see "Business — Products."

          We aggregate our products into five categories to understand revenue growth:

  •
  CA Disease Prevention includes parasiticides and vaccine products for dogs and cats;

  •
  CA Therapeutics includes products for the treatment of pain, osteoarthritis, otitis, cardiovascular and dermatology indications in dogs and cats;

  •
  FA Future Protein & Health includes vaccines, antibiotics, parasiticides and other products used in poultry and aquaculture production, as well as functional nutritional health products, including enzymes, probiotics and prebiotics;

  •
  FA Ruminants & Swine includes vaccines, antibiotics, implants, parasiticides, and other products used in ruminants and swine production, as well as certain other food animal products; and

  •
  Strategic Exits includes business activities that we have either exited or made the strategic decision to exit, including the transitional contract manufacturing activity that we acquired in connection with our acquisition of the BI Vetmedica U.S. vaccines portfolio, two terminated legacy U.S. distribution agreements, a terminated distribution agreement outside the U.S.; an equine product not core to our business and a transitional contract manufacturing activity associated with the supply to Lilly of human growth hormone.

Costs, Expenses and Other

          Cost of sales consists primarily of cost of materials, facilities and other infrastructure used to manufacture our products, shipping and handling, inventory losses and expired products.

          Marketing, selling and administrative expenses consist of, among other things, the costs of marketing, promotion and advertising and the costs of administration (business technology, facilities, legal, finance, human resources, business development, external affairs and procurement).

          Amortization of intangible assets consist of the amortization expense for intangible assets that have been acquired through business combinations.

          R&D expenses consist of project costs specific to new product R&D and product lifecycle management, overhead costs associated with R&D operations, regulatory, product registrations and investments that support local market clinical trials for approved indications. We manage overall R&D based on our strategic opportunities and do not disaggregate our R&D expenses incurred by nature or by product as we do not use or maintain such information in managing our business.

          Asset impairment, restructuring and other special charges consists primarily of impairment of long-term assets, restructuring charges, costs associated with acquiring and integrating businesses, and certain non-recurring expenses, including costs related to the build out of processes and systems to support finance and global supply and logistics, among others, as we become an independent company.

          Other (income) expense, net consists of net interest (income)/expense, realized or unrealized foreign exchange losses and loss or impairment on other investments.

Comparability of Historical Results

          Our historical results of operations for the periods presented may not be comparable with prior periods or with our results of operations in the future, due to many factors, included but not limited to the factors identified in "— Key Trends and Conditions Affecting Our Results of Operations."

Our Relationship with Lilly and Additional Standalone Costs

          During the period prior to the IPO, our business operated solely as part of a division of Lilly. Our consolidated and combined financial statements have been derived from Lilly's consolidated and combined financial statements and accounting records for the periods prior to the IPO. Our consolidated financial and combined statements reflect our financial position, results of operations and cash flows of the business that was transferred at the time of the Separation and do not purport to reflect what the results of operations, comprehensive income/(loss), financial position, equity or cash flows would have been had we operated as an independent, publicly traded company during the periods presented prior to the IPO.

          Our historical results reflect an allocation of costs for certain Lilly corporate costs for periods prior to the IPO, including, among others, executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations. These allocations are not necessarily indicative of the expenses we may incur as a standalone public company. Although we entered into certain agreements with Lilly in connection with the IPO and the Separation, the amount and composition of our expenses may vary from historical levels since the fees charged for the services under these agreements may be higher or lower than the costs reflected in the historical allocations. The total allocations included in our results for the three months ended September 30, 2019 and September 30, 2018 were $0.0 million and $34.1 million, respectively. The total allocations included in our results for the nine months ended September 30, 2019 and September 30, 2018 were $0.0 million and $105.2 million, respectively. The total allocations included in our results for the years ended December 31, 2018, 2017 and 2016 were $105.2 million, $151.7 million, and $145.3 million, respectively. See Note 19: Related Party Agreements and Transactions to our consolidated and combined financial statements and Note 17: Related Party Agreements and Transactions to our unaudited condensed consolidated and combined financial statements incorporated herein by reference.

          We are currently investing in expanding our own administrative functions, including, but not limited to, information technology, facilities management, distribution, human resources, finance and manufacturing, to replace services previously provided by Lilly. Because of initial stand-up costs and overlaps with services previously provided by Lilly, we have incurred and expect to continue to incur certain temporary, duplicative expenses in connection with the Separation. We also incurred and expect to continue to incur costs related to the build out of processes and systems to support finance and global supply and logistics, among others. We currently estimate these costs taken together to be in a range from $240 million to $290 million, net of potential real estate dispositions and employee benefit changes, of which a portion will be capitalized and the remainder will be expensed.

          Lilly utilizes a centralized treasury management system, of which we were part of until our IPO. For periods prior to the IPO, our consolidated and combined financial statements and condensed consolidated and combined financial statements reflect cash held only in bank accounts in our legal name and no allocation of combined cash positions. Our consolidated and combined financial statements and unaudited condensed consolidated and combined financial statements do not reflect an allocation of Lilly's debt or any associated interest expense. In connection with the IPO, we incurred $2.5 billion of long-term borrowings. Our historical results reflect $60.2 million of interest expense for the nine months ended September 30, 2019 due to the timing of the borrowings, in comparison to $29.6 million of interest expense during the year ended December 31, 2018. We have estimated interest expense of approximately $85 million on an annual basis based on our borrowings as of September 30, 2019.

          For the periods prior to the IPO, our consolidated and combined financial statements and condensed consolidated and combined financial statements reflect income tax expense (benefit) computed on a separate company basis, as if operating as a standalone entity or a separate consolidated group in each material jurisdiction in which we operate. Our consolidated and combined financial statements and condensed consolidated and combined financial statements for the periods prior to the IPO also reflect certain deferred tax assets and liabilities and income taxes payable based on this approach that did not transfer to us upon the Separation, as the underlying tax attributes were used by Lilly or retained by Lilly. As a result of potential changes to our business model and the fact that certain deferred tax assets and liabilities and income taxes payable did not transfer to us, income tax expense (benefit) included in the consolidated and combined financial statements and condensed consolidated and combined financial statements may not be indicative of our future expected tax rate.

          Our historical results prior to the IPO also do not reflect the impact of costs we have incurred and expect to continue to incur as a consequence of becoming a standalone company, including incremental costs associated with being a publicly traded company.

          We are instituting competitive compensation policies and programs as a standalone public company, the expense for which may differ from the compensation expense allocated by Lilly in our consolidated and combined financial statements.

          As a result of the IPO, we became subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. We are establishing or expanding additional procedures and practices to establish or expand as a standalone public company. As a result, we will continue to incur additional costs as a standalone public company, including internal audit, external audit, investor relations, stock administration, stock exchange fees and regulatory compliance costs.

Recent Significant Acquisitions

          Our financial results have been impacted by acquisitions and integrations. For the periods presented, these include primarily the acquisitions and integrations of Novartis Animal Health, which closed on January 1, 2015, certain rights to develop, manufacture, market and commercialize Galliprant outside the U.S. and co-promote it in the U.S. acquired from Aratana Therapeutics, Inc., which closed on April 22, 2016, and Boehringer Ingelheim Vetmedica, Inc.'s U.S. feline, canine and rabies vaccine portfolio and other related assets ("BIVIVP"), which closed on January 3, 2017. For more information, see Note 6: Acquisitions to our consolidated and combined financial statements incorporated herein by reference.

Asset Impairment, Restructuring and Other Special Charges

          Our results have been impacted by asset impairment, restructuring and other special charges, including integration of acquired businesses, during the nine months ended September 30, 2019 and 2018 and the years ended December 21, 2018 and 2017. These charges primarily include severance costs resulting from actions taken to reduce our cost structure, asset impairment charges primarily related to competitive pressures for certain companion animal products, product rationalizations, site closures and integration costs related to acquired businesses, primarily Novartis Animal Health and costs related to the build out of processes and systems to support finance and global supply and logistics, charges and costs related to our integration efforts as a result of our acquired businesses, external costs directly related to acquiring businesses, including expenses for banking, legal, accounting, and other similar services, and costs to stand our organization up to be an independent company.

          For more information on these charges, see Note 7: Asset Impairment, Restructuring and Other Special Charges in our consolidated and combined financial statements and condensed consolidated and combined financial statements incorporated by reference herein.

Results of Operations

          The following discussion and analysis of our consolidated and combined statements of operations should be read along with our consolidated and combined financial statements and condensed consolidated and combined financial statements and the notes thereto incorporated by reference herein, which reflect the results of operations of the business transferred to Elanco from Lilly. For more information see Note 2: Basis of Presentation in our consolidated and combined financial statements and condensed consolidated and combined financial statements incorporated by reference herein.

	Nine Months Ended September 30,			Year Ended December 31,			% Change

(dollars in millions)	2019	2018	% Change	2018	2017	2016	18/17	17/16

Revenue	$2,284.0	$2,267.5	1%	$3,066.8	$2,889.0	$2,913.5	6%	(1)%
Costs, expenses and other:
Cost of sales	1,060.2	1,161.3	(9)%	1,573.8	1,493.9	1,409.0	5%	6%
% of revenue	46%	51%	(5)%	51%	52%	48%	(1)%	4%
Research and development	202.8	185.5	9%	246.6	251.7	265.8	(2)%	(5)%
% of revenue	9%	9%	—	8%	9%	9%	(1)%	—
Marketing, selling and administrative	574.3	550.1	4%	735.2	779.8	784.8	(6)%	(1)%
% of revenue	25%	24%	1%	24%	27%	27%	(3)%	—
Amortization of intangible assets	149.0	147.3	1%	197.4	221.2	170.7	(11)%	30%
% of revenue	7%	6%	—	6%	8%	6%	(2)%	2%
Asset impairment, restructuring and other special charges	133.9	82.8	62%	128.8	375.1	308.4	(66)%	22%
Interest expense, net of capitalized interest	60.2	8.6	600%	29.6	—	—	NM	NM
Other — net, expense	21.1	15.6	NM	41.3	(0.1)	(2.8)	NM	NM

Income (loss) before taxes	82.5	116.3	NM	114.1	(232.6)	(22.4)	NM	NM
% of revenue	4%	5%	4%	4%	(8)%	(1)%	NM	NM
Income tax (benefit) expense	5.1	46.2	(89)%	27.6	78.1	25.5	NM	NM

Net income	$77.4	$70.1	NM	$86.5	$(310.7)	$(47.9)	NM	NM

Certain amounts and percentages may reflect rounding adjustments.

"NM" stands for "Not meaningful."

Revenue

          On a global basis, our revenue within our product categories was as follows:

	Nine Months Ended September 30,			Year Ended December 31,			% Change

(dollars in millions)	2019	2018	% Change	2018	2017	2016	18/17	17/16

CA Disease Prevention	$616.9	$603.9	2%	$804.6	$660.2	$628.4	22%	5%
CA Therapeutics	252.4	211.1	20%	283.1	260.8	255.6	9%	2%
FA Future Protein & Health	534.5	502.1	6%	711.2	649.2	630.8	10%	3%
FA Ruminants & Swine	811.8	881.1	(8)%	1,174.0	1,175.0	1,309.2	(0)%	(10)%

Subtotal	2,215.6	2,198.2	1%	2,972.9	2,745.2	2,824.0	8%	(3)%
Strategic Exits(1)	68.4	69.3	(1)%	93.9	143.8	89.5	(35)%	61%

Total	$2,284.0	$2,267.5	1%	$3,066.8	$2,889.0	$2,913.5	6%	(1)%

(1)
Represents revenue from business activities we have either exited or made a strategic decision to exit. On June 30, 2018, Elanco made the decision to exit an equine product not core to its business. Revenue from this product is reflected in Strategic Exits for the year ended December 31, 2018 and in CA Therapeutics for the years ended December 31, 2017 and 2016. Revenue from this product was $1.6 million, $3.4 million and $3.7 million, for the years ended December 31, 2018, 2017 and 2016, respectively.

          On a global basis, the effect of price, foreign exchange rates and volumes on revenue was as follows. The numbers may not add due to rounding.

Full year 2018	Revenue	Price	FX Rate	Volume	Total	CER(1)

CA Disease Prevention	$804.6	8%	0%	14%	22%	22%
CA Therapeutics	283.1	7%	1%	0%	9%	7%
FA Future Protein & Health	711.2	4%	(0)%	6%	10%	10%
FA Ruminants & Swine	1,174.0	(1)%	(0)%	1%	(0)%	(0)%

Core Revenue	$2,972.9	3%	0%	5%	8%	8%
Strategic Exits	93.9	(0)%	0%	(34)%	(35)%	(35)%

Total Elanco	$3,066.8	3%	0%	3%	6%	6%

(1)
"CER" stands for "Constant exchange rate."

Total Revenue

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Total revenue increased $16.5 million or 1% for the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018, reflecting a 1% increase due to higher volumes and an increase of 2% due to price, offset by a 2% unfavorable foreign exchange rate.

          In summary, the total revenue increase was due primarily to:

  •
  an increase in revenue of $21.0 million or 3% from CA Disease Prevention products, excluding the impact of foreign exchange rates;

  •
  an increase in revenue of $47.1 million or 22% from CA Therapeutics products, excluding the impact of foreign exchange rates;

  •
  an increase in revenue of $54.0 million or 11% from FA Future Protein & Health products, excluding the impact of foreign exchange rates; and partially offset by:

  •
  a decrease in revenue of $53.2 million or 6% from FA Ruminants & Swine products, excluding the impact of foreign exchange rates;

  •
  a decrease in revenue of $0.8 million or 1% from Strategic Exits, excluding the impact of foreign exchange rates; and

  •
  a decrease in revenue of $51.6 million due to the negative impact of foreign exchange rates.

          The detailed change in revenue by product category was as follows:

  •
  CA Disease Prevention revenue increased by $13.0 million or 2%, primarily driven by an increase in price and volume, partially offset by an unfavorable impact from foreign exchange rates. Continued growth in Credelio and Interceptor Plus and an increase in revenue due to initial stocking for a new customer agreement were partially offset by declines in sales of certain older generation parasiticides and vaccines.

  •
  CA Therapeutics revenue increased by $41.3 million or 20%, driven by increased volume and to a lesser extent price, partially offset by the impact of foreign exchange rates. The revenue increase was driven by increased demand for products across the therapeutics portfolio, primarily Galliprant, initial stocking for a new customer agreement, and sales of Entyce and Nocita, as a result of the acquisition of Aratana.

  •
  FA Future Protein & Health revenue increased by $32.4 million or 6%, driven by both increased volume and price, partially offset by an unfavorable impact from foreign exchange rates. Growth was driven by the aqua portfolio. In addition, third quarter revenue was positively impacted by one-time items including the sale of the remaining inventory of a product that is being phased out in China as well as purchasing patterns in the prior year that created a favorable comparison for poultry products.

  •
  FA Ruminants & Swine revenue decreased by $69.3 million or 8% driven by a decline in volume and to a lesser extent the unfavorable impact of foreign exchange rates, partially offset by a minor increase in price. The decline in revenue was driven by softness in swine products due to African Swine Fever across Asia, a disruption in global supply of certain third-party produced injectable cattle products, reduced U.S. producer use of Paylean, changes in distributor purchasing for Rumensin as anticipated, and the impact from the Australian drought. These decreases were partially offset by revenue generated from Posilac sales as a result of the revised commercial agreement entered into in the third quarter of 2019 and favorable purchasing patterns for certain cattle products, primarily Optaflexx.

          Strategic Exits revenue decreased by $0.9 million to $68.4 million and represented 3% of total revenue.

  2018 vs. 2017

          Total revenue increased $177.8 million or 6% in 2018 as compared to 2017, reflecting a 3% increase due to higher realized prices and a 3% increase due to higher volumes.

          In summary, the total revenue increase was due primarily to:

  •
  an increase in revenue of $142.1 million or 22% from CA Disease Prevention products, excluding the impact of foreign exchange rates;

  •
  an increase in revenue of $18.4 million or 7% from CA Therapeutics products, excluding the impact of foreign exchange rates;

  •
  an increase in revenue of $63.8 million or 10% from FA Future Protein & Health products, excluding the impact of foreign exchange rates and partially offset by:

  •
  a decrease in revenue of $0.8 million or 0% from FA Ruminants & Swine, excluding the impact of foreign exchange rates and

  •
  a decrease in revenue of $49.9 million or 35% from Strategic Exits, excluding the impact of foreign exchange rates.

          The detailed change in revenue by product category was as follows:

  •
  CA Disease Prevention revenue increased by $144.4 million or 22% due primarily to a reduction in channel inventory in 2017 providing a favorable year-on-year comparison, continued uptake of Credelio and Interceptor Plus, as well as realized price increases primarily impacting Trifexis, Capstar (a flea treatment) and Comfortis, partially offset by volume declines in certain parasiticides, primarily Trifexis and Comfortis volumes.

  •
  CA Therapeutics revenue increased by $22.3 million or 9% due primarily to the continued uptake of Galliprant and Osurnia, as well as increased demand for Onsior, partially offset by a temporary supply shortage of Percorten V used for the treatment of canine Addison's Disease.

  •
  FA Future Protein & Health revenue increased by $62.0 million or 10% due primarily to the launch of Imvixa and the growth in poultry animal-only antibiotics and poultry vaccines.

  •
  FA Ruminants & Swine revenue decreased by $1.0 million due primarily to competitive headwinds for ractopamine based products, offset by growth in animal-only antibiotics, primarily in cattle.

          Strategic Exits revenue decreased by $49.9 million or 35% due primarily to the termination of a legacy U.S. distribution agreement in the third quarter of 2017, partially offset by revenue from the contract manufacturing agreement to supply human growth hormone to Lilly.

  2017 vs. 2016

          Total revenue decreased $24.5 million or 1% in 2017 as compared to 2016 due to lower volumes.

          In summary, the total revenue decrease was due primarily to:

  •
  a decline in revenue of $133.6 million or 10% from FA Ruminants & Swine products, excluding the impact of foreign exchanges rates; and

  •
  a decline in revenue of $113.6 million or 18% from CA Disease Prevention products, excluding the impact of acquisition and foreign exchange rates;

partially offset by:

  •
  the acquisition of the BIVIVP which contributed $216.7 million in 2017; and

  •
  an increase in revenue of $18.7 million or 3% from FA Future Protein & Health products, excluding the impact of foreign exchange rates.

          The detailed change in revenue by product category was as follows:

  •
  CA Disease Prevention revenue increased by $31.8 million or 5%. Excluding product revenue from the acquisition of the BIVIVP and the impact of foreign exchange rates, revenue declined $113.6 million or 18% due primarily to competition in certain parasiticides, primarily impacting Trifexis and Comfortis, and a reduction in inventory levels within our U.S. companion animal distribution channel partially offset by the growth of Interceptor Plus.

  •
  CA Therapeutics revenue increased by $5.2 million or 2% due primarily to the launch of Galliprant, partially offset by volume declines from competition in our dermatology portfolio.

  •
  FA Future Protein & Health revenue increased by $18.4 million or 3% due primarily to growth in poultry products, including animal-only antibiotics, enzymes and vaccines, and to lesser extent aquaculture products.

  •
  FA Ruminants & Swine revenue decreased by $134.2 million or 10% due primarily to competition from generic ractopamine-based products, as well as declines in shared-class antibiotics and a reduction in inventory levels within our China distribution channel, partially offset by growth in animal-only antibiotics.

  •
  Strategic Exits revenue increased by $54.3 million or 61% due primarily to the acquisition of a transitional contract manufacturing arrangement at Fort Dodge as part of the BIVIVP acquisition, partially offset by the termination in the third quarter of 2017 of a legacy U.S. distribution agreement acquired as part of our Novartis Animal Health acquisition.

Costs, Expenses and Other

Cost of sales

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Cost of sales decreased $101.1 million in the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018 due primarily to manufacturing productivity improvements and charges recorded during the nine months ended September 30, 2018 for inventory adjustments related to the suspension of commercial activities of Imrestor and the closure of the Larchwood, Iowa facility, partially offset by unfavorable product mix and logistics costs.

  2018 vs. 2017

          Cost of sales increased $79.9 million in 2018 as compared to 2017 primarily due to increased volume of products sold and the write-off of inventory related to the suspension of activities for Imrestor in 2018, partially offset by non-recurring costs incurred in 2017 associated with fair value adjustments to inventory acquired in the BIVIVP acquisition and subsequently sold.

  2017 vs. 2016

          Cost of sales increased $84.9 million in 2017 as compared to 2016 due primarily to:

  •
  the addition of approximately $134.1 million of costs in 2017 related to the acquisition of the BIVIVP, including $54.0 million associated with Strategic Exits contract manufacturing obligations and approximately $42.7 million in non-recurring costs associated with the incremental purchase accounting charges related to the fair value adjustments to inventory acquired that was subsequently sold;

  •
  an unfavorable product mix as a result of disproportional revenue decreases of higher margin products primarily resulting from changing market demand for antibiotics and competition headwinds; and

  •
  contractual increases in third-party manufacturing agreements;

partially offset by:

  •
  operational efficiencies and cost savings associated with manufacturing footprint consolidation and overall cost reductions.

Research and development

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          R&D expenses increased $17.3 million for the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018 primarily due to additional costs from acquired businesses during the year, increased costs from R&D infrastructure investments, project spend as a result of pipeline progression, and increased costs as a result of operating as a standalone company during the nine months ended September 30, 2019.

  2018 vs. 2017

          R&D expenses decreased $5.1 million for 2018 as compared to 2017 due primarily to cost control measures and timing of projects leading to lower spend in 2018.

  2017 vs. 2016

          R&D expenses decreased $14.1 million in 2017 as compared to 2016 due primarily to savings realized from the consolidation of acquired R&D sites and operations, as well as the termination of certain R&D projects. This decrease was partially offset by expenses incurred in connection with the acquisition of the BIVIVP in 2017.

Marketing, selling and administrative

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Marketing, selling and administrative expenses increased $24.2 million for the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018 due primarily to additional costs from acquired businesses during the year, primarily Aratana, increased marketing efforts for our companion animal portfolio, and increased expenses as a result of operating as a standalone company, partially offset by slightly lower selling costs and lower costs due to continued productivity initiatives and cost control measures across the business.

  2018 vs. 2017

          Marketing, selling and administrative expenses decreased $44.6 million for 2018 as compared to 2017 due primarily to productivity initiatives in sales and administrative functions and reduced direct to consumer programs combined with new product launches in 2017.

  2017 vs. 2016

          Marketing, selling and administrative expenses decreased $5.0 million in 2017 as compared to 2016 due primarily to savings from productivity initiatives related to salesforce, marketing and administrative functions, more than offsetting the increase from the acquisition of the BIVIVP.

Amortization of intangible assets

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Amortization of intangible assets increased $1.7 million for the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018 primarily due to the addition of amortization of intangible assets recorded from the acquisitions of Aratana and Prevtec during the three months ended September 30, 2019.

  2018 vs. 2017

          Amortization of intangible assets decreased $23.8 million for 2018 as compared to 2017 due primarily to the acceleration of amortization related to certain product exits in 2017.

  2017 vs. 2016

          Amortization of intangible assets increased $50.5 million in 2017 as compared to 2016 due primarily to the impact of the acquisition of the BIVIVP and, to a lesser extent, the acceleration of amortization related to certain product exits.

Asset impairment, restructuring and other special charges

          For additional information regarding our asset impairment, restructuring and other special charges, see Note 7: Asset Impairment, Restructuring and Other Special Charges to our consolidated and combined financial statements and unaudited condensed consolidated and combined financial statements incorporated herein by reference.

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Asset impairment, restructuring and other special charges increased $51.1 million to $133.9 million for the nine months ended September 30, 2019 from $82.8 million for the nine months ended September 30, 2018 primarily due to higher transaction costs directly related to business acquisitions and higher integration costs associated with the implementation of new systems, programs, and processes due to the Separation from Lilly as well as severance costs, exit costs, impairment charges, and write-down charges recorded during the nine months ended September 30, 2019, as more fully described in Note 7.

  2018 vs. 2017

          Asset impairment, restructuring and other special charges decreased $246.3 million for the year ended December 31, 2018 as compared to the year ended December 31, 2017 primarily due to a decrease in severance related to the U.S. voluntary early retirement program offered in 2017 as well as a decrease in integration costs related to the BIVIVP acquisition in 2017, partially offset by a gain on disposal of a site that was previously closed as part of the acquisition and integration of Novartis Animal Health in 2017.

  2017 vs. 2016

          Asset impairment, restructuring and other special charges increased $66.7 million in 2017 as compared to 2016 due primarily to higher severance costs recognized in 2017 due to the U.S. voluntary early retirement program offered to our employees, partially offset by lower integration costs relating to our acquired businesses.

Interest expense, net of capitalized interest

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Interest expense, net of capitalized interest, increased $51.6 million from $8.6 million for the nine months ended September 30, 2018 to $60.2 million for the nine months ended September 30, 2019 due to the timing of the issuance of debt during the three months ended September 30, 2018.

  2018 vs. 2017

          Interest expense was $29.6 million for the year ended December 31, 2018 due our issuance of debt in Q3 of 2018. There was no interest expense in 2017 and prior years.

Other (income) expense, net

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Other — net, expense increased $5.5 million from $15.6 million for the nine months ended September 30, 2018 to $21.1 million for the nine months ended September 30, 2019. Other — net, expense during the nine months ended September 30, 2019 is primarily comprised of $8.3 million of expense recorded due to the release of a tax indemnity related to the 2015 acquisition of Novartis and $13.0 million of adjustments to the contingent consideration liabilities recorded for Galliprant during the nine months ended September 30, 2019.

  2018 vs. 2017

          Other (income) expense, net was expense of $41.3 million in 2018 compared to income of $0.1 million in 2017. The increase in expense is primarily due to the increase in the Aratana contingent consideration liability of $37.6 million associated with the Galliprant acquisition.

  2017 vs. 2016

          Other (income) expense, net was flat when comparing 2017 to 2016 with income of $0.1 million in 2017 compared to income of $2.8 million in 2016, a decrease of $2.7 million.

Income tax expense

          Elanco's historical income tax expense may not be indicative of its future expected tax rate. See " — Comparability of Historical Results — Our Relationship with Lilly and Additional Standalone Costs."

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Income tax expense decreased $41.1 million for the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018. The decrease is primarily attributable to lower pre-tax earnings largely due to restructuring charges, in addition to the release of tax reserves related to final resolution of the Brazilian tax matter.

          See Note 12: Income Taxes to our condensed consolidated and combined financial statements incorporated herein by reference.

  2018 vs. 2017

          Income tax expense decreased $50.5 million for the year ended December 31, 2018 as compared to the year ended December 31, 2017 primarily due to a decrease in the U.S. valuation allowance which was recorded in 2017 based upon the pre-IPO separate return methodology. See Note 2: Basis of Presentation and Note 14: Income Taxes to our consolidated and combined financial statements incorporated herein by reference.

  2017 vs. 2016

          Income tax expense, increased $52.6 million due primarily to an increase in unrecognized deferred tax assets in 2017 due to a valuation allowance and the tax effect of asset impairment, restructuring and other special charges, partially offset by an income tax benefit related to U.S. tax reform.

Liquidity and Capital Resources

          We historically participated in Lilly's centralized treasury management system, including centralized cash pooling and overall financing arrangements. We have generated and expect to continue to generate positive cash flows from operations. In connection with the IPO, we entered into various long-term debt agreements as described below.

          Our primary sources of liquidity are cash on hand, cash flows from operations and funds available under our Credit Facilities. As a significant portion of our business is conducted outside the U.S., we hold a significant portion of cash outside of the U.S. We monitor and adjust the amount of foreign cash based on projected cash flow requirements. Our ability to use foreign cash to fund cash flow requirements in the U.S. may be impacted by local regulations and, to a lesser extent, following U.S. tax reforms, the income taxes associated with transferring cash to the U.S. We currently intend to indefinitely reinvest foreign earnings for continued use in our foreign operations. As our structure evolves as a standalone company, we may change that strategy, particularly to the extent we identify tax efficient reinvestment alternatives for our foreign earnings or change our cash management strategy.

          Our principal liquidity needs going forward include funding existing marketed and pipeline products, capital expenditures, business development in our targeted areas, interest expense and an anticipated dividend. We believe our cash and cash equivalents on hand, our operating cash flows and our existing financing arrangements will be sufficient to support our cash needs for the foreseeable future, including for at least the next 12 months.

          Our ability to meet future funding requirements may be impacted by macroeconomic, business and financial volatility. As markets change, we will continue to monitor our liquidity position. However, a challenging economic environment or an economic downturn may impact our liquidity or ability to obtain future financing. See "Risk Factors — We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful" for further information.

          As of December 31, 2018, cash and cash equivalents was $474.8 million, an increase of $151.4 million, compared to $323.4 million at December 31, 2017. We also held $202.7 million of restricted cash at December 31, 2018, which is available solely to pay the remainder of the purchase for our businesses to Lilly. We have a corresponding liability recorded on our balance sheet and included in Payable to Lilly. Refer to the Consolidated and Combined Statements of Cash Flows for additional details on the significant sources and uses of cash for the years ended December 31, 2018 and December 31, 2017.

Revolving and Term Credit Facilities

          On September 5, 2018, we entered into a revolving credit agreement with a syndicate of banks providing for a five-year $750.0 million senior unsecured revolving credit facility (Revolving Facility). The Revolving Facility bears interest at a variable rate plus specified margin as defined in the agreement and is payable quarterly. There were no borrowings outstanding under the Revolving Facility at December 31, 2018. The Revolving Facility is payable in full at the end of the term.

          On September 5, 2018 we also entered into a $500.0 million three-year term loan under a term credit facility with a syndicate of banks (the Term Facility and collectively with the Revolving Facility, the Credit Facilities.) The Term Facility bears interest at a variable rate plus margin as defined in Term Facility (3.77% at December 31, 2018) and is payable quarterly. The Term Facility also requires a quarterly principal payment equal to 1.5% of the aggregate initial principal less any prepayment. The Term Facility is payable in full at the end of the term.

          The Credit Facilities are subject to various financial and other covenants including restrictions on the level of borrowings based on a consolidated leverage ratio and a consolidated interest coverage ratio. We were in compliance with all such covenants as of December 31, 2018. See Note 9: Debt to our consolidated and combined financial statements incorporated herein by reference.

  Senior Unsecured Notes

          On August 28, 2018, we issued $2.0 billion of senior notes (the "Senior Unsecured Notes") in a private placement. The Senior Unsecured Notes comprised of $500.0 million of 3.912% Senior Notes due August 27, 2021, $750.0 million of 4.272% Senior Notes due August 28, 2023, and $750.0 million of 4.900% Senior Notes due August 28, 2028. We were in compliance with all covenants under the indenture governing the Senior Unsecured Notes as of December 31, 2018. Long-term debt as of December 31, 2017 was not material. See Note 9: Debt to our consolidated and combined financial statements incorporated herein by reference.

Capital Expenditures

          Capital expenditures were $134.5 million during 2018, an increase of $35.9 million compared to 2017. We expect 2019 capital expenditures to be approximately $179.0 million.

Cash Flows

          The following table provides a summary of cash flows from operating, investing and financing activities for the periods presented:

	Nine Months Ended September 30,			Year Ended December 31,			% Change

(dollars in millions)	2019	2018	Change	2018	2017	2016	18/17	17/16

Net cash provided by (used for):
Operating activities	$97.8	$347.8	(72)%	$487.3	$173.8	$155.9	180%	11%
Investing activities	(160.5)	(78.9)	103%	(127.0)	(964.6)	(182.1)	(87)%	430%
Financing activities	(298.6)	327.2	(191)%	(35.2)	847.5	(149.6)	(104)%	(667)%
Effect of exchange-rate changes on cash and cash equivalents	4.1	15.4	(73)%	29.0	7.9	(26.0)	267%	(130)%

Net increase (decrease) in cash, cash equivalents and restricted cash	$(357.2)	$611.5	(158)%	$354.1	$64.6	$(201.8)	448%	(132)%

Operating activities

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Our cash provided by operating activities decreased by $250.0 million, from $347.8 million for the nine months ended September 30, 2018 to $97.8 million for the nine months ended September 30, 2019. The decrease in operating cash flows was primarily attributable to increases in accounts receivable, inventories and other assets during the period as well as a decrease in other liabilities. We have extended our payment terms in the past in certain customer situations and may need to continue this practice going forward as a result of competitive pressures and the need for certain inventory levels at our channel distributors to avoid supply disruptions. Further extensions of customer payment terms could result in additional uses of our cash flow. The impact of these items was partially offset by an increase in net income.

  2018 vs. 2017

          Our cash flow from operating activities increased by $313.5 million from $173.8 million for the year ended December 31, 2017 to $487.3 million for the year ended December 31, 2018. The increase is a result of an increase in net income, which was partially offset by cash used to finance working capital, primarily focused on accounts receivable and inventory.

  2017 vs. 2016

          Our net cash provided by operating activities was $173.8 million in 2017 as compared to cash provided by operating activities of $155.9 million in 2016. This increase in operating cash flows was primarily attributable to:

  •
  a decrease in receivables in 2017 as compared to an increase in 2016 due to a one-time impact of standardizing payment terms across our acquired businesses as well as payment receipt timing due to integration of acquired assets;

  •
  a decrease in other assets in 2017 as compared to an increase in 2016 primarily due to the timing of tax payments; and

  •
  a smaller increase in inventory levels in 2017 as compared to 2016;

partially offset by:

  •
  increased net losses.

Investing activities

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Our cash used for investing activities increased by $81.6 million, to $160.5 million for the nine months ended September 30, 2019 compared to $78.9 million for the nine months ended September 30, 2018. The change was primarily driven by cash paid for the acquisition of Prevtec during the nine months ended September 30, 2019 and an increase in cash used for other investing activities, net, primarily due to an increase in purchases of software from 2018 to 2019.

  2018 vs. 2017

          Our cash flow used in investing activities decreased from $964.6 million for the year ended December 31, 2017 to $127.0 million for the year ended December 31, 2018. Our cash used in investing activities for the year ended December 31, 2017 included $882.1 million related to the acquisition of BIVIVP. This decrease was offset by a net increase of $35.9 million in capital expenditures from 2017 to 2018.

  2017 vs. 2016

          Our net cash used in investing activities was $964.6 million in 2017 as compared to cash used in investing activities of $182.1 million in 2016. This increase in net cash flows used in investing activities was primarily attributable to the acquisition of the BI Vetmedica U.S. vaccines portfolio in 2017.

Financing activities

  Nine months ended September 30, 2019 vs. nine months ended September 30, 2018

          Our cash used for financing activities was $298.6 million for the nine months ended September 30, 2019 as compared to cash provided by financing activities of $327.2 million for the nine months ended September 30, 2018. Cash provided by financing activities during the nine months ended September 30, 2018 reflected the impact of our IPO and the issuance of long-term debt in connection with our Separation from Lilly during the period. $4.2 billion of cash was generated from those transactions, which was partially offset by $3.6 billion of payments to Lilly in connection with local country asset purchases and other financing activities related to the Separation. During the nine months ended September 30, 2019, we have made $115.0 million of payments on our term credit facility as well as $191.6 million of payments to Lilly in connection with local country asset purchases and other financing activities related to the Separation.

  2018 vs. 2017

          Our cash from financing activities was a use of cash of $35.2 million in 2018 compared to cash provided by financing activities of $847.5 million in 2017, a change of $882.7 million The cash flows in 2017 relate to net cash provided by transactions with Lilly of $848.3 million compared to cash used in transactions with Lilly of $154.4 million in 2018, a reduction in financing of cash flows between periods of $1.0 billion. This, in addition to the consideration paid to Lilly in connection with the Separation, was partially offset by net cash provided from financing transactions related to the Separation including the proceeds from long-term debt and our IPO. The remainder of the proceeds from the financing related to the Separation will be paid to Lilly in future periods and is reflected as restricted cash in our consolidated balance sheet.

  2017 vs. 2016

          Our net cash provided by financing activities was $847.5 million in 2017 as compared to cash used in financing activities of $149.6 million in 2016. This increase in net cash provided was primarily attributable to financing provided by Lilly for the acquisition of the BI Vetmedica U.S. vaccines portfolio in 2017.

Contractual Obligations

          Payments due under contractual obligations as of December 31, 2018, are set forth below:

	Years

(dollars in millions)	Total(2)	Less Than 1 Year	1 - 3 Years	4 - 5 Years	More Than 5 Years

Long-term debt obligations	$2,958.4	$79.9	$1,137.9	$829.7	$910.9
Operating leases	95.6	25.2	33.6	18.3	18.5
Purchase obligations(1)	1,207.9	1,108.9	42.8	39.8	16.4
Other long-term liabilities	12.3	0.5	10.8	0.1	0.9
Total	$4,274.2	$1,214.5	$1,225.1	$887.9	$946.7

(1)
Represents open purchase orders as of December 31, 2018 and contractual payment obligations with each of our significant vendors which are non-cancelable and are not contingent.

(2)
We excluded deferred taxes because we cannot reasonably estimate the timing of future cash outflows associated with those liabilities.

Off-Balance Sheet Arrangements

          In connection with our pending acquisition of the Bayer Animal Health Business as discussed in Note 6: Acquisitions, in August 2019, we entered into a commitment letter that provides for financing consisting of up to $750 million in a revolving facility, $3.0 billion in a term facility, and $2.75 billion in a senior secured bridge facility. The revolving facility, term facility, and bridge facility are subject to customary terms, conditions, and financial covenants. If drawn upon, the proceeds will be used to fund a portion of the cash to be paid in the pending acquisition of the Bayer Animal Health Business and the payment of related fees and expenses. The revolving facility will mature five years after the closing date of the Acquisition and the term facility and bridge facility will mature seven years after the closing date of the Acquisition. In connection with the commitment letter, we will incur fixed commitment fees of $40.4 million that will become due and payable upon the closing of the pending acquisition or the termination of the Purchase Agreement. These fees have not been recorded on the condensed consolidated balance sheet as of September 30, 2019.

Critical Accounting Policies

          The preparation of financial statements in accordance with U.S. GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Certain of our accounting policies are considered critical because these policies are the most important to the depiction of our financial statements and require significant, difficult or complex judgments by us, often requiring the use of estimates about the effects of matters that are inherently uncertain. Actual results that differ from our estimates could have an unfavorable effect on our financial position and results of operations. We apply estimation methodologies consistently from year to year. The following is a summary of accounting policies that we consider critical to the combined financial statements. There have been no significant changes in the application of our critical accounting policies during the nine months ended September 30, 2019, aside from our adoption of ASC 842, Leases, on January 1, 2019. See Note 11: Leases to unaudited condensed consolidated and combined financial statements incorporated herein by reference.

Revenue Recognition

          Our gross product revenue is subject to deductions that are generally estimated and recorded in the same period that the revenue is recognized and primarily represents revenue incentives (rebates and discounts) and sales returns. For example:

  •
  for revenue incentives, we use our historical experience with similar incentives programs and current sales data to estimate the impact of such programs on revenue and continually monitor the impact of this experience and adjust as necessary; and

  •
  for sales returns, we consider items such as: local returns policies and practices; returns as a percentage of revenue; an understanding of the reasons for past returns; estimated shelf life by product; and estimate of the amount of time between shipment and return to estimate the impact of sales returns.

          If any of our ratios, factors, assessments, experiences or judgments are not indicative or accurate predictors of our future experience, our results could be materially affected.

          Although the amounts recorded for these revenue deductions are dependent on estimates and assumptions, historically our adjustments to actual results have not been material. The sensitivity of our estimates can vary by program, type of customer and geographic location. Amounts recorded for revenue deductions can result from a complex series of judgments about future events and uncertainties and can rely on estimates and assumptions.

Acquisitions and Fair Value

          We account for the assets acquired and liabilities assumed in an acquisition based on the fair values as of the acquisition date. The excess of the purchase price over the fair value of the acquired net assets, where applicable, is recorded as goodwill.

          The judgments made in determining estimated fair values assigned to assets acquired and liabilities assumed in a business combination, as well as estimated asset lives, can materially affect our consolidated results of operations. The fair values of intangible assets are re-determined using information available near the acquisition date based on expectations and assumptions that are deemed reasonable by management. Depending on the facts and circumstances, we may deem it necessary to engage an independent valuation expert to assist in valuing significant assets and liabilities.

          The fair value of any contingent consideration liability that results from a business combination is determined using a market approach based on quoted market values, significant other observable inputs for identical or comparable assets or liabilities, or a discounted cash flow analysis. Estimating the fair value of contingent consideration requires the use of significant estimates and judgments, including, but not limited to, revenue and the discount rate and will be remeasured every reporting period.

Impairment of Indefinite-Lived and Long-Lived Assets

          We review the carrying value of long-lived assets (both intangible and tangible) for potential impairment on a periodic basis and whenever events or changes in circumstances indicate the carrying value of an asset (or asset group) may not be recoverable. We identify impairment by comparing the projected undiscounted cash flows to be generated by the asset (or asset group) to its carrying value. If an impairment is identified, a loss is recorded equal to the excess of the asset's net book value over its fair value utilizing a discounted cash flow analysis, and the cost basis is adjusted.

          Goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually and when certain impairment indicators are present. When required, a comparison of fair value to the carrying amount of assets is performed to determine the amount of any impairment.

          The estimated cash flows and fair values used in our impairment reviews require significant judgment with respect to future volume; use of working capital; foreign currency exchange rates; the selection of appropriate discount rates; product mix; income tax rates and other assumptions and estimates. Such estimates and assumptions are determined based upon our business plans and when applicable, market participants' views of us and other similar companies. We make these judgments based on our historical experience, relevant market size, historical pricing of similar products and expected industry trends. These assumptions are subject to change in future periods because of, among other things, additional information, financial information based on further historical experience, changes in competition, our investment decisions, volatility in foreign currency exchange rates, and results of research and development. A change in these assumptions or the use of alternative estimates and assumptions could have a significant impact on the estimated fair values of the assets, and may result in an impairment of the existing assets in a future period.

          During the years ended December 31, 2018, 2017 and 2016, we recorded asset impairments of $81.9 million, $110.6 million and $98.3 million, respectively, due to changes in estimates or judgments related to the use of the assets. For more information related to our impairment charges, see Note 7: Asset Impairment, Restructuring and Other Special Charges to our consolidated and combined financial statements incorporated herein by reference.

Deferred Tax Asset Valuation Allowances

          We maintain valuation allowances unless it is more likely than not that all or a portion of the deferred tax asset will be realized. Changes in valuation allowances are included in our tax provision in the period of change. In determining whether a valuation allowance is warranted, we evaluate factors such as prior earnings history, expected future earnings, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. The realizability assessments made at a given balance sheet date are subject to change in the future, particularly if earnings of a subsidiary are significantly higher or lower than expected, or if we take operational or tax planning actions that could impact the future taxable earnings of a subsidiary. A change in these assumptions may result in an increase or decrease in the realizability of our existing deferred tax assets, and therefore a change in the valuation allowance, in future periods. As of December 31, 2018 and 2017, we had valuation allowances of $21.4 million and $127.7 million, respectively.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Exchange Risk

          We operate on a global basis and are exposed to the risk that our earnings, cash flows and equity could be adversely impacted by fluctuations in foreign exchange rates. We are primarily exposed to foreign exchange risk with respect to net assets denominated in the Euro, Swiss Franc, British pound, Canadian dollar, Australian dollar and Brazilian real. Lilly maintained a foreign currency risk management program through a central shared entity, which entered into derivative contracts to hedge foreign currency risk associated with forecasted transactions for the entire company, including historically for our operations. Gains and losses on derivative contracts entered into by Lilly were previously allocated to our results to the extent they were to cover exposure related to our business and offset gains and losses on underlying foreign currency exposures. We implemented our own foreign currency risk management program and assumed all hedging activities in the second quarter of 2019.

          We face foreign currency exchange exposures when we enter into transactions arising from subsidiary trade and loan payables and receivables denominated in foreign currencies. We also face currency exposure that arises from translating the results of our global operations to the U.S. dollar at exchange rates that have fluctuated from the beginning of the period. We may enter into foreign currency forward or option derivative contracts to reduce the effect of fluctuating currency exchange rates in future periods, but our historical results do not reflect the impact of any such derivatives related to our exposure to foreign currency impacts on translation.

          We estimate that a hypothetical 10% adverse movement in all foreign currency exchange rates related to the translation of the results of our foreign operations would decrease our net income by approximately $4.6 million and $11.2 million for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

          We also bear foreign exchange risk associated with the future cash settlement of an existing NIH. In October 2018, we entered into a fixed interest rate, five-year, 750 million Swiss franc NIH against Swiss franc assets. The NIH is expected to generate approximately $25 million in cash and contra interest expense per year; however, there is potential for significant 2023 settlement exposure on the 750 million Swiss franc notional if the U.S. dollar devalues versus the Swiss franc.

Interest Risk

          We are exposed to interest rate risk on the long-term debt we incurred in connection with our IPO. Prior to our IPO, we did not have any interest rate exposure. We have cash flow risk associated with our $377.5 million of borrowings under the Term Credit Facility that pay interest based on variable rates. We actively monitor our exposure and may enter into financial instruments for the purpose of limiting our exposure based on our assessment of risk.

Recently Issued Accounting Pronouncements

          For discussion of our new accounting standards, see Note 4: Summary of Significant Accounting Policies — Implementation of New Financial Accounting Pronouncements to our consolidated and combined financial statements and unaudited condensed consolidated and combined financial statements incorporated herein by reference.

BUSINESS

Overview

          Founded in 1954 as part of Eli Lilly and Company, Elanco is a premier animal health company that innovates, develops, manufactures and markets products for companion and food animals. Headquartered in Greenfield, Indiana, we are the fourth largest animal health company in the world, with over $3 billion in revenue for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis. We offer a diverse portfolio of more than 125 brands that make us a trusted partner to veterinarians and food animal producers in more than 90 countries

          On September 24, 2018, we completed our initial public offering (IPO), pursuant to which we issued and sold 19.8% of our total outstanding shares. As of the date of this report, Lilly owns 80.2% of the outstanding shares of our common stock. On September 20, 2018, our common stock began trading on the New York Stock Exchange (NYSE) under the symbol "ELAN." On September 24, 2018, immediately preceding the completion of the IPO, Lilly transferred to us substantially all of its animal health businesses in exchange for (i) all of the net proceeds (approximately $1,659.7 million) we received from the sale of our common stock in the IPO, including the net proceeds we received as a result of the exercise in full of the underwriters' option to purchase additional shares, (ii) all of the net proceeds (approximately $2,000 million) we received from the issuance of our Senior Unsecured Notes and (iii) all of the net proceeds ($498.6 million) we received from the entry into our term loan facility. In addition, immediately prior to the completion of the IPO, we entered into certain agreements with Lilly that provide a framework for our ongoing relationship with them. For more information, see "Note 19: Related Party Agreements and Transactions" to our consolidated and combined financial statements.

          On February 8, 2019, we filed a Registration Statement on Form S-4 with the SEC in connection with Lilly's proposed exchange offer, whereby Lilly Shareholders were able to exchange shares of Lilly common stock for shares of our common stock owned by Lilly.

          We operate our business in a single segment directed at fulfilling our vision of enriching the lives of people through food, making protein more accessible and affordable, and through pet companionship, helping pets live longer, healthier lives. We advance our vision by offering products in four primary categories:

          Companion Animal Disease Prevention (CA Disease Prevention).    We have one of the broadest portfolios of pet parasiticides in the companion animal sector based on indications, species and formulations, with products that protect pets from worms, fleas and ticks. Combining our parasiticide portfolio with our vaccines presence, we are a leader in the U.S. in the disease prevention category based on share of revenue.

          Companion Animal Therapeutics (CA Therapeutics).    We have a broad pain and osteoarthritis portfolio across species, modes of action, indications and disease stages. Pet owners are increasingly treating osteoarthritis in their pets, and our Galliprant product is one of the fastest growing osteoarthritis treatments in the U.S. We also have treatments for otitis (ear infections), as well as cardiovascular and dermatology indications.

          Food Animal Future Protein & Health (FA Future Protein & Health).    Our portfolio in this category, which includes vaccines, nutritional enzymes and animal-only antibiotics, serves the growing demand for protein and includes innovative products in poultry and aquaculture production, where demand for animal health products is outpacing overall industry growth. We are focused on developing functional nutritional health products that promote food animal health, including enzymes, probiotics and prebiotics. We are a leader in providing vaccines as alternatives to antibiotics to promote animal health based on share of revenue.

          Food Animal Ruminants & Swine (FA Ruminants & Swine).    We have developed a range of food animal products used extensively in ruminant (e.g., cattle, sheep and goats) and swine production.

          The following graphs demonstrate our revenue for the year ended December 31, 2018 by product category and geography:

Percentage of 2018 Revenue
By Product Category(1)

(1)
Percentages may not add to 100% due to rounding.

(2)
Strategic Exits include revenue from third-party manufacturing, distribution and other contractual arrangements, as well as an equine product not core to our business and transitional contract manufacturing activity associated with the supply of human growth hormone to Lilly, which we made the decision to exit.

Percentage of 2018 Revenue
By Region(1)

(1)
Percentages may not add to 100% due to rounding.

(2)
LATAM includes aquaculture in all regions.

          Through our global sales force of approximately 1,400 sales representatives, our veterinary consultants and our key distributors, we seek to build strong customer relationships and fulfill demand for our food animal products primarily with food animal producers, veterinarians and nutritionists, and for our companion animal products primarily with veterinarians and, in some markets, pet owners. We are also expanding into retail channels in order to meet pet owners where they want to purchase.

          Our inclusive approach to sourcing innovation helps us identify, attract, fund and develop new ideas that enhance our pipeline and reduce risk as compared to an in-house only approach. Through this process, we launched eleven products from 2015 to 2018 that delivered $143.8 million of revenue in 2017 and $274.2 million of revenue in 2018.

          We believe we have an experienced leadership team that fosters an adaptive, purpose-driven culture among approximately 5,780 employees worldwide as of December 31, 2018 and that our employees share a deep conviction for achieving our vision of food and companionship, enriching life.

          For the year ended December 31, 2018, our revenue was $3.1 billion and for both of the years ended December 31, 2017 and 2016 our revenue was $2.9 billion. For the years ended December 31, 2018, 2017 and 2016, our net income (loss) was $86.5 million, $(310.7) million and $(47.9) million, respectively.

Products

          We have a diverse portfolio of products marketed under more than 125 brands, including products for both food animals and companion animals.

          Our food animal products are designed to enable producers to keep animals healthy and deliver more food while using fewer resources. Our antibacterials, anticoccidials, vaccines and parasiticides aim to make food safer by preventing and controlling disease. We offer products and support to enhance the integrity of the food supply, while our productivity enhancers help make food more affordable and abundant by increasing the amount of meat, milk or eggs an animal can supply. Furthermore, our expertise and data analytics help our customers improve production efficiency and business performance. Food animal products represented approximately 61% of our revenue for the year ended December 31, 2018.

          Our companion animal products help veterinarians better care for pets. We partner with pet owners and veterinarians for the purpose of providing a consistent flow of innovative and effective products and support. Our R&D focuses on products that prevent and treat disease, improve and extend quality of life and improve the type of care received by pets. We also partner closely with veterinarians to provide technical support and case management for our products. Companion animal products represented approximately 35% of our revenue for the year ended December 31, 2018.

          We group our products into four principal categories:

  •
  CA Disease Prevention:  includes parasiticides and vaccine products for canines and felines.

  •
  CA Therapeutics:  includes products for the treatment of pain, osteoarthritis, otitis, cardiovascular and dermatology indications in canines and felines.

  •
  FA Future Protein & Health:  includes vaccines, antibiotics, parasiticides and other products used in poultry and aquaculture production, as well as functional nutritional health products, including enzymes, probiotics and prebiotics.

  •
  FA Ruminants & Swine:  includes vaccines, antibiotics, implants, parasiticides and other products used in ruminants and swine production, as well as certain other food animal products.

          We pursue the development of new chemical and biological molecules through our innovation strategy. Since 2015, we have launched the following eleven products:

  •
  CA Disease Prevention: Credelio and Interceptor Plus.

  •
  CA Therapeutics: Galliprant and Osurnia.

  •
  FA Future Protein & Health: Inteprity, Imvixa, Clynav and Correlink.

  •
  FA Ruminants & Swine: Imrestor, Kavault and Prevacent.

          In the second quarter of 2018, we suspended commercialization of Imrestor and plans to pursue additional indications.

          In 2016, we announced the creation of our Nutritional Health organization, which focuses on functional nutrition products, including enzymes, probiotics and prebiotics, which impact animal microbiomes and other dietary factors to reduce disease incidence, improve gut health and enhance feed digestibility. We first focused on nutritional health in 2012, with the acquisition of ChemGen and the Hemicell brand. In 2016, we entered into an agreement with Agro Biosciences, Inc. to commercialize Correlink — a novel direct-fed microbial (probiotic) product outside the U.S. In early 2018, we announced a new global, exclusive in-licensing agreement with Ab E Discovery to further develop and bring to the market an in feed antibody product focused on reducing and controlling coccidiosis.

          Rumensin, our top selling product, contributed approximately 11% of our revenue in 2018 and 10% of our revenue in 2017, 2016 and 2015. No other product contributed 10% or more of our revenue. Our top five selling products, Rumensin, Trifexis, Maxiban, Denagard and Interceptor Plus, collectively contributed approximately 31% of our 2018 revenue. Our top 10 products collectively contributed 42% of our 2018 revenue.

          Set forth below is information regarding our principal products.

CA Disease Prevention Products

Product	Description	Primary Species

Bronchi Shield III and Bronchi Shield Oral (vaccines)	Bronchi Shield III — To protect against adenovirus, parainfluenza and Bordetella bronchiseptica (Bb) in dogs. Bronchi Shield Oral — To protect against Bb in dogs.	Dogs
Comfortis (lotilaner)
	To kill fleas and prevent and treat flea infestations (Ctenocephalides felis) in cats 14 weeks of age or older and weighing at least 4.1 lbs. and dogs 14 weeks of age or older and weighing at least 5.0 lbs.	Cats, Dogs
Duramune (vaccines)	Includes multiple products that collectively protect against distemper, adenovirus, parvovirus, corona, parainfluenza, leptospira canicola, and other diseases in dogs.	Dogs
Rabvac (vaccines)	To protect against rabies, includes a 1-year and 3-year shot.	Cats, Dogs
Fel-O-Vax (vaccines)	Includes multiple products that collectively protect against leukemia, rhinovirus, calicivirus, panleukopenia, and chlamydia in cats.	Cats
Fel-O-Guard (vaccines)	Includes multiple products that collectively protect against leukemia, rhinovirus, calicivirus, panleukopenia, and chlamydia in cats.	Cats
Interceptor Plus (milbemycin oxime/praziquantel)
	To prevent heartworm disease caused by Dirofilaria immitis and for the treatment and control of adult roundworm (Toxocara canis and Toxascaris leonina), adult hookworm (Ancylostoma caninum), adult whipworm (Trichuris vulpis), and adult tapeworm (Taenia pisiformis, Echinococcus multilocularis, and Echinococcus granulosus) infections in dogs and puppies weighing at least 2 lbs. and 6 weeks of age or older. Interceptor Plus is a relaunch of a previously approved formula.	Dogs
Milbemax (milbemycin oxime + praziquantel)	To treat and control parasitic infections due to adult hookworm, adult roundworm and adult tapeworm and to prevent heartworm disease caused by Dirofilaria immitis in cats and dogs.	Cats, Dogs
Trifexis (spinosad + milbemycin oxime)
	To prevent heartworm disease (Dirofilaria immitis) and to kill fleas. Trifexis is indicated for the prevention and treatment of flea infestations (Ctenocephalides felis), and the treatment and control of adult hookworm (Ancylostoma caninum), adult roundworm (Toxocara canis and Toxascaris leonina) and adult whipworm (Trichuris vulpis) infections in dogs and puppies 8 weeks of age or older and weighing at least 5 lbs.	Dogs

CA Therapeutics Products

Product	Description	Primary Species

Atopica (cyclosporine A)	To control atopic dermatitis in dogs weighing at least 4 lbs.	Dogs
Fortekor Plus (benazepril + pimobendan)	To treat congestive heart failure due to atrioventricular valve insufficiency or dilated cardiomyopathy in dogs.	Dogs
Galliprant (grapiprant)	To control pain and inflammation associated with osteoarthritis in dogs.	Dogs

Product	Description	Primary Species

Onsior (robenacoxib)	To control postoperative pain and inflammation associated with soft tissue surgery in dogs weighing at least 5.5 lbs. and 4 months of age or older and control postoperative pain and inflammation associated with orthopedic surgery, ovariohysterectomy and castration in cats weighing at least 5.5 lbs. and 6 months of age or older; for up to a maximum of 3 days.	Cats, Dogs
Osurnia(1) (terbinafine + florfenicol + betamethasone acetate)	To treat otitis externa in dogs associated with susceptible strains of bacteria (Staphylococcus pseudintermedius) and yeast (Malassezia pachydermatis).	Dogs

(1)
In January 2020, we signed an agreement to divest Osurnia in connection with the Acquisition.

FA Future Protein & Health

Product	Description	Primary Species

AviPro (vaccines)	Includes multiple products that collectively protect against Newcastle disease, infectious bronchitis, fowl cholera, paramyxovirus Type 3, Bursal Disease, other diseases and foodborne pathogens like Salmonella in poultry.	Poultry
Clynav (plasmid deoxyribonucleic acid vaccine)
	To immunize Atlantic salmon to reduce impaired daily weight gain, and reduce mortality, and cardiac, pancreatic and skeletal muscle lesions caused by pancreas disease following infection with salmonid alphavirus subtype 3 (SAV3).	Fish (Salmon)
Coban / Elancoban (monensin)
	To aid in the prevention of coccidiosis in broiler and replacement chickens (caused by Eimeria necatrix, E. tenella, E. acervulina, E. brunetti, E. mivati, and E. maxima), in turkeys (caused by Eimeria adenoeides, E. meleagrimitis and E. gallopavonis) and in growing Bobwhite quail (caused by Eimeria dispersa and E. lettyae). Coban/Elancoban is an animal-only antibiotic and an ionophore.	Poultry
Hemicell (endo-1, 4-â-mannanase)	Enzyme supplement for poultry and swine feeds that contain a source of â-mannanase, which hydrolyses the â-mannans present in soybean and corn meal.	Poultry, Swine
Imvixa (lufenuron)	To prevent and control infestation caused by sea lice, Caligus reogercresseyi, in farmed salmon.	Fish (Salmon)
Maxiban (narasin + nicarbazin)	To prevent coccidiosis in broiler chickens caused by Eimeria necatrix, E. tenella, E. acervulina, E. brunetti, E. mivati and E. maxima. Maxiban is an animal-only antibiotic and an ionophore.	Poultry
Monteban (narasin)	To prevent coccidiosis in broiler chickens caused by Eimeria necatrix, E. tenella, E. acervulina, E. brunetti, E. mivati and E. maxima. Monteban is ananimal-only antibiotic and an ionophore.	Poultry
Surmax / Maxus / Inteprity (avilamycin)	To prevent mortality caused by necrotic enteritis associated with Clostridium perfringens in broiler chickens. Surmax, Maxis and Inteprity are animal-only antibiotics.	Poultry

FA Ruminants & Swine

Product	Description	Primary Species

Denagard (tiamulin)	To treat Swine Dysentery associated with Serpulina hyodysenteriae susceptible to tiamulin and for treatment of swine bacterial enteritis caused by Escherichia coli and Salmonella choleraesuis sensitive to chlortetracycline and treatment of bacterial pneumonia caused by Pasteurella multocida sensitive to chlortetracycline. Denagard is a shared-class antibiotic.	Swine
Optaflexx / Paylean (ractopamine hydrochloride)
	To increase rate of weight gain, improve feed efficiency and increase carcass leanness, and used as a top dress feed to increase rate of weight gain and improve feed efficiency in cattle fed in confinement for slaughter during the last 28 to 42 days on feed. Ractopamine, the active ingredient in Paylean and Optaflexx, is a beta adrenoreceptor agonist.	Cattle, Swine
Pulmotil (tilmicosin)	For swine: To control swine respiratory disease associated with Actinobacillus pleuropneumoniae and Pasteurella multocida.	Cattle, Swine

For cattle: To control bovine respiratory disease (BRD) associated with Mannheimia haemolytica, Pasteurella multocida and Histophilus somni in groups of beef and non-lactating dairy cattle, where active BRD has been diagnosed in at least 10% of the animals in the group. Pulmotil is a shared-class antibiotic.
Rumensin (monensin)
	For cattle fed in confinement for slaughter: To improve feed efficiency and prevent and control coccidiosis due to Eimeria bovis and Eimeria zuernii. For dairy cows: To increase milk production efficiency (production of marketable solids-corrected milk per unit of feed intake).	Cattle

For growing cattle on pasture or in dry lot (stocker and feeder and dairy and beef replacement heifers): To increase rate of weight gain and to prevent and control coccidiosis due to Eimeria bovis and Eimeria zuernii.
For mature reproducing beef cows: To improve feed efficiency when receiving supplemental feed and to prevent and control coccidiosis due to Eimeria bovis and Eimeria zuernii.
For goats: To prevent coccidiosis due to Eimeria crandallis, Eimeria christenseni and Eimeria ninakohlyakimovae in goats maintained in confinement.
For calves (excluding veal calves): To prevent and control coccidiosis due to Eimeria bovis and Eimeria zuernii.
Rumensin is an animal-only antibiotic and an ionophore.
Tylan Premix (tylosin phosphate)
	To control porcine proliferative enteropathies associated with Lawsonia intracellularis and to control porcine proliferative enteropathies associated with Lawsonia intracellularis immediately after medicating with Tylan Soluble (tylosin tartrate) in drinking water. Tylan Premix is a shared-class antibiotic.	Swine, Cattle, Poultry
Vira Shield (vaccines)
	Includes multiple products that protect against infection, bovine rhinotracheitis, bovine viral diarrhea, bovine respiratory syncytial virus, bovine respiratory disease, leptospira canicola and other diseases in cattle.	Cattle

Antibiotics

          Antimicrobial resistance in humans, or the risk that human pathogens evolve or otherwise emerge that are resistant to antibiotics or other antimicrobials, is a significant health concern, and animal agriculture can play a role in mitigating this risk. As a company dedicated to the health and well-being of animals, we seek to help veterinarians and farmers responsibly use antibiotics when treating animals. In our efforts to address antibiotic resistance while protecting animal health, we introduced a global antibiotic stewardship plan focused on increasing responsible antibiotic use; reducing the need for shared-class antibiotics; and replacing antibiotics with alternatives to help livestock producers treat and prevent animal disease. Antibiotics, used responsibly, along with good animal care practices, help enhance food safety and animal well-being.

          There are two classes of antibiotics used in animal health:

  •
  Animal-only antibiotics and ionophores:  Not all pathogens that cause disease in animals are infectious in humans, and accordingly animal-only antibiotics are not used in human medicine (i.e., not medically important). Ionophores are a special class of animal-only antimicrobials uniquely developed only for use in animals. In Europe and certain other jurisdictions, ionophores are not currently classified as antibiotics. Because of their animal-only designation, mode of action, and spectrum of activity, their use is not considered to create the same risk of resistance in human pathogens.

  •
  Shared-class antibiotics:  These are used in both humans and animals. Some antibiotics are used to treat infectious disease caused by pathogens that occur in both humans and animals. Of the 18 major antibiotic resistance threats that the Centers for Disease Control and Prevention tracks, two are associated with infectious disease in animals. As part of our global antibiotic stewardship plan and in compliance with the U.S. Food & Drug Administration (FDA) guidance, shared-class antibiotics are labeled only for the treatment of an established need in animals and only with veterinarian oversight.

          We have intentionally shifted away from shared-class antibiotics, and are focusing on animal-only antibiotics, as well as antibiotic-free solutions. In 2018, 12% of our revenue was from products classified as shared-class antibiotics, of which 4% of our revenue was in the U.S. and 8% was outside the U.S., whereas 25% of our revenue was from animal-only antibiotics and ionophores, of which ionophores constituted 21% of our revenue. Through our policies and efforts in this area, we seek to protect the benefits of antibiotics in human medicine, while responsibly protecting the health of food animals and the safety of our food supply.

Sales and Marketing

          Our sales organization includes sales representatives, veterinary consultants and other value added specialists. In markets where we do not have a direct commercial presence, we generally contract with distributors that provide logistics and sales and marketing support for our products.

          Our sales representatives visit our customers, including consultants, veterinarians, food animal producers, and resellers, to inform, promote and sell our products and to support customers. Our veterinary consultants provide scientific consulting focused on disease management and herd management, training and education on diverse topics, including responsible product use, and generally have advanced degrees in veterinary medicine, veterinary nutrition or other agriculture-related fields. These direct relationships with customers allow us to understand their needs. Additionally, our sales representatives and veterinary consultants focus on collaborating with our customers to educate and support them on topics such as local disease awareness and to help them adopt new and more sophisticated animal health solutions, including through the use of our products. As a result of these relationships, our sales and consulting visits provide us with access to customer decision makers. In addition, our sales and marketing organization provides enhanced value by providing support to food animal producers to help maximize their yields and reduce costs. Our analytics help customers analyze large amounts of health and production data. As of September 30, 2019, we had approximately 1,400 sales representatives.

Customers

          We primarily sell our food animal products to third-party distributors and directly to a diverse set of food animal producers, including beef and dairy farmers as well as pork, poultry and aquaculture operations. We primarily sell our companion animal products to third-party distributors, as well as directly to veterinarians that typically then sell our products to pet owners. We are also expanding into retail channels in order to meet pet owners where they want to purchase. Our largest customer, an affiliate of AmerisourceBergen Corp., is a third-party veterinary distributor and represented approximately 12% of our revenue for the year ended December 31, 2018. Our next largest customer represented approximately 7% of our revenue for the year ended December 31, 2018 and no other customer represented more than 5% of our revenue for the same period.

Research and Development

          Our R&D organization is comprised of internal research, global development, global regulatory and external innovation collaborations and venture investing. As of December 31, 2018, we employed approximately 690 employees in our global R&D and Regulatory Affairs organizations. Our R&D headquarters is located in Greenfield, Indiana. We have R&D facilities in Basel, Switzerland; Prince Edward Island, Canada; and Yarrandoo, Australia and R&D facilities co-located with manufacturing sites in Fort Dodge, Iowa; and Cuxhaven, Germany. Additional R&D operations are located in Sao Paulo, Brazil; Shanghai, China; and Bangalore, India. We incurred R&D expenses of $246.6 million in 2018, $251.7 million in 2017 and $265.8 million in 2016.

          New product innovation is a core part of our business strategy. Our R&D investment is focused on projects that target novel product introductions, as well as new indications, presentations, combinations and species expansion. Our approach is a build, buy, or ally strategy to develop compelling targets and concepts that originate from our scientists and innovators, academia, agribusiness, or human pharmaceutical and biotechnology at all stages of R&D. The ability to source our concepts from different areas allows us to create a pipeline that can be competitive in the categories in which we have chosen to compete, while reducing our risk by not owning and funding all aspects of our R&D projects.

          We seek to concentrate our resources in areas where we believe the science and our capabilities best match the opportunities in the animal health market. Specifically, our R&D focuses on six areas across companion animals and food animals. For companion animals, we have R&D activities in therapeutics, vaccines and parasiticides, while in food animals we are pursuing pharmaceuticals, vaccines and nutritional health.

          Our R&D efforts consist of more than 100 active programs balanced across species and technology platforms. For both food animals and companion animals, we apply both large and small molecule approaches. In vaccines, our efforts encompass a full range of modified live, inactivated and nucleic acid strategies. In nutritional health, we focus on products based on enzymes, probiotics, prebiotics and other approaches that modulate biological activity in the animal digestive tract. Additionally, we employ various delivery strategies for products including in-feed, injectable, oral and topical formulations developed in conjunction with our manufacturing team to assure production that maximizes the capabilities within our internal and external manufacturing network.

          We engage in licensing and business development to acquire assets for our pipeline and new R&D platforms and to establish strategic R&D collaborations. We make and maintain capital investments in venture capital vehicles that focus on agribusiness and animal health, and we engage in risk sharing collaborations to expand our external capital sources to augment internal investments. To support collaborations with innovation sources focused on human health we have developed capabilities to conduct translational comparative medical research trials in animals with naturally occurring conditions that mimic a human disease or disorder. This type of collaboration de-risks unproven or less well-validated human hypotheses while potentially defining a clinically validated new approach in veterinary medicine.

          Our R&D and commercial leadership allocate R&D investment annually with the goal of aligning near- and long-term strategic opportunities and objectives. Portfolio investment decisions are made based on the probability of technical success and regulatory approval, timing of approval/launch and earlier milestones, feasibility and cost of development and manufacturing, intellectual property protection and market attractiveness/commercial forecast. R&D projects are supported by pharmaceutical project management approaches and we aim for all of our supporting R&D functional capabilities and capacities to be managed and matched to the evolving demands of the pipeline. We believe this overall R&D management system has enabled us to consistently gain product approvals while maintaining clear visibility to pipeline breadth and depth to support sustained launches into the future.

Manufacturing and Supply Chain

          Prior to the Separation, our products were manufactured at both sites operated by us and sites operated by third-party contract manufacturing organizations (CMOs).

          We own and operate 12 internal manufacturing sites, four of which focus on vaccines, six of which focus on other animal health products and two of which are regional sites that focus on packaging:

Site	Location	Site	Location

Clinton	Indiana, U.S.	Prince Edward Island	Canada
Speke	Liverpool, U.K.	Winslow	Maine, U.S.
Kansas City	Kansas, U.S.	Fort Dodge	Iowa, U.S.
Huningue	France	Cuxhaven	Germany
Wusi	China	Chungli	Taiwan
Terre Haute	Indiana, U.S.	Barueri	Brazil

          We will continue to manufacture one product, human growth hormone, for Lilly at one of these sites for a period of two years following the date of the Separation. Lilly has the option to extend the arrangement for three additional years.

          Our global manufacturing and supply chain is also supported by a network of CMOs. As of December 31, 2018, this network was comprised of approximately 90 CMOs. Our External Manufacturing Network centrally governs our global CMO relationships and provides oversight to these CMOs through four hubs.

          We select CMOs based on several factors: (i) their ability to reliably supply products or materials that meet our quality standards at an optimized cost; (ii) their access to specialty products and technologies; (iii) capacity; and (iv) financial analyses. Our External Manufacturing Network seeks to ensure that all of the CMOs we use adhere to our standards of manufacturing quality.

          We purchase certain raw materials necessary for the commercial production of our products from a variety of third-party suppliers. We utilize logistics service providers as a part of our global supply chain, primarily for shipping and logistics support.

          We intend to continue our efficiency improvement programs in our manufacturing and supply chain organization. We have strong globally managed and coordinated quality control and quality assurance programs in place at all internal manufacturing sites and external manufacturing hubs, and we regularly inspect and audit our internal sites and CMO locations. We recently conducted a review of our global manufacturing and supply network to improve efficiency. As a result of this review and our operational efficiency program, we exited ownership of our manufacturing sites in Vacaville, California; Dundee, Scotland; Sligo, Ireland; Larchwood, Iowa; and Cali, Colombia, reduced headcount from approximately 3,500 to approximately 2,200 employees and eliminated over 2,900 stock keeping units (SKUs). We currently supply approximately 4,400 SKUs.

          Our manufacturing sites experienced approximately 200 external regulatory inspections globally from 2015 to 2018, for which such regulators made no material critical findings.

Competition

          We face intense competition in the sectors and regions on which we focus. Principal methods of competition vary depending on the particular region, species, product category, or individual product. Some of these methods include new product development, quality, price, service and promotion.

          Our primary competitors (prior to the consummation of the Acquisition) include animal health medicines and vaccines companies such as Zoetis Inc.; Boehringer Ingelheim Vetmedica, Inc., the animal health division of Boehringer Ingelheim GmbH; Merck Animal Health, the animal health division of Merck & Co., Inc.; and the Bayer Animal Health Business. We also face competition globally from manufacturers of generic drugs, as well as from producers of nutritional health products, such as DSM Nutritional Products AG and Danisco Animal Nutrition, the animal health division of E.I. du Pont de Nemours and Company, a subsidiary of DowDuPont, Inc. There are also several new start-up companies working in the animal health area. In addition, we compete with numerous other producers of animal health products throughout the world.

Intellectual Property

          Our technology, brands and other intellectual property are important elements of our business. We rely on patent, trademark, copyright and trade secret laws, as well as regulatory exclusivity periods and non-disclosure agreements to protect our intellectual property rights. Our policy is to vigorously protect, enforce and defend our rights to our intellectual property, as appropriate.

          Our product portfolio and certain product candidates enjoy the protection of approximately 3,000 patents and applications, filed in over 50 countries, with concentration in our major market countries as well as other countries with strong patent systems, such as Australia, Brazil, Canada, Europe, Japan and the U.S. Many of the patents and patent applications in our portfolio are the result of our own work, while other patents and patent applications in our portfolio were at least partially developed, and licensed to us, by third parties. A subset of our current products or product candidates are covered by patents and patent applications in our portfolio.

          Patents for individual products expire at different times based on the date of the patent filing (or sometimes the date of patent grant) and the legal term of patents in the countries where such patents are obtained. For example, Galliprant's active ingredient, grapiprant, is encompassed by both compound and physical form patents in the U.S., Europe, Canada and other key markets, with terms that expire between October 2021 and March 2026. Various formulation and method of use patents encompass the spinosad pesticide products, Comfortis and Trifexis. The Comfortis formulation patent extends through August 2020 in the U.S., Canada and Australia, and, upon grant of applicable supplementing protection certificate (SPC), through August 2025 in Europe. The Trifexis formulation and method of use patents extends through September 2021 in the U.S., Canada and Australia, and, upon grant of applicable SPC, through September 2026 in Europe. We typically maintain all of our patents and assert our patent rights against third parties as appropriate.

          Additionally, many of our vaccine products, including the Duramune family of vaccines, are based on proprietary or patented master seeds and formulations. We actively seek to protect our proprietary information, including our trade secrets and proprietary know-how, through a variety of means including by seeking to require our employees, consultants, advisors and partners to enter into confidentiality agreements and other arrangements upon the commencement of their employment or engagement.

          In order to facilitate the Separation and allow Lilly's and our operations to continue with minimal interruption, Lilly licensed to us the right to use certain intellectual property rights in the animal health field. In addition, Lilly has granted us a transitional license to use certain of Lilly's trademarks for a period of time following the IPO.

          We seek to file and maintain trademarks around the world based on commercial activities in most regions where we have, or desire to have, a business presence for a particular product. We currently maintain more than 9,000 trademark applications and registrations in major regions, primarily identifying products dedicated to the care of livestock and companion animals.

Regulatory

          The sale of animal health products is governed by the laws and regulations specific to each country in which we sell our products. To maintain compliance with these regulatory requirements, we have established processes, systems and dedicated resources with end-to-end involvement from product concept to launch and maintenance in the market. Our regulatory function actively seeks to engage in dialogue with various global agencies regarding their policies that relate to animal health products. In the majority of our markets, the relevant health authority is separate from those governing human medicinal products.

United States

          U.S. Food and Drug Administration.    The regulatory body that is responsible for the regulation of animal health pharmaceuticals in the U.S. is the Center for Veterinary Medicine (CVM), a division of the FDA. All manufacturers of animal health pharmaceuticals must demonstrate their products to be safe, effective and produced by a consistent method of manufacture as defined under the Federal Food, Drug and Cosmetic Act (the FFDCA). The FDA's basis for approving a new animal drug application is documented in a Freedom of Information Summary. Post-approval monitoring of products is required by law, with reports being provided to the CVM's Office of Surveillance and Compliance. Reports of product quality defects, adverse events or unexpected results are maintained and submitted in accordance with the law. Additionally, as part of the drug experience report, we are required to submit all new information pertaining to the safety or effectiveness of a product, regardless of the source.

          U.S. Department of Agriculture.    The regulatory body in the U.S. for veterinary biologicals is the U.S. Department of Agriculture (the USDA). The Center for Veterinary Biologics within the Animal and Plant Health Inspection Service in the USDA is responsible for the regulation of animal health biologicals, which includes but is not limited to vaccines, bacterins, allergens, antibodies, antitoxins, toxoids, immunostimulants, certain cytokines, antigenic or immunizing components of live microorganisms, and diagnostic components of natural or synthetic origin, or that are derived from synthesizing or altering various substances or components of substances such as microorganisms, genes or genetic sequences, carbohydrates, proteins, antigens, allergens or antibodies. All manufacturers of animal health biologicals must show their products to be pure, safe, effective and produced by a consistent method of manufacture as defined under the Virus Serum Toxin Act. Post-approval monitoring of products is required. Reports of product quality defects, adverse events or unexpected results are maintained and submitted in accordance with the agency requirements.

          Environmental Protection Agency.    The main regulatory body in the U.S. for veterinary pesticides is the Environmental Protection Agency (the EPA). The EPA's Office of Pesticide Programs is responsible for the regulation of most pesticide products applied to animals in accordance with a memorandum of understanding between the FDA and EPA for products that are subject to regulation under both the FFDCA and the Federal Insecticide, Fungicide and Rodenticide Act. All manufacturers of animal health pesticides must show their products will not cause unreasonable adverse effects to man or the environment as stated in the act. Within the U.S., individual state pesticide authorities must, before distribution in that state, also approve pesticide products that are approved by the EPA. Post-approval monitoring of products is required, with reports provided to the EPA and some state regulatory agencies.

          Food Safety Inspection Service.    The FDA is authorized to determine the safety of substances (including "generally recognized as safe" substances, food additives and color additives), as well as prescribe their safe conditions of use. However, although the FDA has the responsibility for determining the safety of substances, the Food Safety and Inspection Service, the public health agency in the USDA, still retains, under the tenets of the Federal Meat Inspection Act and the Poultry Products Inspection Act and their implementing regulations, the authority to determine that new substances and new uses of previously approved substances are suitable for use in meat and poultry products.

          Foreign Corrupt Practices Act (FCPA) prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA includes interactions with certain healthcare professionals in many countries. Other countries have enacted similar anti-corruption laws and/or regulations. In some countries in which we operate, the pharmaceutical and life sciences industries are exposed to a high risk of corruption associated with sales to healthcare professionals and institutions. Notwithstanding our reasonable efforts to conduct our operations in material compliance with the FCPA, our international business could expose us to potential liability under the FCPA, which may result in us incurring significant criminal and civil penalties, and to potential liability under the anti-corruption laws and regulations of other jurisdictions in which we operate. In addition, the costs we may incur in defending against an FCPA investigation could be significant.

Outside of the United States

European Union (EU). We are governed by the following EU regulatory bodies:

          The European Medicines Agency (EMA) is a centralized agency of the EU responsible for the scientific evaluation of Veterinary Medicinal Products (VMP) developed by pharmaceutical companies for use in the EU. The agency has a veterinary review section distinct from the medical review section for human products. The Committee for Veterinary Medicinal Products (CVMP) is responsible for scientific review of the submissions for VMP and Immunological Veterinary Medicinal Products. If the CVMP concludes that all requirements for quality, safety and efficacy are met, it issues a positive opinion that is forwarded to the European Commission, who takes the final decision following the European comitology procedure. The centralized marketing authorization (commission decision) of the European Commission is valid in all of the EU. All countries that are not part of the EU but belong to the European Economic Area (EEA), i.e., Norway, Iceland and Liechtenstein, have been part of the scientific assessment done by the CVMP. These countries issue a national marketing approval in accordance with the Commission decision. A series of regulations, directives, guidelines, EU Pharmacopeia Monographs and other legislation provide the requirements for approval in the EU. In general, these requirements are similar to those in the U.S., requiring demonstrated evidence of purity, safety, efficacy and consistency of manufacturing processes.

          If approval is sought for products that either cannot or do not need to follow the centralized procedure, approval can also be achieved by national approval in an EEA country agency. This national authorization can be mutually recognized by other EEA countries/EU member states (Mutual Recognition Procedure). In addition, national and mutual recognition can be done in a combined procedure (Decentralized Procedure).

          The European Food Safety Authority (EFSA) is the agency of the EU that provides scientific advice and communicates with respect to existing and emerging risks associated with the food chain. Based on EFSA's mandate, the agency evaluates applications for feed additives, including enzymes and several nutritionals for animals.

          The European Chemical Agency (ECHA) is the agency of the EU for the safe use of chemicals. Based on ECHA's mandate, the agency conducts the evaluation of biocides for the EU.

          In regard to Brexit, the EU and the UK are continuing to work on plans for dealing with the withdrawal of the UK from the EU, currently scheduled for March 29, 2019. Post-separation, the UK has indicated it will look to continue working closely with the EMA, and that existing agreements between the EMA and other countries such as Switzerland, the U.S. and Canada provide a precedent on which the UK could build.

Brazil

          The Ministry of Agriculture, Livestock Production and Supply (MAPA) is the regulatory body in Brazil that is responsible for the regulation and control of pharmaceuticals, biologicals and medicinal feed additives for animal use. MAPA's regulatory activities are conducted through the Secretary of Agricultural Defense and its Livestock Products Inspection Department. In addition, regulatory activities are conducted at a local level through the Federal Agriculture Superintendence. These activities include the inspection and licensing of both manufacturing and commercial establishments for veterinary products, as well as the submission, review and approval of pharmaceuticals, biologicals and medicinal feed additives. MAPA is one of the most active regulatory agencies in Latin America, having permanent seats at several international animal health forums, such as Codex Alimentarius, World Organization for Animal Health and Committee of Veterinary Medicines for the Americas. MAPA was also recently invited to be a Latin American representative at International Cooperation on Harmonisation of Technical Requirements for Registration of Veterinary Medicinal Products (VICH) meetings. Several normative instructions issued by MAPA have set regulatory trends in Latin America.

Japan

          The Ministry of Agriculture, Forestry and Fishery (MAFF) is the regulatory body in Japan that is responsible for the regulation and control of pharmaceuticals (including biologicals and pesticide/disinfectant) and feed additive/feed for animal use. MAFF's regulatory activities are conducted through the Livestock & Aquaculture Product Safety Control Division under Consumer Safety Bureau. The animal drug reviews and approvals, reexamination reviews, GxP compliance checks, GxP site inspections and product assay checks (including vaccine national assays) are done by National Veterinary Assay Laboratory (NVAL). MAFF coordinates with other agencies such as Ministry of Health, Labor and Welfare (MHLW) and Food Safety Commission (FSC) to perform various license compliance checks (e.g. marketing authorization holder, manufacturer and oversea site accreditation) and ensure good promotional activities. Routine inspections, antimicrobial feed additive national assays and manufacturing inspections are done by the Food & Agriculture Material Inspection Center. For food animal products, animal drug review is done by NVAL but the human food safety review is done by FSC (ADI establishment and antimicrobial risk assessment) and MHLW (MRL establishment). These three agencies (NVAL, FSC and MHLW) work together to approve food animal products. In addition to those central government agencies, various licenses are delegated to the local municipal government, such as animal drug wholesaler and retailer licenses and feed additive distributor licenses.

China

          The Ministry of Agriculture (MOA) is the regulatory body that is responsible for the regulation and control of pharmaceuticals, biologicals, disinfectants, medicinal feed additives, pesticide and feed/feed additives for animal use. There are three organizations under the MOA that regulate animal health:

  •
  The Institute of Veterinary Drug Control is responsible for the evaluation of new applications, renewals, variations, manufacturers, quality methods and tissue residue methods for pharmaceuticals, biologicals, disinfectants and medicinal feed additives.

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  The feed/feed additive office is responsible for the registration and renewal of feed and feed additives.

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  The pesticide bureau is responsible for the registration and renewal of pesticide products.

Australia

          The Australian Pesticides and Veterinary Medicines Authority (APVMA) is an Australian government statutory authority established in 1993 to centralize the registration of all agricultural and veterinary products into the Australian marketplace. Previously, each state and territory government had its own system of registration. The APVMA assesses applications from companies and individuals seeking registration so they can supply their product to the marketplace. Applications undergo rigorous assessment using the expertise of the APVMA's scientific staff and drawing on the technical knowledge of other relevant scientific organizations, Commonwealth government departments and state agriculture departments. If the product works as intended and the scientific data confirms that when used as directed on the product label it will have no harmful or unintended effects on people, animals, the environment or international trade, the APVMA will register the product. As well as registering new agricultural and veterinary products, the APVMA reviews older products that have been on the market for a substantial period of time to ensure they still do the job users expect and are safe to use. The APVMA also reviews registered products when particular concerns are raised about their safety and effectiveness. The review of a product may result in confirmation of its registration or it may see registration continue with some changes to the way the product can be used. In some cases, the review may result in the registration of a product being cancelled and the product taken off the market.

Rest of world

          Country-specific regulatory laws typically have provisions that include requirements for certain labeling, safety, efficacy and manufacturers' quality control procedures (to assure the consistency of the products), as well as company records and reports. Other countries' regulatory agencies typically either refer to the FDA, USDA, EU and other international animal health entities, including the World Organization for Animal Health, Codex Alimentarius or VICH (see below), in establishing standards and regulations for veterinary pharmaceuticals and vaccines, or review the quality, safety and effectiveness of the products themselves according to their own national requirements.

Global policy and guidance

  Joint FAO/WHO Expert Committee on Food Additives

          The Joint FAO/WHO Expert Committee on Food Additives is an international expert scientific committee that is administered jointly by the Food and Agriculture Organization of the United Nations (FAO) and the World Health Organization (WHO). They provide a risk assessment/safety evaluation of residues of veterinary drugs in animal products, exposure and residue definition and maximum residue limit proposals for veterinary drugs. Similarly, the Joint FAO/WHO Meeting on Pesticide Residues (JMPR) is an international expert scientific group administered jointly by the FAO and WHO. JMPR reviews residues and analytical aspects of the pesticides, estimate the maximum residue levels, review toxicological data and estimate acceptable daily intakes for humans of the pesticides under consideration. Elanco works with these committees to establish acceptable safe levels of residual product in food-producing animals after treatment with veterinary drugs or pesticides. This in turn enables the calculation of appropriate withdrawal times for our products prior to an animal entering the food chain.

  Advertising and promotion review.

          Promotion of ethical animal health products is controlled by regulations in many countries. These rules generally restrict advertising and promotion to those claims and uses that have been reviewed and endorsed by the applicable agency. We conduct a review of promotion material for compliance with the local and regional requirements in the markets where we sell animal health products.

  Import and Export of Products.

          The importation and exportation of animal health products is controlled by regulations in many countries. In some jurisdictions this may include obtaining separate permits or licenses by product or by company or filing notices with applicable regulatory agencies prior to import or export of product. We ensure compliance with local and global regulations in the markets where we import/export our animal health products.

  International Cooperation on Harmonization of Technical Requirements for Registration of Veterinary Medicinal Products.

          VICH is a trilateral (EU-Japan-USA) program launched in 1996 aimed at harmonizing technical requirements for veterinary product registration. Several other countries have obtained observer status, for example, Canada, New Zealand, Australia and South Africa, or are linked to VICH on basis of the VICH Outreach Forum, a VICH initiative with the main objective of providing a basis for wider international harmonization of technical requirements. In addition, the World Organization for Animal Health is an associate member of VICH.

          The objectives of the VICH are as follows:

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  Establish and implement harmonized technical requirements for the registration of veterinary medicinal products in the VICH regions, which meet high quality, safety and efficacy standards and minimize the use of test animals and costs of product development.

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  Provide a basis for wider international harmonization of registration requirements through the VICH Outreach Forum.

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  Monitor and maintain existing VICH guidelines, taking particular note of the ICH work program and, where necessary, update these VICH guidelines.

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  Ensure efficient processes for maintaining and monitoring consistent interpretation of data requirements following the implementation of VICH guidelines.

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  By means of a constructive dialogue between regulatory authorities and industry, provide technical guidance enabling response to significant emerging global issues and science that impact regulatory requirements within the VICH regions.

Employees

          As of December 31, 2018, we employed approximately 5,590 full time employees. In addition, we employed approximately 190 fixed-duration employees, which are individuals hired for a pre-defined length of time (one to four years). Together, they total approximately 5,780 worldwide. Of the 5,780 employees globally, approximately 2,440 are U.S.-based and approximately 3,340 are employed in other jurisdictions. Some of these employees are members of unions, works councils, trade associations or are otherwise subject to collective bargaining agreements, including approximately 150 union employees in the U.S. located at our Fort Dodge, Iowa manufacturing/R&D facility. Approximately 40% of our global population is in customer-facing roles, including but not limited to, traditional sales roles, technical consultants, account managers and commercial and general managers.

Property

          We have R&D operations co-located with certain of our manufacturing sites in the U.S. to facilitate the efficient transfer of production processes from our laboratories to manufacturing sites. In addition, we maintain R&D operations at non-manufacturing locations in the U.S., Switzerland, Australia, Brazil and China. As part of the Separation, Lilly transferred to us its interest in each of these R&D facilities. Our largest R&D facility is our U.S. R&D site located in Fort Dodge, Iowa, which has approximately 0.3 million square feet.

          The address of Elanco's principal executive offices is currently c/o Elanco, 2500 Innovation Way, Greenfield IN, 46140.

          Our global manufacturing network is comprised of 12 manufacturing sites. The largest manufacturing site in our global manufacturing network is our manufacturing site located in Clinton, Indiana, which has approximately 0.7 million square feet. In addition, our global manufacturing network will continue to be supplemented by approximately 90 CMOs. See "— Manufacturing and Supply Chain."

          We own or lease various additional properties for other business purposes including office space, warehouses and logistics centers. In addition, under the transitional services agreement, Lilly provides us with continued access to certain of Lilly's premises currently occupied by our employees for up to two years from the date of the Separation.

          We believe that our existing properties, as supplemented by CMOs and access to Lilly facilities that are provided under the transitional services agreement, are adequate for our current requirements and for our operations in the near future.

Environmental, Health and Safety

          We are subject to various federal, state, local and foreign environmental, health and safety (EHS) laws and regulations. These laws and regulations govern matters such as the emission and discharge of hazardous materials into the ground, air or water; the generation, use, storage, handling, treatment, packaging, transportation, exposure to, and disposal of hazardous and biological materials, including recordkeeping, reporting and registration requirements; and the health and safety of our employees. Due to our operations, these laws and regulations also require it to obtain, and comply with, permits, registrations or other authorizations issued by governmental authorities. These authorities can modify or revoke our permits, registrations or other authorizations and can enforce compliance through fines and injunctions.

          Certain environmental laws impose joint and several liabilities, without regard to fault, for cleanup costs on persons who have disposed of or released hazardous substances into the environment, including at third-party sites or offsite disposal locations, or that currently own or operate (or formerly owned or operated) sites where such a release occurred. We could be subject to liability for the investigation and remediation of legacy environmental contamination caused by historical industrial activity at sites that we own or on which it operates. In addition to clean-up actions brought by federal, state, local and foreign governmental entities, private parties could raise personal injury or other claims against us due to the presence of, or exposure to, hazardous materials on, from or otherwise relating to such a property.

          We have made, and intend to continue to make, necessary expenditures for compliance with applicable EHS laws and regulations. We are also monitoring and investigating environmental contamination from past industrial activity at certain sites. While we cannot predict with certainty our future capital expenditures or operating costs for environmental compliance or the investigation and remediation of contaminated sites, we anticipate having capital and operational expenditures for each of the years ending December 31, 2019 and 2020 for environmental compliance purposes and for the monitoring, investigation or clean-up of certain past industrial activities as follows:

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  environmental-related capital expenditures — $0.7 million; and

  •
  other environmental-related expenditures — $0.7 million.

          In connection with past acquisitions and divestitures, we have undertaken certain indemnification obligations that may require us in the future, to conduct or finance environmental cleanups at sites that we no longer own or operate. We have also entered into indemnification agreements pursuant which we are or may be indemnified for various environmental cleanups; however, such indemnities are limited in both time and scope and may be further limited in the presence of new information, or may not be available at all.

Legal Proceedings

          We are from time to time subject to claims and litigation arising in the ordinary course of business. These claims and litigation may include, among other things, allegations of violation of U.S. and foreign competition law, labor laws, consumer protection laws and environmental laws and regulations, as well as claims or litigation relating to product liability, intellectual property, securities, breach of contract and tort. We operate in multiple jurisdictions and, as a result, a claim in one jurisdiction may lead to claims or regulatory penalties in other jurisdictions. We intend to vigorously defend against any pending or future claims and litigation, as appropriate.

          At this time, in the opinion of our management, the likelihood is remote that the impact of such proceedings, either individually or in the aggregate, would have a material adverse effect on our consolidated results of operations, financial condition or cash flows. However, one or more unfavorable outcomes in any claim or litigation against us could have a material adverse effect for the period in which they are resolved. In addition, regardless of their merits or their ultimate outcomes, such matters are costly, divert management's attention and may materially adversely affect our reputation, even if resolved in our favor.

DESCRIPTION OF THE UNITS

          We are offering 11,000,000 Units, each with a stated amount of $50.00. Each Unit is comprised of a prepaid stock purchase contract (a "purchase contract") issued by us and a senior amortizing note (an "amortizing note") issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption "Description of the Purchase Contracts" and the summary of the terms of the amortizing notes set forth under the caption "Description of the Amortizing Notes" in this prospectus supplement and under the caption "Description of Debt Securities" in the accompanying prospectus contain a description of certain terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

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  the purchase contract agreement (the "purchase contract agreement"), to be dated the date of first issuance of the Units, to be entered into among us, Deutsche Bank Trust Company Americas, as purchase contract agent (the "purchase contract agent") and attorney-in-fact for the holders of purchase contracts from time to time, and Deutsche Bank Trust Company Americas, as trustee (the "trustee"), under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

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  the indenture between us, as issuer, and Deutsche Bank Trust Company Americas, as the trustee, dated August 28, 2018 and a related supplemental indenture, between us, as issuer, and the trustee, to be dated the date of first issuance of the Units, under which the amortizing notes will be issued.

          The form of indenture has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to a current report on Form 8-K and incorporated by reference as exhibits to that registration statement.

          As used in this section, the terms "Elanco," "we," "us" and "our" refer to Elanco Animal Health Incorporated and not to any of its existing or future subsidiaries, unless the context requires otherwise.

Components of the Units

          Each Unit offered is comprised of:

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  a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than 5:00 p.m., New York City time, on February 1, 2023 (subject to postponement in certain limited circumstances, the "mandatory settlement date"), unless earlier settled, a number of shares of our Common Stock, no par value per share (the "Common Stock"), per purchase contract equal to the settlement rate described below under "Description of the Purchase Contracts — Delivery of Common Stock;" and

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  a senior amortizing note issued by us with an initial principal amount of $             that pays equal quarterly installments of $             per amortizing note (except for the May 1, 2020 installment payment, which will be $             per amortizing note), which cash payment in the aggregate will be equivalent to         % per year with respect to the $50.00 stated amount per Unit.

          Unless previously settled at your option as described in "Description of the Purchase Contracts — Early Settlement" or "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change" or settled at our option as described in "Description of the Purchase Contracts — Early Mandatory Settlement at Our Election," we will deliver to you not more than                  shares and not less than                  shares of our Common Stock on the mandatory

settlement date, based upon the applicable "settlement rate" (as defined under "Description of the Purchase Contracts — Delivery of Common Stock"), which is subject to adjustment as described herein, and the "applicable market value" (as defined under "Description of the Purchase Contracts — Delivery of Common Stock") of our Common Stock, as described below under "Description of the Purchase Contracts — Delivery of Common Stock."

          Each amortizing note will have an initial principal amount of $             . On each February 1, May 1, August 1 and November 1, commencing on May 1, 2020, each amortizing note will pay equal cash installments of $             on each amortizing note (except for the May 1, 2020 installment payment, which will be $             per amortizing note). Each installment payment will constitute a payment of interest (at a rate of         % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under "Description of the Amortizing Notes — Amortization Schedule."

          The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $             and the fair market value of each purchase contract is $             , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the IRS).

Separating and Recreating Units

          Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

          At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

          On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding February 1, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date" (as defined under "Description of the Purchase Contracts — Early Mandatory Settlement at Our Election") and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a "separate purchase contract" and a "separate amortizing note," respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your "participant") to notify the purchase contract agent, the trustee and The Depository Trust Company ("DTC") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system of your desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

          "Business day" means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

          Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

          On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding February 1, 2023 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date and also excluding the business day immediately preceding any installment payment date (provided, the right to recreate the Units shall resume after such business day), you may recreate a Unit from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify the purchase contract agent, the trustee and DTC through DTC's DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation.

Global Securities

          Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under "Book-Entry Procedures and Settlement." Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

          Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

  •
  irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

  •
  in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract and to execute and deliver Units, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

  •
  consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

  •
  represented that either (i) no portion of the assets used to acquire or hold the Units, Common Stock issuable on upon settlement of the purchase contracts or amortizing notes constitutes assets of any (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), or (c) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements described in clauses (a) and (b) (each of the foregoing described in clause (a), (b) and (c) referred to as a "Plan") or (ii) (1) the acquisition and holding of the Units, Common Stock issuable upon settlement of the purchase contracts or amortizing notes and any of its constituent parts will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) neither Elanco, the underwriters nor any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to the Plan in connection with the Plan's acquisition, holding or disposition of the Units, Common Stock issuable upon settlement of the purchase contracts or amortizing notes, as applicable;

  •
  in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

  •
  a Unit as an investment unit composed of two separate instruments, in accordance with its form;

  •
  the amortizing notes as indebtedness of ours; and

  •
  the allocation of the $50.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder's initial tax basis in each purchase contract will be $             and such holder's initial tax basis in each amortizing note will be $             .

Listing of Securities

          Prior to this offering, there has been no public market for the Units. We have applied to have the Units listed on the NYSE under the symbol "ELAT," subject to satisfaction of its minimum listing standards. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. Listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

          We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements.

          Our Common Stock is listed on the NYSE under the symbol "ELAN." We have applied to have the shares of our Common Stock deliverable upon settlement of all purchase contracts listed on the NYSE.

Title

          We, the purchase contract agent and the trustee will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or separate amortizing note as the absolute owner of the Unit or separate purchase contract or separate amortizing note for the purpose of settling the related purchase contract or making payments on the separate amortizing note and for all other purposes.

Accounting for the Units

          We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as current portion of long-term debt and long-term debt and to record the issuance costs of the amortizing notes as an adjustment to the carrying amount of the amortizing notes. The amortization of the amortizing notes will be calculated using the effective interest method over the life of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $             for the amortizing note and $             for the purchase contract, as set forth in the purchase contract agreement.

          Based on the expected structure of the Units, Elanco expects the purchase contracts to meet equity classification, which has been reflected as such in the unaudited pro forma condensed combined balance sheet presented in "Unaudited Pro Forma Condensed Combined Financial Data" included in this prospectus supplement. The classification of the Units will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented in "Unaudited Pro Forma Condensed Combined Financial Data" included in this prospectus supplement.

          Based on U.S. GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles.

          Our earnings per share calculations will reflect the shares issuable upon settlement of the purchase contracts portion of the Units. Our basic earnings per share will include the minimum shares issuable under the purchase contract for each period and our diluted earnings per share will include any incremental shares that would be issuable assuming a settlement of the purchase contract at the end of each accounting period, if dilutive, based on the treasury stock method.

Replacement of Unit Certificates

          In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

          Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding February 1, 2023 or the second scheduled trading day immediately preceding any early mandatory settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver or arrange for delivery of the shares of Common Stock issuable pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

          The purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or separate amortizing notes, other than expenses (including legal fees) of the underwriters.

          Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and we will have no liability therefor.

DESCRIPTION OF THE PURCHASE CONTRACTS

          The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of certain terms of the purchase contracts, but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions of specified terms in the purchase contract agreement. We refer you to the purchase contract agreement which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. See "Where You Can Find More Information."

          Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding February 1, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date," and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Following such separation, purchase contracts may be transferred separately from amortizing notes.

          As used in this section, unless the context otherwise requires, references to:

  •
  "Elanco," "we," "us" or "our" refer to Elanco Animal Health Incorporated and do not include any of its subsidiaries or affiliates;

  •
  "close of business" refer to 5:00 p.m., New York City time; and

  •
  "open of business" refer to 9:00 a.m., New York City time.

Delivery of Common Stock

          Unless settled early at your or our option, for each purchase contract we will deliver to you on February 1, 2023 (subject to postponement in certain limited circumstances described below, the "mandatory settlement date") a number of shares of our Common Stock. The number of shares of our Common Stock issuable upon settlement of each purchase contract (the "settlement rate") will be determined as follows:

  •
  if the "applicable market value" (as defined below) of our Common Stock is greater than the "threshold appreciation price" (as defined below), then you will receive                          shares of Common Stock for each purchase contract (the "minimum settlement rate");

  •
  if the applicable market value of our Common Stock is less than or equal to the threshold appreciation price but greater than or equal to the "reference price" (as defined below), then you will receive a number of shares of Common Stock for each purchase contract equal to the Unit stated amount of $50.00, divided by the applicable market value; and

  •
  if the applicable market value of our Common Stock is less than the reference price, then you will receive             shares of Common Stock for each purchase contract (the "maximum settlement rate").

          The maximum settlement rate and the minimum settlement rate are each subject to adjustment as described under "— Adjustments to the Fixed Settlement Rates" below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a "fixed settlement rate."

          The reference price is calculated by dividing $50.00 by the then applicable maximum settlement rate and initially is approximately equal to $             , which is the per share public offering price of our Common Stock in the Concurrent Offering.

          The threshold appreciation price is calculated by dividing $50.00 by the then applicable minimum settlement rate. The threshold appreciation price, which is initially approximately $             , represents a premium of approximately         % over the reference price.

          "Applicable market value" means the arithmetic average of the VWAP per share of our Common Stock over the settlement period.

          "Settlement period" means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2023.

          "VWAP" per share of our Common Stock on any trading day means the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page "ELAN <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open until the scheduled close of trading of the primary trading session on such trading day; or, if such price is not available, the market value per share of our Common Stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. For the avoidance of doubt, "VWAP" will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

          "Trading day" means a day on which:

  •
  there is no "market disruption event" (as defined below); and

  •
  trading in our Common Stock (or other security for which a VWAP must be determined) generally occurs on the relevant stock exchange (as defined below);

provided, that if our Common Stock (or such other security) is not so listed or traded, "trading day" means a "business day."

          "Relevant stock exchange" means the NYSE or, if our Common Stock (or other security for which a VWAP or closing price must be determined) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our Common Stock (or such other security) is then listed or, if our Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Common Stock (or such other security) is then listed or admitted for trading.

          "Scheduled trading day" means a day that is scheduled to be a trading day on the relevant stock exchange. If our Common Stock (or other such security) is not listed or admitted for trading on a relevant stock exchange, "scheduled trading day" means a "business day."

          "Market disruption event" means:

  •
  a failure by the relevant stock exchange to open for trading during its regular trading session; or

  •
  the occurrence or existence on the relevant stock exchange prior to 1:00 p.m., New York City time, on any scheduled trading day for our Common Stock (or such other security) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Common Stock (or such other security) or in any options contracts or futures contracts relating to our Common Stock (or such other security).

          On the mandatory settlement date, our Common Stock will be issued and delivered to you or your designee, upon:

  •
  surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form; and

  •
  payment by you of any transfer or similar taxes payable in connection with the issuance of our Common Stock to any person other than you.

          As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC's applicable procedures.

          If one or more of the 20 consecutive scheduled trading days in the settlement period is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the settlement period.

          Prior to the close of business on the last trading day of the settlement period, the shares of Common Stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our Common Stock by virtue of holding such purchase contract. The person in whose name any shares of our Common Stock shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of the close of business on the last trading day of the settlement period.

          We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our Common Stock upon settlement of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will be obligated to pay that tax.

Hypothetical Settlement Values

          For illustrative purposes only, the following table shows the number of shares of Common Stock issuable upon settlement of a purchase contract at assumed applicable market values. The table assumes that there will be no adjustments to the fixed settlement rates described under "— Adjustments to the Fixed Settlement Rates" below and that the purchase contracts have not been settled early at the option of holders or at our option as described under "— Early Settlement," "— Early Settlement Upon a Fundamental Change" or "— Early Mandatory Settlement at Our Election" below. The actual applicable market value may differ from those set forth in the table below. Based on a reference price of approximately $             and a threshold appreciation price of approximately $             , a holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date the number of shares of Common Stock for each Unit or separate purchase contract set forth below:

	Assumed Applicable Market Value	Number of Shares of Common Stock to be Received on the Mandatory Settlement Date		Assumed Settlement Value (Calculated as Applicable Market Value multiplied by the Number of Shares of Common Stock to be received on the Mandatory Settlement Date)

$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$
$			$

          As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, we would be obligated to deliver              shares of Common Stock for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in the market value of the shares of our Common Stock you would have received had you purchased $50.00 worth of shares of Common Stock at the public offering price in the Concurrent Offering.

          If, on the mandatory settlement date, the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price of approximately $             , we would be obligated to deliver a number of shares of our Common Stock on the mandatory settlement date equal to $50.00, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our Common Stock underlying each purchase contract between the reference price and the threshold appreciation price.

          If, on the mandatory settlement date, the applicable market value is less than the reference price of approximately $             , we would be obligated to deliver upon settlement of the purchase contract             shares of Common Stock for each purchase contract, regardless of the market price of our Common Stock. As a result, the holder would realize the entire loss on the decline in market value of the Common Stock underlying each purchase contract since the date of the pricing of Units.

          Because the applicable market value of the Common Stock is determined over the settlement period, the number of shares of Common Stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or VWAP) per share of the Common Stock on the last trading day in the settlement period. In addition, you will bear the risk of fluctuations in the market price of the shares of Common Stock deliverable upon settlement of the purchase contracts between the last trading day in the settlement period and the date such shares are delivered.

Early Settlement

          Prior to the close of business on the second scheduled trading day immediately preceding February 1, 2023, you, as a holder of Units or a holder of separate purchase contracts, may elect to settle your purchase contracts early, in whole or in part, and receive a number of shares of Common Stock per purchase contract equal to the "early settlement rate" (and any cash payable for fractional shares). The early settlement rate is equal to the minimum settlement rate in effect on the early settlement date unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our Common Stock based on the "fundamental change early settlement rate" as described under "— Early Settlement Upon a Fundamental Change."

          Your right to receive Common Stock (and any cash payable for fractional shares) upon early settlement of a purchase contract is subject to:

  •
  delivery of a written and signed notice of election (an "early settlement notice") to the purchase contract agent electing early settlement of such purchase contract;

  •
  if the Unit that includes such purchase contract or such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC's applicable procedures; and

  •
  payment by you of any transfer or similar taxes payable in connection with the issuance of our Common Stock to any person other than you.

          As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC's applicable procedures.

          Upon surrender of the Unit or the separate purchase contract and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of Common Stock (and any cash payable for fractional shares) due upon early settlement on the second business day following the "early settlement date" (as defined below).

          If you comply with the requirements for effecting early settlement of your purchase contracts earlier than the close of business on any business day, then that day will be considered the "early settlement date." If you comply with such requirements at or after the close of business on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the "early settlement date." Prior to the close of business on the early settlement date, the shares of Common Stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our Common Stock by virtue of holding such purchase contract. The person in whose name any shares of our Common Stock shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of the close of business on the relevant early settlement date.

          Upon early settlement at the holder's election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early and will no longer constitute a part of the Unit.

Early Settlement Upon a Fundamental Change

          If a "fundamental change" occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive per purchase contract a number of shares of our Common Stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) equal to the "fundamental change early settlement rate," as described below. An early settlement will be deemed for these purposes to be "in connection with" such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at the close of business on the 35th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding February 1, 2023) (the "fundamental change early settlement period"). We refer to this right as the "fundamental change early settlement right."

          A holder's right to Common Stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) upon early settlement in connection with a fundamental change is subject to compliance with the conditions described under "— Early Settlement."

          Upon surrender of the Unit or the separate purchase contract and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of Common Stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) issuable as a result of your exercise of the fundamental change early settlement right on the second business day following the "fundamental change early settlement date" (as defined below).

          If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to the close of business on any business day during the fundamental change early settlement period, then that day will be considered the "fundamental change early settlement date." If you comply with such requirements at or after the close of business on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the "fundamental change early settlement date."

          We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things:

  •
  the applicable fundamental change early settlement rate;

  •
  if not Common Stock, the kind and amount of cash, securities and other property receivable by the holder upon settlement; and

  •
  the deadline by which each holder's fundamental change early settlement right must be exercised.

          A "fundamental change" will be deemed to have occurred upon the occurrence of any of the following:

  (1)
  any "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than us, any of our subsidiaries or any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange

    Act) of our Common Stock representing more than 50% of the voting power of our Common Stock;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our Common Stock (other than changes resulting from a subdivision or combination) as a result of which our Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person or persons other than one of our wholly owned subsidiaries;

  (3)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

  (4)
  our Common Stock (or other Common Stock receivable upon settlement of your purchase contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

          A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if (a) at least 90% of the consideration received or to be received by our Common Stockholders (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and (b) as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares.

          Notwithstanding anything to the contrary herein, in no event shall the Acquisition and related transactions constitute a fundamental change.

          If any transaction in which our Common Stock is replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

          The "fundamental change early settlement rate" will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the "effective date") and the "stock price" in the fundamental change, which will be:

  •
  in the case of a fundamental change described in clause (2) of the definition of "fundamental change" in which all holders of shares of our Common Stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our Common Stock; and

  •
  in all other cases, the stock price will be the arithmetic average of the VWAPs of our Common Stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date.

          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under "— Adjustments to the Fixed Settlement Rates."

          The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

Stock Price

Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$

, 2020
February 1, 2021
February 1, 2022
February 1, 2023

          The exact stock price and effective date may not be set forth in the table above, in which case:

  •
  if the applicable stock price is between two stock prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-or 366-day year, as applicable;

  •
  if the applicable stock price is greater than $             per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

  •
  if the applicable stock price is less than $             per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above, the "minimum stock price"), the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

          The maximum number of shares of our Common Stock deliverable under a purchase contract is                          , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under "— Adjustments to the Fixed Settlement Rates."

          Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

          We will deliver the shares of our Common Stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date.

          Prior to the close of business on the fundamental change early settlement date, the shares of Common Stock or other securities, if applicable, underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our Common Stock or such other securities by virtue of holding such purchase contract. The person in whose name any shares of our Common Stock or such other securities shall be deliverable following exercise of a holder's fundamental change early settlement right will be treated as the holder of record of such shares or such other securities as of the close of business on the fundamental change early settlement date.

          Upon early settlement at the holder's election upon a fundamental change of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change and will no longer constitute a part of the Unit.

          If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date, any subsequent early mandatory settlement date or the mandatory settlement date, as the case may be.

Early Mandatory Settlement at Our Election

          We have the right to settle the purchase contracts on or after November 1, 2020, in whole but not in part, on a date fixed by us as described below at the "early mandatory settlement rate" described below. We refer to this right as our "early mandatory settlement right."

          The "early mandatory settlement rate" will be the maximum settlement rate as of the date (the "notice date") of the early mandatory settlement notice (as defined below).

          The "closing price" per share of our Common Stock (or any other security) on any day means:

  •
  the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange;

  •
  if our Common Stock (or any other security) is not listed for trading on a relevant stock exchange on the relevant date, the last quoted bid price for our Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and

  •
  if our Common Stock (or any other security) is not so quoted, the average of the mid-point of the last bid and ask prices for our Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

          In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes on the repurchase date and at the repurchase price, as described under "Description of the Amortizing Notes — Repurchase of Amortizing Notes at the Option of the Holder." If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

          If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the "early mandatory settlement notice") and issue a press release announcing our election. The early mandatory settlement notice will specify, among other things:

  •
  the early mandatory settlement rate;

  •
  the date on which we will deliver shares of our Common Stock (and any cash payable for fractional shares) following exercise of our early mandatory settlement right (the "early mandatory settlement date"), which will be on or after November 1, 2020 and at least five but not more than 20 business days following the notice date;

  •
  that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be (subject to certain exceptions described under "Description of the Amortizing Notes — Repurchase of Amortizing Notes at the Option of the Holder");

  •
  if applicable, the "repurchase price" and "repurchase date" (each as defined below under "Description of the Amortizing Notes — Repurchase of Amortizing Notes at the Option of the Holder");

  •
  if applicable, the last date on which holders of amortizing notes may exercise their repurchase right; and

  •
  if applicable, the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

          We will deliver the shares of our Common Stock (and any cash payable for fractional shares) to you on the early mandatory settlement date.

          Prior to the close of business on the notice date, the shares of Common Stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our Common Stock by virtue of holding such purchase contract. The person in whose name any shares of our Common Stock shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of the close of business on the notice date.

Adjustments to the Fixed Settlement Rates

          The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our Common Stock and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of shares of our Common Stock equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.

          (a)     If we issue Common Stock to all or substantially all of the holders of our Common Stock as a dividend or other distribution, or if we effect a share split or share combination, then each fixed settlement rate will be adjusted based on the following formula:

          where,

  SR0
  =      the fixed settlement rate in effect immediately prior to the close of business on the record date (as defined below) for such dividend or distribution or immediately prior to the open of business on the effective date (as defined below) for such share split or share combination, as the case may be;

  SR1
  =      the fixed settlement rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

  OS0
  =      the number of shares of our Common Stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be (in either case, prior to giving effect to such event); and

  OS1
  =      the number of shares of our Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

          Any adjustment made pursuant to this clause (a) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such dividend or distribution or the open of business on the effective date for such share subdivision or share combination, as applicable, will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. We will not pay any such dividend or make any such distribution on shares of Common Stock held in treasury.

          "Record date" means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which our Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, or by statute, contract or otherwise).

          "Effective date" means the first date on which the shares of our Common Stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

          (b)     If we issue to all or substantially all holders of our Common Stock rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase our shares of Common Stock at a price per share less than the average of the closing prices (as defined under "— Early Mandatory Settlement at Our Election) per share of our Common Stock for the 10 consecutive trading day (as defined below) period ending on, and including, the trading day immediately preceding the date of announcement for such distribution per share of our Common Stock, then each fixed settlement rate will be adjusted based on the following formula:

          where,

  SR0
  =      the fixed settlement rate in effect immediately prior to the close of business on the record date for such issuance;

  SR1
  =      the fixed settlement rate in effect immediately after the close of business on such record date;

  OS0
  =      the number of shares of our Common Stock outstanding immediately prior to the close of business on such record date;

  X=
  the total number of shares of our Common Stock issuable pursuant to such rights, options or warrants; and

  Y=
  the total number of shares of our Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing prices per share of our Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such distribution.

          Any adjustment made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the close of business on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed settlement rate will be readjusted, effective as of the date of such expiration or the date it is determined such shares will not be delivered, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our Common Stock actually delivered.

          In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our Common Stock at less than the average of the closing prices per share of our Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

          For the purposes of this clause (b), the number of shares of Common Stock at the time outstanding will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. We will not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury.

          (c)     (1) If we distribute to all or substantially all holders of our Common Stock shares of our capital stock (other than our Common Stock), evidences of our indebtedness, assets or rights, options or warrants to acquire our capital stock, indebtedness or assets, excluding:

  •
  any dividend or distribution (including share splits or share combinations) as to which an adjustment was effected pursuant to clause (a) above;

  •
  any rights, options or warrants as to which an adjustment was effected pursuant to clause (b) above;

  •
  except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

  •
  any dividend or distribution described in clause (d) below;

  •
  distributions of exchange property in a transaction described in "— Recapitalizations, Reclassifications and Changes of Our Common Stock;" and

  •
  any spin-off (as defined below) to which the provisions set forth below in clause (c)(2) shall apply;

then each fixed settlement rate will be adjusted based on the following formula:

          where,

  SR0
  =      the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

  SR1
  =      the fixed settlement rate in effect immediately after the close of business on such record date;

  SP0
  =      the average of the closing prices per share of our Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such dividend or distribution; and

  FMV=
  the fair market value (as determined by our board of directors or a committee thereof) on the ex-date for such dividend or distribution, of the shares of our capital stock, evidences of our indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per share of Common Stock.

          Notwithstanding the foregoing, if FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of our Common Stock, the kind and amount of our capital stock, evidences of our indebtedness, assets or rights, options or warrants that such holder would have received if such holder owned a number of shares of our Common Stock equal to the maximum settlement rate in effect on the record date for the dividend or distribution.

          Any adjustment made pursuant to this clause (c)(1) will become effective immediately after the close of business on the record date for such dividend or distribution. In the event that such dividend or distribution is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared. We will not make any such distribution on shares of Common Stock held in treasury.

          "Ex-date," when used with respect to any issuance or distribution, means the first date on which shares of our Common Stock (or other applicable security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from us or, if applicable, from the seller of our Common Stock (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

          (c)     (2) In the event that we make a dividend or distribution to all or substantially all holders of our Common Stock consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours that, upon issuance, will be traded on a U.S. national securities exchange (herein referred to as a "spin-off"), each fixed settlement rate will be adjusted based on the following formula:

          where,

  SR0
  =      the fixed settlement rate in effect immediately prior to the open of business on the ex-date for the spin-off;

  SR1
  =      the fixed settlement rate in effect immediately after the open of business on the ex-date for the spin-off;

  FMV0
  =   the average of the closing prices (as defined above, as if references to "Common Stock" therein were references to such capital stock or similar equity interest distributed to the holders of our Common Stock) per share of the capital stock or similar equity interests so distributed applicable to one share of our Common Stock for the 10 consecutive trading day period commencing on, and including, the ex-date date for the spin-off (the "valuation period"); and

  MP0
  =     the average of the closing prices per share of our Common Stock for the valuation period.

          Any adjustment made pursuant to this clause (c)(2) will become effective immediately after the close of business on the last trading day of the valuation period but will be given effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each fixed settlement rate with retroactive effect, we will delay any settlement of a Unit or separate purchase contract where any date for determining the number of shares of our Common Stock issuable to a holder occurs during the valuation period until the second business day after the last date for determining the number of shares of our Common Stock issuable to such holder with respect to such settlement occurs. In the event that such dividend or distribution described in this clause (c)(2) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such dividend or distribution on shares of Common Stock held in treasury.

          (d)     If we make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our Common Stock, excluding:

  •
  any cash that is distributed in, and will constitute exchange property as a result of, a reorganization event (as defined below) in exchange for shares of our Common Stock; and

  •
  any dividend or distribution in connection with our liquidation, dissolution or winding up;

then each fixed settlement rate will be adjusted based on the following formula:

          where,

  SR0
  =      the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

  SR1
  =      the fixed settlement rate in effect immediately after the close of business on the record date for such dividend or distribution;

  SP0
  =      the average of the closing prices per share of our Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such dividend or distribution; and

  C=
  the amount in cash per share we distribute to holders of our Common Stock.

          If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of our Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of our Common Stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

          Any adjustment made pursuant to this clause (d) will become effective immediately after the close of business on the record date for such dividend or distribution. In the event that any dividend or distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate which would then be in effect if such dividend or distribution had not been declared. We will not make any such dividend or distribution on shares of Common Stock held in treasury.

          For the purposes of this clause (d), in no event shall the Acquisition and related transactions be deemed to be a liquidation, dissolution or winding up.

          (e)     If we or any of our subsidiaries successfully complete a tender or exchange offer for our Common Stock where the cash and the value of any other consideration included in the payment per share of our Common Stock validly tendered or exchanged exceeds the average of the closing prices per share of our Common Stock for the 10 consecutive trading day period (the "averaging period") commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the "expiration date"), then each fixed settlement rate will be adjusted based on the following formula:

          where,

  SR0
  =      the fixed settlement rate in effect immediately prior to the close of business on the expiration date;

  SR1
  =      the fixed settlement rate in effect immediately after the close of business on the expiration date;

  AC=
  the aggregate value of all cash and the fair market value (as determined by our board of directors, or a committee thereof) on the expiration date of any other consideration paid or payable for shares of Common Stock acquired pursuant to such tender offer or exchange offer;

  OS1
  =      the number of shares of our Common Stock outstanding immediately after the expiration date, after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer;

  OS0
  =      the number of shares of our Common Stock outstanding immediately prior to the expiration date, prior to giving effect to the purchase of any shares accepted for purchase or exchange in such tender or exchange offer; and

  SP=
  the average of the closing prices per share of our Common Stock over the averaging period.

          Any adjustment made pursuant to this clause (e) will become effective immediately after the close of business on the expiration date. Because we will make the adjustment to each fixed settlement rate with retroactive effect, we will delay any settlement of a Unit or separate purchase contract where any date for determining the number of shares of our Common Stock issuable to a holder occurs during the averaging period until the second business day after the last date for determining the number of shares of our Common Stock issuable to such holder with respect to such settlement occurs. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our Common Stock pursuant to any such tender or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender or exchange offer had not been made.

          To the extent that we have a rights plan in effect with respect to our Common Stock on any date for determining the number of shares of our Common Stock issuable to a holder, you will receive, in addition to our Common Stock, the rights under the rights plan, unless, prior to such determination date, the rights have separated from our Common Stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our Common Stock as described in clause (c)(1) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          For purposes of this "— Adjustments to the Fixed Settlement Rates" section, "trading day" means a day on which:

  •
  trading in our Common Stock (or other security for which a closing sale price must be determined) generally occurs on the relevant stock exchange, or, if our Common Stock (or such other security) is not then listed on a relevant stock exchange, on the principal other market on which our Common Stock (or such other security) is then listed or admitted for trading; and

  •
  a closing price per share for our Common Stock (or closing sale price for such other security) is available on such securities exchange or market.

          If our Common Stock (or such other security) is not so listed or traded, "trading day" means a "business day."

          In addition, subject to applicable law and the applicable listing standards of the NYSE (or any other securities exchange where our Common Stock is listed) and in accordance with the provisions of the purchase contract agreement, we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable. We may also (but are not required to) increase each fixed settlement rate in order to avoid or diminish any income tax to holders of our Common Stock resulting from any dividend or distribution of shares of our Common Stock (or issuance of rights, options or warrants to acquire shares of our Common Stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

          You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our Common Stock (for example, if we increase the cash dividend on our Common Stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our Common Stock and as discussed in "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below in "Certain United States Federal Income and Estate Tax Consequences — U.S. Holders — Common Stock Acquired under a Purchase Contract — Distributions" and "Certain United States Federal Income and Estate Tax Consequences — Non-U.S. Holders — U.S. Federal Income Tax." If you are a "non-U.S. holder" (as defined in "Certain United States Federal Income and Estate Tax Consequences — Non-U.S. Holders"), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of Common Stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. See "Certain United States Federal Income and Estate Tax Consequences — Non-U.S. Holders — U.S. Federal Withholding Tax."

          Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of our Common Stock issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

          The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

  •
  upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Common Stock under any plan;

  •
  upon the issuance of any Common Stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the repurchase of any shares of our Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in clause (e) above;

  •
  for the sale or issuance of shares of our Common Stock, or securities convertible into or exercisable for shares of our Common Stock, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, including the Acquisition, except as described in one of clauses (a) through (e) above;

  •
  for a third-party tender offer;

  •
  upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;

  •
  solely for a change in the par value of our Common Stock;

  •
  for accrued and unpaid interest, if any; or

  •
  for any other issuance of shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock or the right to purchase shares of our Common Stock or such convertible or exchangeable securities, except as described above, including in connection with the Acquisition and related transactions.

          Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each adjusted fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

          We will adjust the fundamental change early settlement rates at the time we adjust the fixed settlement rates. For the avoidance of doubt, if we make an adjustment to the fixed settlement rates, it will result in a corresponding adjustment to the early settlement rate and the early mandatory settlement rate. For the further avoidance of doubt, if we make an adjustment to the fixed settlement rates, no separate inversely proportionate adjustment will be made either to (i) the threshold appreciation price because it is equal to $50.00 divided by the minimum settlement rate as adjusted in the manner described herein (rounded to the nearest $0.0001) or (ii) the reference price because it is equal to $50.00 divided by the maximum settlement rate as adjusted in the manner described herein (rounded to the nearest $0.0001).

          Whenever the terms of the purchase contracts require us to calculate closing prices, VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value or the "stock price"), we will make appropriate adjustments, if any, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-date, effective date or expiration date occurs during the period in which the closing prices, the VWAPs or such other prices or amounts are to be calculated.

Recapitalizations, Reclassifications and Changes of our Common Stock

          In the event of:

  •
  any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing or surviving corporation and in which the shares of our Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

  •
  any direct or indirect sale, lease, assignment, transfer or conveyance of all or substantially all of our consolidated property or assets;

  •
  any reclassification of our Common Stock into securities, including securities other than our Common Stock (other than changes in par value or resulting from a subdivision or combination); or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which our Common Stock would be converted into, or exchanged for, securities, cash or other property (each, a "reorganization event"), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of Common Stock would have been entitled to receive in connection with such reorganization event (such securities, cash and other property, the "exchange property" with each unit of exchange property being the kind and amount of exchange property that a holder of one share of our Common Stock would have received in such reorganization event) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts. Notwithstanding anything to the contrary herein, in no event shall the Acquisition and related transactions constitute a reorganization event.

          For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our Common Stock.

          The number of units of exchange property we will deliver for each purchase contract settled following the effective date of such reorganization event will be equal to the number of shares of our Common Stock we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable settlement date, or such other settlement rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the close of business such purchase contracts are actually settled). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property, and such value will be determined, on any date of determination, with respect to:

  •
  in the case of any publicly traded securities that comprise all or part of the exchange property, based on the VWAP of such securities on such date;

  •
  in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and

  •
  in the case of any other property that comprises all or part of the exchange property, based on the value of such property on such date, as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

          In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to: (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer executing such amendment, to the adjustments described above under the heading "— Adjustments to the Fixed Settlement Rates;" and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our Common Stock (or other exchange property then underlying the purchase contracts). In establishing such anti-dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.

Fractional Shares

          No fractional shares of our Common Stock will be issued to holders upon settlement of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our Common Stock, calculated on an aggregate basis in respect of the purchase contracts being settled (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the VWAP of our Common Stock on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be.

Legal Holidays

          In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date or early mandatory settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

Consequences of Bankruptcy

          Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our Common Stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our Common Stock at that time). If for any reason the accelerated purchase contracts are not settled by the delivery of our Common Stock (for example, a bankruptcy court may prevent us from delivering our Common Stock in settlement of the accelerated purchase contracts), a holder may have a damage claim against us for the value of the Common Stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. We expect that any such damage claim that holders have against us following such acceleration would rank equally with the claims of holders of our Common Stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver Common Stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our Common Stock receive any recovery.

Modification

          The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

  •
  to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

  •
  to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

  •
  to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

  •
  upon the occurrence of a reorganization event, solely: (i) to provide that each purchase contract will become a contract to purchase exchange property; and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

  •
  to conform the provisions of the purchase contract agreement to the "Description of the Purchase Contracts" and "Description of the Units" sections in this prospectus supplement, as supplemented by the related pricing term sheet;

  •
  to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent; and

  •
  to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.

          The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

  •
  reduce the number of shares of Common Stock deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

  •
  change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right;

  •
  impair the right to institute suit for the enforcement of the purchase contracts; or

  •
  reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

          In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and trustee shall be provided an officer's certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract agreement, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.

Consolidation, Merger, Conveyance, Transfer or Lease

          The purchase contract agreement will provide that Elanco will not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

  •
  (i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof, the District of Columbia or any territory thereof, and expressly assumes, by a supplement to the purchase contract agreement, all our obligations under the purchase contract agreement; and

  •
  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the purchase contract agreement or the purchase contracts, has or will have occurred and be continuing.

          Notwithstanding anything to the contrary herein, in no event shall the Acquisition and related transactions be limited by this "— Consolidation, Merger, Conveyance, Transfer or Lease."

          Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets "substantially as an entirety." As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Reservation of Common Stock

          We will at all times reserve and keep available out of our authorized and unissued Common Stock, solely for issuance upon settlement of the purchase contracts, the number of shares of Common Stock that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

          The purchase contract agreement, the Units, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement, the Units or the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

          The purchase contract agreement will provide that we, the purchase contract agent and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Purchase Contract Agent

          Deutsche Bank Trust Company Americas will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

          The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

          We maintain banking relationships in the ordinary course of business with the purchase contract agent and its affiliates.

Calculations in Respect of Purchase Contracts

          We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

DESCRIPTION OF THE AMORTIZING NOTES

          The amortizing notes will be issued by us pursuant to an indenture, between us, as issuer, and Deutsche Bank Trust Company Americas, as trustee, dated August 28, 2018 and a related supplemental indenture, to be dated the date of first issuance of the Units, between us and the trustee, under which the amortizing notes will be issued (collectively referred to herein as the "indenture").

          The following summary of the terms of the amortizing notes taken together with the description under "Description of the Debt Securities" in the accompanying prospectus contains a description of certain terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of base indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the supplemental indenture, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to that registration statement. See "Where You Can Find More Information."

          As used in this section, the terms "we," "us" or "our" refer to Elanco Animal Health Incorporated and not any of Elanco's subsidiaries or affiliates.

General

          The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of $             . The final installment payment date will be February 1, 2023. We may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.

          Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding February 1, 2023 or, if earlier, the second scheduled trading day immediately preceding any "early mandatory settlement date" and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Following such separation, amortizing notes may be transferred separately from purchasing contracts.

          Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under "Book-Entry Procedures and Settlement." In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below.

          Payments on amortizing notes issued as a global security will be made to DTC, or a successor depositary. In the event amortizing notes are issued in certificated form, installment payments will be made, at the corporate trust office of the trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See "Book-Entry Procedures and Settlement."

          The amortizing notes will not be guaranteed by any of our subsidiaries.

          There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders, except to the extent set forth under "— Consolidation, Merger, Conveyance, Transfer or Lease."

          The indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series.

Ranking

          The amortizing notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. The amortizing notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the amortizing notes. The amortizing notes will be effectively subordinated to any of our secured indebtedness to the extent of the collateral securing that indebtedness.

          The amortizing notes are our obligations exclusively, and are not the obligations of any of our subsidiaries.

          We conduct our operations through our subsidiaries. Accordingly, our ability to meet our obligations under the amortizing notes will depend on the generation of cash flow by our subsidiaries, including our international subsidiaries, and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries are not obligated to pay dividends or make loans or distributions to us and each subsidiary is a distinct legal entity, and under certain circumstances, legal, tax and contractual restrictions may limit our ability to obtain cash from our subsidiaries. As a result, we may not be able to cause such subsidiaries to distribute funds or provide loans sufficient to enable us to meet our debt and other obligations, including obligations under the amortizing notes.

          We expect to incur substantial additional indebtedness in connection with the Acquisition. As of September 30, 2019, on a pro forma basis after giving effect to the Transactions, we would have had approximately $4,500 million aggregate amount of secured indebtedness. See "Risk Factors — Risks Related to the Units, the Separate Purchase Contracts, the Separate Amortizing Notes and our Common Stock."

Installment Payments

          Each amortizing note will have an initial principal amount of $             . On each February 1, May 1, August 1 and November 1, commencing on May 1, 2020 (each, an "installment payment date"), we will pay, in cash, equal quarterly installments of $             on each amortizing note (except for the May 1, 2020 installment payment, which will be $             per amortizing note). Each installment payment will constitute a payment of interest (at a rate of         % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under "— Amortization Schedule."

          Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on January 15, April 15, July 15 and October 15, as applicable.

          Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization Schedule

          The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest

May 1, 2020	$	$
August 1, 2020	$	$
November 1, 2020	$	$
February 1, 2021	$	$
May 1, 2021	$	$
August 1, 2021	$	$
November 1, 2021	$	$
February 1, 2022	$	$
May 1, 2022	$	$
August 1, 2022	$	$
November 1, 2022	$	$
February 1, 2023	$	$

Repurchase of Amortizing Notes at the Option of the Holder

          If we elect to exercise our early mandatory settlement right with respect to the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the "repurchase right") to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder's amortizing notes in connection with any early settlement of such holder's purchase contracts at the holder's option, as described above under "Description of the Purchase Contracts — Early Settlement" and "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change."

          The "repurchase date" will be a date specified by us in the early mandatory settlement notice, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under "Description of the Purchase Contracts — Early Mandatory Settlement at Our Election" (and which may or may not fall on the early mandatory settlement date).

          The "repurchase price" per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of         %; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

          To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled "Form of Repurchase Notice" on the reverse side of the amortizing notes (a "repurchase notice"), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

  •
  if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

  •
  the number of amortizing notes to be repurchased; and

  •
  that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

          You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;

  •
  the number of the withdrawn amortizing notes; and

  •
  the number of amortizing notes, if any, that remain subject to the repurchase notice.

          We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

  •
  such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

  •
  all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

          In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

          No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default

          Each of the following will be an "event of default" under the indenture with respect to the amortizing notes:

  (1)
  default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days;

  (2)
  default in the payment of the repurchase price of any amortizing notes when the same shall become due and payable;

  (3)
  our failure to give notice of a fundamental change as described under "Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change" when due and continuance of such failure for a period of five business days;

  (4)
  our failure to perform for 90 days after notice any other covenant in the amortizing notes or the indenture; and

  (5)
  certain events of bankruptcy or insolvency of us, whether voluntary or not.

          Notwithstanding anything to the contrary herein, in no event shall the consummation of the Acquisition and related transactions constitute an event of default under the indenture.

          If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, either the trustee or the holders of not less than 25% in the principal amount of outstanding amortizing notes may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on the amortizing notes. In the case of an event of default described in clause (5) above, the principal amount of and accrued and unpaid interest, if any, on the amortizing notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

          At any time after a declaration of acceleration with respect to the amortizing notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding amortizing notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (1) we have paid or deposited with the trustee a sum sufficient to pay (i) all overdue installments of interest on such amortizing notes, (ii) all principal of the amortizing notes which has become due otherwise than by such declaration of acceleration and any interest thereon, (iii) to the extent enforceable under applicable law, interest upon overdue installments of interest and principal, and (iv) amounts payable to the trustee and (2) all events of default, other than the non-payment of the principal with respect to the amortizing notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

          The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives security or indemnity reasonably satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the amortizing notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the amortizing notes.

          No holder of any amortizing notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to the amortizing notes; and

  •
  the holders of not less than 25% in principal amount of the outstanding amortizing notes have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and after receipt of such request the trustee has not received from the holders of a majority in principal amount of the amortizing notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

          Notwithstanding the foregoing, the holder of any amortizing note will have an absolute and unconditional right to receive payment of the principal of and any interest on that amortizing note on or after the due dates expressed in that amortizing note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

          The indenture will require us to furnish to the trustee upon request a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of the amortizing notes of any default or event of default (except in payment on any amortizing notes) with respect to the amortizing notes if it in good faith determines that withholding notice is in the interest of the holders of those amortizing notes.

Discharge and Defeasance of Indenture

          After we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders of the amortizing notes, sufficient to pay the portion of all future scheduled installment payments constituting the payment of principal in respect of the amortizing notes and the portion of the repurchase price constituting the principal amount of the amortizing notes, and the portion of all future scheduled installment payments constituting the payment of interest in respect of the amortizing notes and the portion of the repurchase price constituting the accrued but unpaid interest on the amortizing notes when due, and satisfied certain other conditions, including (in the case of defeasance only) receipt of an opinion of counsel that holders of the amortizing notes will not recognize taxable gain or loss for United States federal income tax purposes, then:

  •
  we will be deemed to have paid and satisfied our obligations on all outstanding amortizing notes, which is known as defeasance and discharge; or

  •
  we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on amortizing notes, which is known as covenant defeasance.

          When there is a defeasance and discharge, the indenture will no longer govern the amortizing notes, we will no longer be liable for payments required by the terms of the amortizing notes and the holders thereof will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Consolidation, Merger, Conveyance, Transfer or Lease

          The indenture will provide that Elanco will not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

  •
  (i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof, the District of Columbia or any territory thereof, and expressly assumes, by supplemental indenture, the due and punctual payment of the installment payments on all amortizing notes and the performance of all of the covenants under the indenture; and

  •
  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the indenture, has or will have occurred and be continuing.

          Notwithstanding anything to the contrary herein, in no event shall the Acquisition and related transactions be limited by this "— Consolidation, Merger, Conveyance, Transfer or Lease."

          Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets "substantially as an entirety." As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Modifications and Amendments

          We and the trustee may amend or supplement the indenture or the amortizing notes without consent of the holders to:

  •
  cure any ambiguity, omission, defect or inconsistency in the indenture;

  •
  provide for the assumption by a successor corporation as set forth in "— Consolidation, Merger, Conveyance, Transfer or Lease;"

  •
  comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  to evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee in accordance with the indenture, and add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  secure the notes;

  •
  add guarantees with respect to the notes;

  •
  add covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  •
  make any change that does not adversely affect the rights of any holder in any material respect; and

  •
  conform the provisions of the indenture or the amortizing notes to any provision of the "Description of the Amortizing Notes" section in this prospectus supplement for this Units offering, as supplemented by the related pricing term sheet.

          In addition, we may modify and amend the indenture or the amortizing notes as to all other matters with the consent of the holders of at least a majority in principal amount of the outstanding amortizing notes; provided, however, that we may not make any modification or amendment to the indenture or the amortizing notes without the consent of each holder affected thereby if that modification or amendment will:

  •
  change any installment payment date or reduce the amount owed on any installment payment date;

  •
  reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment;

  •
  reduce the percentage in principal amount of amortizing notes whose holders must consent to an amendment of the indenture;

  •
  make any change in the amendment provisions that require each holder's consent or in the waiver provisions of the indenture; or

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  impair the right of any holder to receive payment of principal and interest on such holder's amortizing notes on or after the due dates therefor or the right to institute suit for the enforcement of any such payment on or after the due dates therefor.

Governing Law

          The indenture and the amortizing notes shall be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

          The indenture will provide that we and the trustee will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the amortizing notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Trustee

          Deutsche Bank Trust Company Americas will be the trustee under the indenture for the amortizing notes. Elanco and certain of its affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Affiliates of Deutsche Bank Trust Company Americas have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

          As trustee under the indenture, Deutsche Bank Trust Company Americas will perform only those duties that are specifically described in the indenture unless an event of default under the indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the indenture at the request of any holder of amortizing notes unless that holder offers reasonable indemnity to the trustee against the costs, expenses and liabilities which it might incur as a result.

          Deutsche Bank Trust Company Americas administers its corporate trust business at 60 Wall Street, 24th Floor, New York, NY 10005 or such other address as it may notify to Elanco from time to time.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

          The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of Units, amortizing notes, and the purchase contracts that are or may be the components of a Unit and shares of our Common Stock acquired under a purchase contract. This summary deals only with Units, amortizing notes, purchase contracts, and Common Stock held as capital assets by a holder who purchases the Units upon original issuance at their initial offering price.

          This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, and rulings and judicial decisions interpreting the foregoing, in each case as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with the alternative minimum tax, the Medicare contribution tax, United States federal tax laws other than United States federal income or estate tax laws, or any foreign, state, local or other tax considerations that may be relevant to holders in light of their particular circumstances or status. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, "controlled foreign corporation," "passive foreign investment company", financial institution, broker-dealer, insurance company, tax-exempt entity, a corporation that accumulates earnings to avoid United States federal income tax, a "U.S. holder" (as defined below) whose "functional currency" is not the U.S. dollar, a person who owns or is deemed to own 10% or more of our stock (by vote or value), a person required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being recognized on an applicable financial statement, a person in a special situation such as those who have elected to mark securities to market or those who hold the Units, amortizing notes, purchase contracts, or Common Stock as part of a straddle, hedge, conversion transaction, or synthetic security, or a partnership or other pass-through entity (or beneficial owner thereof) for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

          If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the Units, amortizing notes, purchase contracts, or Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Units, amortizing notes, purchase contracts, or Common Stock, you should consult your tax advisors.

          If you are considering the purchase, ownership or disposition of the Units, amortizing notes, purchase contracts or Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the Units, amortizing notes, purchase contracts, or Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction, and the application of any tax treaties.

Characterization of Units and Amortizing Notes

          There is no authority directly addressing the characterization of the Units or instruments similar to the Units for United States federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We intend to take the position that each

Unit will be treated as an investment unit composed of two separate instruments for United States federal income tax purposes: (i) a prepaid purchase contract to acquire our Common Stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for United States federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness of Elanco for United States federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the United States federal income tax consequences could differ from the consequences described below. Specifically, if you are a "U.S. holder" (as defined below under "— U.S. Holders") you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, if you are a "non-U.S. holder" (as defined below under "— Non-U.S. Holders"), payments of principal and interest made to you on the amortizing notes could be subject to United States federal withholding tax. Even if the components of a Unit are respected as separate instruments for United States federal income tax purposes, the purchase contracts could be treated as our stock on the date of issuance, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences described herein, except that a holder's holding period for the Common Stock received under a purchase contract would include the period during which the U.S. holder held the purchase contract.

          The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for United States federal income tax purposes, and no assurance can be given that the IRS will agree with the tax consequences described herein. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments.

Allocation of Purchase Price

          Your acquisition of a Unit will be treated as an acquisition of the amortizing note and the purchase contract constituting the Unit and, by purchasing the Unit, you will be deemed to have agreed to such treatment. In addition, we and you, by your acceptance of a beneficial ownership interest in the amortizing notes, agree to treat the notes as indebtedness of Elanco for all United States federal income tax purposes. The remainder of this discussion assumes that a holder of a Unit will be treated as owning the amortizing note and the purchase contract.

          The purchase price of each Unit will be allocated between the amortizing note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the amortizing note and the purchase contract. We will report the initial fair market value of each amortizing note as $             and the initial fair market value of the purchase contract as $             . This allocation is binding on you (but not on the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

U.S. Holders

          The following is a summary of certain United States federal incomes tax consequences that will apply to a U.S. holder of Units, amortizing notes, purchase contracts or Common Stock.

          As used herein, the term "U.S. holder" means a beneficial owner of Units, amortizing notes, purchase contracts or Common Stock that, for United States federal income tax purposes, is:

  •
  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Units

Separation and Recreation of the Units

          A U.S. holder will not recognize gain or loss by (i) separating a Unit into its components or (ii) recreating a Unit as both procedures are described under "Description of the Units — Separating and Recreating Units."

Sale, Exchange or Other Taxable Disposition of Units

          Upon a sale, exchange or other taxable disposition of Units, a U.S. holder will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units and will calculate gain or loss on the purchase contracts separately from the gain or loss on the amortizing notes in proportion to their relative fair market values at the time of the disposition. It is thus possible that a U.S. holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit. A U.S. holder generally will have gain or loss equal to the difference between (i) the portion of proceeds allocable to the purchase contract and the amortizing notes and (ii) such holder's respective adjusted tax bases in the purchase contract and the amortizing notes. For purposes of determining gain or loss, proceeds will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Amortizing Notes

Payments of Interest and Principal on Amortizing Notes

          Stated interest on an amortizing note will be includible in a U.S. holder's gross income as ordinary interest income at the time it is paid or at the time it accrues in accordance with such holder's method of tax accounting, and payments on the notes other than stated interest will reduce a U.S. holder's basis with respect to such amortizing note. It is expected, and this discussion assumes, that the amortizing notes will not be issued with more than a de minimis amount of original issue discount ("OID"). In general, however, if the amortizing notes are issued with more than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a "constant-yield method" before the receipt of cash attributable to such income, regardless of the U.S. holder's regular method of accounting for United States federal income tax purposes. Payments on the amortizing notes other than stated interest (including the portion of each installment payment that is not treated as interest) will reduce a U.S. holder's basis with respect to the amortizing notes.

Sale, Exchange or Other Taxable Disposition of Amortizing Notes

          Upon a sale, exchange or other taxable disposition of amortizing notes, a U.S. holder will generally have gain or loss equal to the difference between (i) the amount realized and (ii) such holder's adjusted tax basis in the amortizing note. For purposes of determining gain or loss, a U.S. holder's proceeds will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Repurchase of Amortizing Notes

          If a U.S. holder elects to have us repurchase notes in connection with an early mandatory settlement, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the repurchase of such amortizing notes and the U.S. holder's adjusted tax basis in the amortizing notes. For purposes of determining gain or loss, the amount realized to a U.S. holder will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Acquisition of Common Stock under a Purchase Contract

          A U.S. holder generally will not recognize gain or loss on the purchase of Common Stock under a purchase contract except with respect to any cash paid in lieu of a fractional share of Common Stock. A U.S. holder's aggregate initial tax basis in the Common Stock acquired under a purchase contract should equal such holder's tax basis in the purchase contract less any such tax basis allocable to the fractional share. The holding period for Common Stock received under a purchase contract will commence on the day after the Common Stock is acquired.

Constructive Distributions and Dividends

          A U.S. holder might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment such holder's proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate for taxable distributions with respect to our Common Stock (for example, if we increase the cash dividend on our Common Stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our Common Stock and as discussed in "Description of the Purchase Contracts — Early Settlement Upon a

Fundamental Change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to U.S. holders even though such holders would not receive any cash related thereto. In addition, in certain situations, a U.S. holder might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below.

Sale, Exchange or Other Taxable Disposition of Purchase Contracts

          Except as described above under "— Acquisition of Common Stock under a Purchase Contract", upon a sale, exchange, or other taxable disposition of a purchase contract, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such holder's adjusted tax basis in the purchase contract. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Common Stock Acquired under a Purchase Contract

Distributions

          In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of shares of our Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles.

          Any such dividend will be eligible for the dividends-received deduction with respect to an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a U.S. holder's Common Stock, and to the extent the amount of the distribution exceeds a U.S. holder's adjusted tax basis in our Common Stock, the excess will be treated as gain from the disposition of our Common Stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition of Common Stock

          Upon a sale, exchange, or other taxable disposition of our Common Stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such holder's adjusted tax basis in the Common Stock. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

          In general, information reporting requirements may apply to payments on the amortizing notes, purchase contracts and Common Stock and to the proceeds of the sale or other disposition of such instruments, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

          Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder's United States federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS.

Non-U.S. Holders

          The following discussion applies only to non-U.S. holders. A "non-U.S. holder" means a beneficial owner of Units, amortizing notes, purchase contracts or Common Stock (other than a partnership or entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder. As discussed above under "— Characterization of Units and Amortizing Notes", this discussion assumes that a Unit is treated as two separate instruments and that the amortizing notes are treated as indebtedness of Elanco for United States federal income tax purposes. Different tax consequences would apply if the Unit was treated as a single instrument.

U.S. Federal Withholding Tax

          A 30% United States federal withholding tax will not apply to any payment of principal or interest on the amortizing notes, provided that a non-U.S. holder meets the following requirements of the portfolio interest exemption:

  •
  interest paid on the notes is not effectively connected with a non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

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  the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

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  the non-U.S. holder is not a bank whose receipt of interest on the amortizing notes is described in section 881(c)(3)(A) of the Code; and (a) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that such holder is not a United States person, or (b) if the non-U.S. holder holds Units or amortizing notes through certain foreign intermediaries, such holder satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification requirements apply to certain non-U.S. holders that are pass-through entities rather than individuals. If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. holder will be subject to the 30% United States federal withholding tax, unless the non-U.S. holder provides a properly executed:

  •
  IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the amortizing notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States.

          Except as described below in "— Foreign Investment in Real Property Tax Act", the 30% United States federal withholding tax will generally not apply to any gain realized on the sale, exchange, or other disposition by a non-U.S. holder of the Units, amortizing notes, purchase contracts or Common Stock acquired under the purchase contract.

          Subject to the discussion below regarding effectively connected income, dividends paid on Common Stock acquired under a purchase contract and any constructive dividends resulting from certain adjustments, or failure to make adjustments, to the settlement rate of the purchase contracts

(see "— U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends") paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as discussed further below. Any applicable withholding taxes imposed in connection with a constructive distribution may be withheld from payments made on the applicable Units or purchase contract. If any withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against subsequent payments on the applicable Units or purchase contracts (including any payments, including Common Stock, received upon the settlement of the purchase contracts). Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment, or, in certain cases involving individual holders, a fixed base) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, as further described under "— United States Federal Income Tax" below. To obtain this exemption, a non-U.S. holder must provide a valid IRS Form W-8ECI properly certifying such exemption.

          A non-U.S. holder of a Unit, Common Stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate for dividends or constructive dividends and avoid backup withholding will be required (a) to provide the applicable withholding agent with a properly executed, valid IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the non-U.S. holder holds Units, Common Stock or a purchase contract through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. You are urged to consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty.

          A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be entitled to a refund of any excess amounts withheld if the non-U.S. holder timely files an appropriate claim for refund with the IRS.

United States Federal Income Tax

          If a non-U.S. holder is engaged in a trade or business in the United States and interest on the amortizing notes or dividends on our Common Stock (or constructive dividends on the purchase contracts) are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment, or, in certain cases involving individual holders, a fixed base, such holder will be subject to United States federal income tax on the interest or dividends on a net income basis (although exempt from the 30% withholding tax), in the same manner as if the U.S. holder were a United States person as defined under the Code. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. In addition, a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. For this purpose, interest on the amortizing notes or dividends on our Common Stock and constructive dividends on the purchase contracts will be included in earnings and profits.

          Upon a disposition of Units, a non-U.S. holder will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units. Any gain realized on the disposition of an amortizing note, purchase contract or share of Common Stock generally will not be subject to United States federal income tax unless:

  •
  that gain or income is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder, or, in certain cases involving individual holders, a fixed base); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  in the case of a purchase contract or our Common Stock, we are or have been a "United States real property holding corporation" for United States federal income tax purposes (see the discussion below under "— Foreign Investment in Real Property Tax Act").

          An individual non-U.S. holder described in the first bullet above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Foreign Investment in Real Property Tax Act

          Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

United States Federal Estate Tax

          The estate of an individual who is not a U.S. citizen or resident (as specifically determined for United States federal estate tax purposes) will not be subject to United States federal estate tax on the amortizing notes beneficially owned by such holder at the time of such holder's death, provided that any payments made to the holder on the amortizing notes would be eligible for exemption from the 30% withholding tax under the portfolio interest exemption described above under "— U.S. Federal Withholding Tax" without regard to the certification requirement described in the fourth bullet point regarding portfolio interest.

          Common Stock acquired under a purchase contract and owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically determined for United States federal estate tax purposes) at the time of the individual's death will be included in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

          A purchase contract owned by such an individual at the time of the individual's death may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

          Distributions (including deemed dividends) and interest paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions and interest generally will be reported to the IRS. Copies of the information returns reporting such distributions and interest and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement for the exchange of information.

          A non-U.S. holder will not be subject to backup withholding on payments received on the amortizing notes or Common Stock if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

          Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Additional Withholding Requirements

          Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends and interest paid on our Units, amortizing notes, purchase contracts or Common Stock, as applicable, to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN or W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN or W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). An intergovernmental agreement between the United States and the entity's jurisdiction may modify these requirements. If a dividend or payment, as applicable, is both subject to withholding under FATCA and subject to the withholding tax discussed above under "— U.S. Federal Withholding Tax," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax upon filing a United States federal income tax return containing the required information (which may entail significant administrative burden). You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Units, amortizing notes, purchase contracts and Common Stock.

CERTAIN ERISA CONSIDERATIONS

          The following is a summary of certain considerations associated with the purchase and holding of the Units, the Common Stock issuable upon settlement of the purchase contracts and the amortizing notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a "Plan").

General Fiduciary Matters

          ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a "Covered Plan") and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

          In considering an investment in the Units, the Common Stock issuable upon settlement of the purchase contracts and/or amortizing notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

          Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

          The acquisition, holding and/or disposition of the Units, the Common Stock issuable upon settlement of the purchase contracts or the amortizing notes by a Covered Plan with respect to which we or an underwriter or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a "PTCE") that may apply to the acquisition and holding of the Units, the Common Stock issuable upon settlement of the purchase contracts or the amortizing notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under

Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from certain prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such Covered Plan or a relationship to such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided, further, that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring holding the Units, the Common Stock issuable upon settlement of the purchase contracts or the amortizing notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any of the foregoing exemptions or any other exemption will be satisfied.

          Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the Units, Common Stock issuable upon settlement of the purchase contracts, amortizing notes or any interest therein.

          Because of the foregoing, neither the Units or their constituent parts may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

          Accordingly, by its acceptance of the Units, Common Stock issued upon settlement of the purchase contracts or amortizing notes, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Units, the Common Stock upon settlement of the purchase contracts or amortizing notes, or any interest therein constitutes assets of any Plan or (ii) (1) the acquisition, holding and disposition of the Units, Common Stock issuable upon settlement of the purchase contracts or amortizing notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) acknowledge and agree that neither the issuer, underwriters or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to any Plan in connection with the Plan's acquisition, holding or disposition of the Units, Common Stock issuable upon settlement of the purchase contracts or amortizing notes, as applicable.

          The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Units, Common Stock issuable upon settlement of the purchase contracts or amortizing notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the Units or any of its constituent parts should consult and rely on their own counsel and advisers as to whether such an investment is suitable for the Plan. The sale of any of the Units, Common Stock issuable upon settlement of the purchase contracts or amortizing notes to any Plan is in no respect a representation by us, an Underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

 BOOK-ENTRY PROCEDURES AND SETTLEMENT

          The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

          Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

          So long as the depositary or its nominee is the registered owner of a global security, we, the trustee and the purchase contract agent will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

          As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

          Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

Definitive Securities and Paying Agents

          Book-entry securities represented by a global security will be exchanged for definitive (paper) securities only if:

  •
  the depositary is at any time unwilling or unable to continue as depositary for such security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days; or

  •
  an Event of Default with respect to the amortizing notes, or any failure on the part of us to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and a beneficial owner requests that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

          The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

          If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under "— Notices." Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the "holders" of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

          Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as we and it may require.

          In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

          In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office specified in the purchase contract agreement or the indenture, as applicable. A form of such instrument of transfer will be obtainable at the relevant office. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

          So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. So long as the amortizing notes are in the form of global securities, any notice will be deemed to have been given on the date given to DTC or the alternative clearing system, as the case may be.

UNDERWRITING

          We and the underwriters named below have entered into an underwriting agreement with respect to the Units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Units indicated in the following table. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are the representatives of the underwriters.

Name	Number of Units
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
BofA Securities, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Evercore Group L.L.C.
Stifel, Nicolaus & Company, Incorporated

Total

          The underwriters are committed to take and pay for all of the Units being offered, if any are taken.

          The following table shows the per Unit and total underwriting discounts and commissions to be paid by us to the underwriters.

Per Unit	$
Total	$

          Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. After the initial offering of the Units, the representatives may change the offering price and the other selling terms. The offering of the Units by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. Sales of Units made outside of the United States may be made by affiliates of the underwriters.

          We, our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of each of the representatives.

          The Units are a new issue of securities with no established trading market. We have applied to list the Units on the NYSE under the symbol "ELAT," subject to satisfaction of its minimum listing standards. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued.

          In connection with the offering, the underwriters may purchase and sell Units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing Units in the open market. Stabilizing transactions consist of various bids for or purchases of Units made by the underwriters in the open market prior to the completion of the offering.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts and commissions received by it because the representatives have repurchased Units sold by or for the account of such underwriter in stabilizing or short covering transactions.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Units. As a result, the price of the Units may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

          We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $2.0 million. We have agreed to reimburse the underwriters for expenses related to the clearance of the offering with the Financial Industry Regulatory Authority up to $25,000 and the qualification of the Units under state securities laws up to $15,000.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, Goldman Sachs & Co. LLC is acting as our financial advisor in connection with the Acquisition, for which they are receiving customary fees and expenses. Also in connection with the Acquisition, certain of the underwriters and/or their affiliates have provided committed financing under the Bridge Facility, pursuant to which they receive customary commitment fees in connection with their respective commitments and, in the event we borrow under the Bridge Facility, would receive certain additional funding and other fees. Although we do not currently expect to incur any borrowings under the Bridge Facility, we may be required to borrow under the Bridge Facility if we do not generate sufficient net proceeds from this offering of Tangible Equity Units, the concurrent offering of Common Stock and the Debt Financings to finance the Acquisition and pay related fees and expenses. Certain of the underwriters and/or their affiliates are also lenders under the Existing Term Facility. We expect to use the proceeds of the Debt Financings to refinance the Existing Term Facility. The underwriters in this offering are also acting as underwriters in our concurrent Common Stock offering, for which they will receive customary fees.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

          The Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), whether that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document, if required by Regulation (EU) No 1286/2014, as amended, for offering or selling the Units or otherwise making them available to retail investors in the EEA, has been or will be prepared.

United Kingdom

          In the UK, this prospectus supplement is only addressed to and directed to qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Canada

          The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

          The Units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong

Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units may not be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

          Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Units under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

          Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the Units under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

          The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the "FIEA"). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

          Certain legal matters in connection with the offering of the securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and Barnes & Thornburg LLP. The underwriters have been represented by Ropes & Gray LLP.

EXPERTS

Elanco

          The consolidated and combined financial statements of Elanco Animal Health Incorporated appearing in Elanco Animal Health Incorporated's Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Bayer Animal Health Business

          The financial statements of the Animal Health Business of Bayer Aktiengesellschaft as of and for the years ended December 31, 2016, 2017 and 2018, incorporated in this prospectus by reference have been audited by Deloitte GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Elanco Animal Health Incorporated

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

        We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

        These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

        Our common stock is traded on the New York Stock Exchange under the symbol "ELAN." If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

        Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Incorporation by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC's website at www.sec.gov.

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under "Where You Can Find More Information," in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement or freewriting prospectus related thereto, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

        In this prospectus, the terms "Elanco," the "Company," "we," "us" and "our" refer to Elanco Animal Health Incorporated, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC's website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.elanco.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

        As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed on February 20, 2019), including portions of our Proxy Statement for the 2019 annual meeting of shareholders (filed on April 3, 2019) to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (filed on May 14, 2019), June 30, 2019 (filed on August 13, 2019) and September 30, 2019 (filed on November 8, 2019);

  •
  our Current Reports on Form 8-K filed on March 13, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), April 26, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), May 9, 2019 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), July 18, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), August 9, 2019, August 20, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 30, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), October 17, 2019, December 9, 2019, December 20, 2019, January 17, 2020 and January 21, 2020 (Item 8.01 and the exhibits incorporated by reference); and

  •
  the description of Elanco's capital stock set forth in Elanco's Registration Statement on Form 8-A filed on September 18, 2018, and any amendment or report filed with the SEC for the purpose of updating that description.

        All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.elanco.com) is not incorporated into this prospectus.

        You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Elanco Animal Health Incorporated
Attention: Michael-Bryant Hicks
2500 Innovation Way
Greenfield, IN 46140
Telephone: (877) 352-6261

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" includes forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:

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  heightened competition, including from innovation or generics;

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  the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

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  changes in regulatory restrictions on the use of antibiotics in food animals;

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  our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

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  consolidation of our customers and distributors;

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  an outbreak of infectious disease carried by food animals;

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  the success of our research and development ("R&D") and licensing efforts;

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  our ability to complete acquisitions and successfully integrate the businesses we acquire, including obtaining the necessary antitrust approvals for, and successfully integrating, the Bayer Aktiengesellschaft's ("Bayer") animal health business (the "Bayer Animal Health Business");

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  our ability to obtain financing for the acquisition of the Bayer Animal Health Business on favorable terms;

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  misuse, off-label or counterfeiting use of our products;

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  unanticipated safety, quality or efficacy concerns associated with our products;

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  the impact of weather conditions and the availability of natural resources;

  •
  disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

  •
  the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

  •
  risks related to our presence in emerging markets;

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  changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

  •
  the impact of global macroeconomic conditions; and

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  the effect on our business resulting from our separation from Eli Lilly & Co. ("Lilly"), including the various costs associated with transition to a stand-alone entity.

        There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the "Risk Factors" section herein, any prospectus supplement, and in the documents incorporated herein by reference.

        All forward-looking statements speak only as of the date of this prospectus, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

THE COMPANY

        Founded in 1954 as part of Lilly, Elanco is a premier animal health company that innovates, develops, manufactures and markets products for companion and food animals. Headquartered in Greenfield, Indiana, we are the fourth largest animal health company in the world, with over $3 billion in revenue for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis. We offer a diverse portfolio of more than 125 brands that make us a trusted partner to veterinarians and food animal producers in more than 90 countries.

        For a description of our business, financial condition, results of operations and other important information regarding Elanco, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information." More information about us is also available through our website at www.elanco.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

        Our principal executive offices are located at 2500 Innovation Way, Greenfield, Indiana 46140, telephone (877) 352-6261.

 RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see "Incorporation by Reference." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

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  repurchases of shares of our common stock;

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  debt repayment;

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  working capital;

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  research and development expenditures; and/or

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  capital expenditures.

        We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of Elanco's capital stock and important provisions of Elanco's amended and restated articles of incorporation and amended and restated bylaws. This summary does not purport to be complete and is subject to and qualified by Elanco's amended and restated articles of incorporation and amended and restated bylaws and by the provisions of applicable law.

        Elanco's authorized capital stock is comprised of 6,000,000,000 shares, which are made up of (i) 5,000,000,000 shares of Elanco common stock and (ii) 1,000,000,000 shares of preferred stock, no par value, the rights and preferences of which may be established from time to time by Elanco's board of directors.

        As of December 31, 2019, there were 373,011,513 outstanding shares of Elanco common stock and no outstanding shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        The holders of Elanco common stock are entitled to one vote per share on all matters submitted to a vote of Elanco's shareholders (including the election or removal of directors), and do not have cumulative voting rights. Directors are elected by a plurality of the votes entitled to be cast. Except as otherwise provided in Elanco's amended and restated articles of incorporation or as required by law, all matters to be voted on by Elanco's shareholders other than matters relating to the election and removal of directors will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.

Dividend Rights

        Holders of Elanco common stock will share equally in any dividends that may be declared by Elanco's board of directors out of funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of Elanco's affairs, holders of Elanco common stock would be entitled to share ratably in Elanco's assets that are legally available for distribution to shareholders. If Elanco has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, Elanco must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of Elanco common stock.

Other Rights

        Holders of Elanco common stock do not have preemptive or other rights to subscribe for additional shares of Elanco's stock. All outstanding shares of Elanco common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Elanco common stock will be subject to those of the holders of any shares of preferred stock that Elanco may issue in the future.

Registration Rights

        Pursuant to the Share and Asset Purchase Agreement, dated August 20, 2019 (the "Purchase Agreement"), between us and Bayer, we have agreed to issue a number of shares of our common stock, equal to approximately $2.28 billion divided by the volume weighted average trading price of our common stock on the New York Stock Exchange for the twenty consecutive trading days ending on the day before the closing of the purchase of the Bayer Animal Health Business following the satisfaction or waiver of certain conditions (the "Acquisition") (the "Consideration Shares") as part of the consideration to acquire the Bayer Animal Health Business. The number of Consideration Shares is subject to a minimum share number of 92.5% and a maximum share number of 107.5% of the baseline share number of approximately $2.28 billion divided by an initial share price of $33.60, and is subject to adjustment for dividends declared on our common stock.

        In connection with our agreement to issue Bayer the Consideration Shares, we have agreed to use our reasonable best efforts to file a shelf registration statement with the SEC within 60 days after the closing date of the Acquisition. The Purchase Agreement provides that Bayer may request that we complete underwritten offerings with respect to the Consideration Shares, subject to limitations on minimum offering size. The completion of the Acquisition is subject to the satisfaction of certain customary closing conditions, including the receipt of antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Acquisition in specified jurisdictions. Bayer will receive the Consideration Shares at completion of the Acquisition.

        Registration expenses.    We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the Purchase Agreement. We have also agreed to pay the fees and expenses of one counsel to Bayer. Bayer is responsible for any applicable underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Consideration Shares.

        Indemnification.    Under the Purchase Agreement, we are obligated to indemnify (or make contribution to, as applicable) Bayer for certain liabilities under securities (or other similar) laws. In limited situations, Bayer is obligated to indemnify (or make contribution to, as applicable) us for losses relating to the information provided by or failed to be provided by Bayer, as applicable, in any registration statement, prospectus or related document.

        Transfer.    For the twelve months following the closing of the Acquisition, Bayer is subject to certain lock-up restrictions with respect to the transfer of the Consideration Shares, subject to certain specified exceptions: (i) in the three months following the closing of the Acquisition, Bayer may not transfer any portion of the Consideration Shares; (ii) from the date that is three months following the closing until the date that is six months following the closing, Bayer may transfer no more than 50% of the Consideration Shares received at closing; (iii) from the date that is six months following the closing until the date that is nine months following the closing, Bayer may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received by Bayer at the closing; and (iv) from the date that is nine months following the closing date until the date that is 12 months following the closing Bayer may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received at closing.

        Standstill.    For so long as Bayer beneficially owns four percent or more of our outstanding common stock, they will be subject to certain customary "standstill" restrictions that generally restrict them from, among other things: (i) acquiring beneficial ownership of any additional shares of our common stock; or (ii) offering or publicly announcing any tender offer, exchange offer or merger in respect of our common stock.

        Term.    The registration rights will remain in effect with respect to any shares of our common stock covered by the Purchase Agreement until:

  •
  such shares have been sold pursuant to an effective registration statement under the Securities Act;

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  such shares have been sold pursuant to Rule 144 under the Securities Act; or

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  such shares may be sold pursuant to Rule 144 under the Securities Act without being subject to the volume or manner of sale restrictions in such rule and Bayer holds no more than 1% of our outstanding shares.

        The foregoing description of Bayer's registration rights (and associated lock-up and standstill restrictions) pursuant to the Purchase Agreement is qualified in its entirety by reference to the Annex 27 to the Purchase Agreement, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.

Preferred Stock

        Elanco's board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by Elanco's shareholders. Any preferred stock so issued may rank senior to Elanco's common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Elanco without further action by the shareholders and may adversely affect the voting and other rights of the holders of Elanco common stock. Elanco's board of directors has not authorized the issuance of any shares of preferred stock, and Elanco has no agreements or plans for the issuance of any shares of preferred stock.

Anti-takeover Effects of Provisions of Elanco's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

        Elanco's amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by shareholders.

Special Meetings

        Elanco's amended and restated bylaws provide that special meetings of holders of common stock may be called only by Elanco's board of directors or the Chairman of the board of directors. Holders of Elanco's common stock are not permitted to call a special meeting or to require that Elanco's board of directors call a special meeting of shareholders.

Advance Notice Procedures

        Elanco's amended and restated bylaws include an advance notice procedure for the nomination, other than by or at the direction of Elanco's board of directors, of candidates for election as directors as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, Elanco's amended and restated bylaws provide that notice of intent to nominate a director or raise business at such meetings must be received by Elanco not less than 120 days nor more than

150 days prior to the date on which Elanco's proxy statement is released to shareholders in connection with the previous year's annual meeting, or in the event that no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the proposing shareholder to be timely must be received not later than the close of business on the later of 120 days in advance of such meeting or 10 days following the date on which public disclosure of the date of the meeting is first made and, in each case, must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the shareholder submitting the proposal.

Classified Board

        Elanco's amended and restated articles of incorporation and Elanco's amended and restated bylaws provide for Elanco's board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms of office. Approximately one-third of Elanco's board of directors will be elected each year to three-year terms of office, and Elanco's directors (other than directors appointed by holders of preferred stock) may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of Elanco's outstanding voting stock.

        Under Section 23-1-39-1 of the Indiana Business Corporation Law (the "IBCL"), only Elanco's board of directors can amend, and shareholders do not have the right to amend, Elanco's amended and restated bylaws.

Certain Provisions of the Indiana Business Corporation Law

Shareholder Action by Unanimous Written Consent

        Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of Elanco common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisition

        Elanco's amended and restated articles of incorporation provide that Chapter 42 of the IBCL does not apply to Elanco. However, Elanco could elect to be subject to Chapter 42 in the IBCL in the future. Chapter 42 of the IBCL is designed to protect minority shareholders in the event that a shareholder acquires shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more). Upon the acquisition of control shares, the approval of the rights of the acquirer to vote the shares in excess of each level of ownership (and shares acquired in transactions deemed related) must be obtained from a majority of the disinterested shareholders before the acquiring shareholder may vote such shares. Under certain circumstances, including in the event that shareholder approval is not obtained, the shares held by the acquirer may be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision.

Certain Business Combinations

        Under the business combinations provision of the IBCL, or Chapter 43, any shareholder who acquires a 10%-or-greater ownership position in an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act (and that, like us, has not opted-out of this provision) is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. If such board approval is not obtained, then five years after a 10% shareholder has become such, a business combination with the 10% shareholder is permitted if all provisions of the articles of the corporation are complied with and either a majority of disinterested shareholders approves the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL. An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election.

Limitations on Liability and Indemnification of Officers and Directors

        Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed that the conduct was in the corporation's best interests and in all other cases, the individual reasonably believed that the conduct was not against the best interests of the corporation; and in the case of criminal proceedings, the individual either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

        Elanco's amended and restated articles of incorporation and amended and restated bylaws provide for indemnification, to the fullest extent permitted by the IBCL, of Elanco's directors, officers and employees against liability and reasonable expenses that may be incurred by them, arising out of any threatened, pending or completed investigation, claim, suit or proceeding, whether civil, administrative, investigative or criminal, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action, or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in Elanco's best interest, or in the case of conduct not in the individual's official capacity with Elanco, did not act in opposition to Elanco's best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful. Elanco's amended and restated bylaws provide for mandatory advancement of expenses to such persons provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.

        The IBCL permits Elanco to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with us, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Elanco will maintain such insurance for its directors, officers and employees and those of Elanco's subsidiaries, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act.

Transfer Agent and Registrar

        The transfer agent and registrar for Elanco's common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Elanco Animal Health Incorporated. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

        Debt securities will be issued under one or more supplemental indentures to the Indenture, dated as of August 28, 2018 (the "indenture"), between us and Deutsche Bank Trust Company Americas, as trustee. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

        The debt securities will represent direct, general obligations of Elanco Animal Health Incorporated, and:

  •
  may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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  may be issued in one or more series with the same or various maturities;

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  may be issued at a price of 100% of their principal amount or at a premium or discount;

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  may be issued in registered form and certificated or uncertificated form; and

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  may be represented by one or more global debt securities registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

        The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

  •
  the title of the debt securities of the series (which will distinguish the debt securities of the series from all other debt securities);

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  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, and except for any debt securities which are deemed never to have been authenticated and delivered hereunder);

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  the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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  the date or dates on which the principal of the debt securities of the series is payable and/or the method by which such date or dates shall be determined;

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  the rate or rates (or method for establishing the rate or rates) at which the debt securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the regular record date for the interest payable on any interest payment date (or method for establishing such date or dates);

  •
  the place or places where the principal of (and premium, if any) and interest on debt securities of the series will be payable;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

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  if other than such currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any) and/or interest on the debt securities of the series will be payable;

  •
  if the principal of (and premium, if any) and/or interest on the debt securities of the series are to be payable, at our election or any holder, in a currency or currencies (including composite currencies) other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

  •
  if the amounts of payments of principal of (and premium, if any) and/or interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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  in the case of debt securities of a series the terms of which are not established, the adoption and applicability, if any, to such debt securities of any terms and conditions;

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  whether the debt securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities;

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  any additional or different events of default that apply to debt securities of the series, and any change in the right of the trustee or the holders of such debt securities to declare the principal thereof due and payable;

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  any additional or different covenants that apply to debt securities of the series;

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  the form of the debt securities of the series; and

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  any other terms of the series (which terms shall not contradict the provisions of the indenture).

        The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

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  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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  debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

        All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

        The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

  •
  any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

  •
  the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

  •
  any other matter relating to the actions and practices of the depositary, its nominee or its participants.

        Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name."

        If we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof.

Certain Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

        Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:

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  default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

  •
  failure to pay interest on the debt securities of that series within 30 days of the due date;

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  failure to make a deposit of any sinking fund payment of the debt securities of that series when and as due;

  •
  failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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  certain events of bankruptcy, insolvency or reorganization affecting us.

        A prospectus supplement may omit, modify or add to the foregoing events of default.

        An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 33% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

        If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 33% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

        The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against any costs, expenses or liabilities. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that would subject the trustee to a risk of personal liability for which the trustee has not received reasonably satisfactory indemnification and/or security. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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  the holder or holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

        The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after the trustee has gained knowledge of the default. Except in the case of a default in the payment of the principal or premium, if any, or interest with respect to any debt security of a series or in the payment of any sinking fund installment with respect to any debt security of a series, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of such series.

        The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 10 business days after becoming aware of the occurrence thereof, written notice of certain defaults and events of default.

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

        Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

        No such modification or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of, the principal of, or any installment of principal of or interest on debt securities;

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  reduce the principal amount of debt securities or the rate of interest thereon or any premium payable upon the redemption thereof;

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  reduce the amount of the principal of an original issue discount for debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof;

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  adversely affect any right of repayment of debt securities at the holder's option;

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  change any place of payment where, or the currency in which, debt securities or any premium or the interest thereon is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities (or, in the case of redemption, on or after the redemption date);

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  modify the debt securities of any series to subordinate such debt securities to other indebtedness;

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  reduce the percentage in principal amount of the outstanding debt securities of the series for such outstanding debt security;

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  reduce the consent of holders for debt securities that is required for any supplemental indenture or that is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture; or

  •
  make any change in the amendment provisions which require each holder's consent or in the waiver provision, subject to limited exceptions for the waiver provision.

        Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

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  to evidence our succession and the assumption by any such successor of our covenants and the debt securities;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us;

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  to add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

  •
  to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of new debt securities, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to make a change to the debt securities of any series that does not materially adversely affect the rights of any holder of the debt securities of such series;

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  to establish the form or terms of debt securities of any series as permitted;

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  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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  to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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  to add guarantees with respect to, or to secure, the debt securities of any series; or

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  to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Mergers and Sales of Assets

        The indenture provides that we will not consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Elanco, is a person organized and existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of our obligations under the indenture and the debt securities; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and (iii) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Elanco under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

        Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

        In addition, we will have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

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  the title of such debt warrants;

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  the offering price for such debt warrants, if any;

  •
  the aggregate number of such debt warrants;

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  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution or adjustment provisions of such debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

        The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

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  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the offered securities purchasable upon exercise of such warrants;

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  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the antidilution provisions of such warrants, if any;

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  the redemption or call provisions, if any, applicable to such warrants; and

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  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

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  the date of determining the security holders entitled to the rights distribution;

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  the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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  the exercise price;

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  the conditions to completion of the rights offering;

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  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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  any applicable federal income tax considerations.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF THE PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a "prepaid security," upon release to a holder of any collateral securing such holder's obligations under the original contract.

        The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

 DESCRIPTION OF THE UNITS

        We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any prospectus supplement related to any particular units will describe, among other things:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  if appropriate, any special United States federal income tax considerations applicable to the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We may offer and sell the securities in any one or more of the following ways:

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  to or through underwriters, brokers or dealers;

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  directly to one or more other purchasers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  through agents on a best-efforts basis; or

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  otherwise through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

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  sell securities short and deliver the securities to close out short positions;

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  enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

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  loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

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  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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  any commissions allowed or paid to agents;

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  any other offering expenses;

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  any securities exchanges on which the securities may be listed;

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  the method of distribution of the securities;

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  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

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  at a fixed price or prices that may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        Such sales may be effected:

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  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in transactions in the over-the-counter market;

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  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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  through the writing of options; or

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  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any securities offered under this prospectus will be listed on the New York Stock Exchange (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

        The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

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  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

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  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and Barnes & Thornburg LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Elanco

        The consolidated and combined financial statements of Elanco Animal Health Incorporated appearing in Elanco Animal Health Incorporated's Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Bayer Animal Health Business

        The financial statements of the Animal Health Business of Bayer Aktiengesellschaft as of and for the years ended December 31, 2016, 2017 and 2018, incorporated in this prospectus by reference have been audited by Deloitte GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as stated in their report incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

11,000,000 Units

Elanco Animal Health Incorporated

Tangible Equity Units

Goldman Sachs & Co. LLC

Citigroup

J.P. Morgan

BofA Securities

Barclays
BNP PARIBAS
Mizuho Securities
MUFG
Evercore ISI
Stifel

                  , 2020